UNDERLYING SUPPLEMENT NO. ELN-1 (To Prospectus Supplement dated May 26, 2022 and Prospectus dated May 26, 2022, as may be amended)	Registration Statement No. 333-264388 Rule 424(b)(2)

Bank of Montreal

Medium-Term Notes, Series I

Notes Linked to One or More Indices or Exchange-Traded Funds

Bank of Montreal may, from time to time, offer and sell notes linked to one or more equity indices (each, an “Index” and collectively, the “Indices”) or exchange-traded funds (each, a “Fund” and collectively, the “Funds”), or any combination thereof. Bank of Montreal will issue the notes as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series I,” which is more fully described in the accompanying prospectus supplement. This prospectus supplement, which we refer to as an “underlying supplement,” describes potential Indices and Funds to which the securities may be linked. This underlying supplement supplements the disclosure in any pricing supplement that may reference it, any applicable product supplement, the accompanying prospectus supplement and prospectus. A separate pricing supplement will describe terms that apply to specific issuances of the securities and may include changes to the description of any relevant Index or Fund contained in this underlying supplement. If the disclosure in the applicable pricing supplement is inconsistent with the disclosure herein, the disclosure in the applicable pricing supplement will control.

The notes will be senior unsecured debt securities issued by Bank of Montreal. Any payments due on the notes, including any repayment of principal, will be subject to credit risk. If Bank of Montreal defaults on its obligations, you could lose some or all of your investment.

The notes involve risks not associated with an investment in conventional debt securities. See “Risk Factors” on page US-1 of this product supplement, as well as the “Risk Factors” or any similarly titled section of the applicable pricing supplement, any applicable product supplement, the prospectus supplement and the prospectus and the documents incorporated therein by reference for a discussion of risks relating to each particular issuance of notes.

The notes are the unsecured obligations of Bank of Montreal, and, accordingly, all payments are subject to credit risk. If Bank of Montreal defaults on its obligations, you could lose some or all of your investment. The notes are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Canada Deposit Insurance Corporation, the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency. The notes are not subject to conversion into Bank of Montreal’s common shares under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these notes or passed upon the accuracy or adequacy of this underlying supplement or the accompanying pricing supplement, any applicable product supplement, the prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

We may use this underlying supplement in the initial sale of the notes. In addition, BMO Capital Markets Corp. or one of our other affiliates may use this underlying supplement in a market-making transaction in the notes after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this underlying supplement is being used in a market-making transaction.

BMO CAPITAL MARKETS
The date of this underlying supplement is November 25, 2024.

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ADDITIONAL INFORMATION ABOUT THIS UNDERLYING SUPPLEMENT

You should read this underlying supplement, together with the accompanying prospectus supplement and the prospectus, any applicable product supplement and the applicable pricing supplement, which together contain a description of the terms of the notes to be offered and other relevant disclosures, and which supersede all prior or contemporaneous oral statements as well as any other written materials.

You should carefully consider, among other things, the matters set forth under the “Risk Factors” or any similarly titled section of any applicable product supplement and the applicable pricing supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in the applicable pricing supplement, underlying product supplement, any product supplement, the prospectus supplement or the prospectus with respect to the notes offered by the applicable pricing supplement and with respect to us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information in each of the applicable pricing supplement, this underlying supplement, any product supplement, the prospectus supplement and the prospectus may be accurate only as of the date of that document.

Index Licenses. Prior to offering any notes linked to an index described in this underlying supplement, we will have an agreement with the sponsor of such index, providing us and certain of our affiliates or subsidiaries with a non-exclusive license with the right to use such index in connection with certain securities, including the notes offered by us. In this underlying supplement, we have provided the language that the license agreement provides or is expected to provide must be stated in this underlying supplement. Although we anticipate that we will continue to enter into and renew such licenses, any such license could be terminated upon the occurrence of certain events in the future.

As used in this underlying supplement, “we,” “us” and “our” refer only to Bank of Montreal.

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RISK FACTORS

For risk factors specific to any of the Indices or Funds to which your securities are linked, please see the “Risk Factors” or any similarly titled section of any applicable product supplement and the applicable pricing supplement.

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DESCRIPTION OF INDICES

The Dow Jones Industrial Average®

We obtained all information contained in this underlying supplement regarding the Dow Jones Industrial Average®, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. The Dow Jones Industrial Average® is an index calculated, published and disseminated by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, the Dow Jones Industrial Average® at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the Dow Jones Industrial Average® in connection with the offer and sale of notes.

In addition, information about the Dow Jones Industrial Average® may be obtained from other sources including, but not limited to, the Dow Jones Industrial Average® sponsor’s website (including information regarding the sector weightings of the Dow Jones Industrial Average®). We are not incorporating by reference into this underlying supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Dow Jones Industrial Average® is accurate or complete.

The Dow Jones Industrial Average® is reported by Bloomberg L.P. under the ticker symbol “INDU.”

General

The Dow Jones Industrial Average® is a price-weighted index that measures the performance of 30 U.S. blue-chip companies. Except for the Global Industry Classification Standard (“GICS®”) transportation industry group from the industrials sector and the utilities sector, the Dow Jones Industrial Average® includes constituents from a variety of sectors.

The Dow Jones Industrial Average® is price-weighted rather than market capitalization-weighted, which means that weightings are based only on changes in the stocks’ prices, rather than by both price changes and changes in the number of shares outstanding. The value of the Dow Jones Industrial Average® is the sum of the primary exchange prices of each of the 30 component stocks included in the Dow Jones Industrial Average® divided by a divisor. The divisor used to calculate the price-weighted average of the Dow Jones Industrial Average® is not simply the number of component stocks; rather, the divisor is adjusted to smooth out the effects of price-impacting corporate actions, including price adjustments, special dividends, stock splits and rights offerings. The index divisor will also adjust in the event of an addition to or deletion from the Dow Jones Industrial Average®.

Index Construction and Maintenance

The Dow Jones Industrial Average® is maintained by a committee, which is currently composed of three representatives of S&P Dow Jones and two representatives of The Wall Street Journal (the “Averages Committee”). The Averages Committee meets regularly. At each meeting, the Averages Committee reviews pending corporate actions that may affect constituents of the Dow Jones Industrial Average®, statistics comparing the composition of the indices to the market, companies that are being considered as candidates for addition to an index, and any significant market events. In addition, the Averages Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

The index universe consists of securities in the S&P 500® Index, excluding stocks classified under GICS® code 2030 (Transportation) and 55 (Utilities). While stock selection is not governed by quantitative rules, a stock typically is added only if the company has an excellent reputation, demonstrates sustained growth and is of interest to a large number of investors. Since the Dow Jones Industrial Average® is price-weighted, the Averages Committee evaluates stock price when considering a company for inclusion. The Averages Committee monitors whether the highest-priced stock in the Dow Jones Industrial Average® has a price more than 10 times that of the lowest. Maintaining adequate sector representation within the Dow Jones Industrial Average® is also a consideration in the selection process for the Dow Jones Industrial Average®. Companies should be incorporated and headquartered in the United States, and a plurality of revenues should be derived from the United States.

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Changes to the Dow Jones Industrial Average® are made on an as-needed basis. There is no annual or semi-annual reconstruction. Rather, changes in response to corporate actions and market developments can be made at any time. Constituent changes are typically announced one to five days before they are scheduled to be implemented.

Multiple Share Classes. Each company in the Dow Jones Industrial Average® is represented once by the primary listing, which is generally the most liquid share line.

Other Adjustments. In cases where there is no achievable market price for a stock being deleted, it can be removed at a zero or minimal price at the discretion of the Averages Committee, in recognition of the constraints faced by investors in trading bankrupt or suspended stocks.

The table below summarizes the treatment of certain corporate actions.

Corporate Action	Treatment

Company addition/deletion

Addition Only

A stock is added to the Dow Jones Industrial Average® at a weight determined by the price of the added stock relative to all other index constituents. There is a divisor adjustment.

Deletion Only

The weights of all stocks in the Dow Jones Industrial Average® will proportionally change but relative weights will stay the same. The index divisor will change.

Split/reverse split	Stock price is adjusted by the split ratio. Shares outstanding are not adjusted by the split ratio. There is a divisor adjustment.

Spin-off	Any potential impacts on index constituents from a spin-off are evaluated by the Averages Committee on a case-by-case basis. The price of the parent company is adjusted to the price of the parent company minus (the price of the spun-off company/share exchange ratio). The index divisor adjusts simultaneously.

Ordinary dividend	When a company pays an ordinary cash dividend, the Dow Jones Industrial Average® does not make any adjustments to the price or shares of the stock. As a result, there are no divisor adjustments to the Dow Jones Industrial Average®.

Special dividend	The stock price is adjusted by the amount of the dividend. There is a divisor adjustment.

Rights offering	All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights. There is a divisor adjustment.

License Agreement

We and S&P Dow Jones have entered into or expect to enter into a non-exclusive license agreement providing for the license to us, and certain of our affiliates, in exchange for a fee, of the right to use indices owned and published by S&P Dow Jones in connection with certain securities, including the notes. The license agreement provides or is expected to provide that the following language must be stated in this underlying supplement.

The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones Trademark Holdings LLC, Standard and Poor’s Financial Services LLC or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities

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generally or in the notes particularly or the ability of the Dow Jones Industrial Average® to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to the Dow Jones Industrial Average® is the licensing of the index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third-party licensors. The Dow Jones Industrial Average® is determined, composed and calculated by S&P Dow Jones Indices without regard to us or the notes. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the notes into consideration in determining, composing or calculating the Dow Jones Industrial Average®. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the Dow Jones Industrial Average® will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by us, but which may be similar to and competitive with the notes. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Dow Jones Industrial Average®. It is possible that this trading activity will affect the value of the notes.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGE® OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGE® OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

S&P® is a registered trademark of Standard & Poor’s Financial Services LLC and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC. These trademarks have been licensed for use by Bank of Montreal. “Dow Jones®”, “DJIA®”, “Dow Jones Industrial Average®” and “The Dow®” are trademarks of Dow Jones Trademark Holdings LLC. The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices and S&P Dow Jones Indices makes no representation regarding the advisability of investing in the notes.

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The FTSE® 100 Index

We obtained all information contained in this underlying supplement regarding the FTSE® 100 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, FTSE Russell, the index sponsor. FTSE Russell is a wholly owned subsidiary of the London Stock Exchange Group plc. The FTSE® 100 Index is an index calculated, published and disseminated by FTSE Russell. FTSE Russell has no obligation to continue to publish, and may discontinue publication of, the FTSE® 100 Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the FTSE® 100 Index in connection with the offer and sale of notes.

In addition, information about the FTSE® 100 Index may be obtained from other sources including, but not limited to, the FTSE® 100 Index sponsor’s website (including information regarding (i) the FTSE® 100 Index’s top five constituents and their respective weightings and (ii) the FTSE® 100 Index’s sector weightings). We are not incorporating by reference into this underlying supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the FTSE® 100 Index is accurate or complete.

The FTSE® 100 Index is reported by Bloomberg L.P. under the ticker symbol “UKX.”

General

The FTSE® 100 Index measures the composite price performance of stocks of the 100 largest companies (determined on the basis of market capitalization) traded on the London Stock Exchange (the “LSE”). Publication of the FTSE® 100 Index began in January 1984.

Composition of the FTSE® 100 Index

The 100 stocks included in the FTSE® 100 Index (the “FTSE Underlying Stocks”) were selected from a reference group of stocks of U.K. companies trading on the LSE that were selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days. The FTSE Underlying Stocks were selected from this reference group by selecting 100 stocks with the largest market value. Where there are multiple lines of listed equity capital in a company, all are included and priced separately, provided that the secondary line’s full market capitalization (i.e., before the application of any investability weightings), is greater than 25% of the full market capitalization of the company’s principal line and the secondary line satisfies the eligibility rules and screens in its own right in all respects. A list of the issuers of the FTSE Underlying Stocks is available from FTSE Russell.

A company will be considered a U.K. company if it is U.K. incorporated, has its sole listing in the United Kingdom and has a minimum free float of 10%. If a company is not incorporated in the U.K., the company will be eligible to be considered a U.K. company if it publicly acknowledges adherence to the principles of the UK Corporate Governance Code, pre-emption rights and the U.K. Takeover Code as far as practicable, and has a minimum free float of 25%. A company will be allocated to a single country.

Companies are required to have greater than 5% of the company’s voting rights (aggregated across all of its equity securities, including, where identifiable, those that are not listed or trading) in the hands of unrestricted shareholders in order to be eligible for index inclusion. The voting rights screen is applied to any potential new constituents on a quarterly basis, and existing constituents will be tested on an annual basis in conjunction with the June review.

The FTSE® 100 Index is overseen and reviewed quarterly by the FTSE Russell Europe, Middle East & Africa Regional Equity Advisory Committee (the “Index Steering Committee”) in order to maintain continuity in the level. The Index Steering Committee undertakes the reviews of the FTSE® 100 Index and ensures that constituent changes and index calculations are made in accordance with the ground rules of the FTSE® 100 Index. The FTSE® 100 Index is reviewed on a quarterly basis in March, June, September and December. Each review is based on data from the close of business on the Tuesday before the first Friday of the review month. Any constituent changes are

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implemented after the close of business on the third Friday of the review month (i.e., effective Monday), following the expiry of the ICE Futures Europe futures and options contracts.

The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules that provide generally for the removal and replacement of a stock from the FTSE® 100 Index if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the Index Steering Committee, to be a viable component of the FTSE® 100 Index. To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization. A constant number of constituents will be maintained for the FTSE® 100 Index. Where a greater number of companies qualify to be inserted in the FTSE® 100 Index than those qualifying to be deleted, the lowest ranking constituents presently included in the FTSE® 100 Index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review. Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest-ranking companies which are presently not included in the FTSE® 100 Index will be inserted to match the number of companies being deleted at the periodic review.

Companies that are large enough to be constituents of the FTSE® 100 Index but do not pass the liquidity test are excluded. They will remain ineligible until the next annual review in June when they will be re-tested against all eligibility screens.

Calculation of the FTSE® 100 Index

The FTSE® 100 Index is an arithmetic weighted index where the weights are the market capitalization of each FTSE Underlying Stock. The FTSE® 100 Index is calculated by summing the free float adjusted market values (or capitalizations) of all FTSE Underlying Stocks within the index divided by the divisor. On the base date, the divisor is calculated as the sum of the market capitalizations of the FTSE Underlying Stocks divided by the initial index value of 1,000. The divisor is subsequently adjusted for any capital changes in the FTSE Underlying Stocks. In order to minimize and/or prevent discontinuities in the FTSE® 100 Index in the event of a corporate action or change in constituents, adjustments are made to the prices used to calculate the FTSE® 100 Index with the goal of ensuring that the changes in the FTSE® 100 Index between two consecutive dates reflects only market movements rather than including change due to the impact of corporate actions or constituent changes. These adjustments are made in an attempt to ensure that the values of the FTSE® 100 Index remain comparable over time and that changes in the level of the FTSE® 100 Index properly reflect the change in value of a portfolio of FTSE Underlying Stocks with weights the same as in the FTSE® 100 Index.

Corporate Events Affecting the FTSE® 100 Index

FTSE Russell applies corporate actions to the FTSE® 100 Index on a daily basis. FTSE Russell has stated as general principles that the treatment of corporate events (a) should reflect how such events are likely to be dealt with in investment portfolios to maintain the portfolio structure in line with the target set out in the index objective and index methodology and (b) should normally be designed to minimize the trading activity required by investors to match the index performance. No assurance can be provided that corporate actions and events will be treated by FTSE Russell in a manner consistent with its statement of general principles.

In addition, FTSE Russell has established guidance for the treatment of corporation actions and events, including, but not limited to, dividends, capital repayments, companies converting to a REIT structure, share buybacks, rights issues, mergers, acquisitions, tender offers, split-offs, spin-offs, bankruptcies, insolvencies, liquidations and trading suspensions. However, because of the complexities involved in some cases, those guidelines are not definitive rules that will determine FTSE Russell’s actions in all circumstances. FTSE Russell reserves the right to determine the most appropriate method of implementation for any corporate event which is not covered by those guidelines or which is of a complex nature.

License Agreement

We and FTSE Russell have entered into or expect to enter into a non-exclusive license agreement providing for the license to us, and certain of our affiliates, in exchange for a fee, of the right to use indices owned and

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published by FTSE Russell in connection with certain securities, including the notes. The license agreement provides or is expected to provide that the following language must be stated in this underlying supplement.

THE NOTES ARE NOT IN ANY WAY SPONSORED, ENDORSED, SOLD OR PROMOTED BY FTSE RUSSELL OR BY THE LONDON STOCK EXCHANGE GROUP COMPANIES AND NEITHER FTSE RUSSELL NOR THE LSE MAKES ANY WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESSLY OR IMPLIEDLY, EITHER AS TO THE RESULTS TO BE OBTAINED FROM THE USE OF THE FTSE® 100 INDEX AND/OR THE FIGURE AT WHICH THE SAID INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DAY OR OTHERWISE. FTSE® 100 INDEX IS COMPILED AND CALCULATED BY FTSE RUSSELL. HOWEVER, NEITHER FTSE RUSSELL NOR THE LSE SHALL BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE FTSE 100® INDEX AND NEITHER FTSE RUSSELL NOR THE LSE SHALL BE UNDER ANY OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

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The MSCI Indices

We obtained all information contained in this underlying supplement regarding the MSCI ACWI Index®, the MSCI EAFE Index® and the MSCI Emerging Markets IndexSM (each, an “MSCI Index” and collectively, the “MSCI Indices”), including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. That information reflects the policies of, and is subject to change by, MSCI Inc. (“MSCI”), the index sponsor. MSCI has no obligation to continue to publish, and may discontinue publication of, the MSCI Indices at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the MSCI Indices in connection with the offer and sale of notes.

In addition, information about the MSCI Indices may be obtained from other sources including, but not limited to, the MSCI Indices sponsor’s website (including information regarding (i) the sector weightings and (ii) the country weightings for the MSCI Indices). We are not incorporating by reference into this underlying supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the MSCI Indices is accurate or complete.

The MSCI ACWI Index®

The MSCI ACWI Index® is a free float-adjusted market capitalization index compiled by MSCI that is designed to measure equity market performance in both the global developed and emerging markets. As of the date of this underlying supplement, the following country indices are included in the MSCI ACWI Index®: (i) the following developed market country indices: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States; and (ii) the following emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Kuwait, Malaysia, Mexico, Peru, the Philippines, Poland, Qatar, Saudi Arabia, South Africa, South Korea, Taiwan, Thailand, Turkey and the United Arab Emirates. MSCI is under no obligation to continue to include these country indices. The component country indices included within the MSCI ACWI Index® are a sampling of equity securities across industry groups in such country’s equity markets. The MSCI ACWI Index® is calculated in U.S. dollars, is an MSCI International Index and is part of the MSCI Global Investable Market Indices, the methodology of which is discussed below. For purposes of the below methodology, all of the country indices included in the MSCI ACWI Index® are classified either as developed market indices or emerging market indices. In addition, the MSCI ACWI Index® is considered a “standard” index, which means it consists of eligible large- and mid-capitalization stocks, as determined by MSCI. The U.S. dollar price return version of the MSCI ACWI Index® is reported by Bloomberg L.P. under the ticker symbol “MXWD.”

The MSCI EAFE Index®

The MSCI EAFE Index® is a free float-adjusted market capitalization index compiled by MSCI that is designed to measure developed market equity performance, excluding the United States and Canada. As of the date of this underlying supplement, the following developed market country indices are included in the MSCI EAFE Index®: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. MSCI is under no obligation to continue to include these country indices. The component country indices included within the MSCI EAFE Index® are a sampling of equity securities across industry groups in such country’s equity markets. The MSCI EAFE Index® is calculated in U.S. dollars, is an MSCI International Index and is part of the MSCI Global Investable Market Indices, the methodology of which is discussed below. For purposes of the below methodology, all of the country indices included in the MSCI EAFE Index® are classified as developed market indices. In addition, the MSCI EAFE Index® is considered a “standard” index, which means it consists of eligible large- and mid-capitalization stocks, as determined by MSCI. The U.S. dollar price return version of the MSCI EAFE Index® is reported by Bloomberg L.P. under the ticker symbol “MXEA.”

The MSCI Emerging Markets Index℠

The MSCI Emerging Markets Index℠ is a free float-adjusted market capitalization index compiled by MSCI that is designed to measure equity market performance in the global emerging markets. As of the date of this underlying supplement, the following emerging market country indices are included in the MSCI Emerging Markets

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Index℠: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Kuwait, Malaysia, Mexico, Peru, the Philippines, Poland, Qatar, Saudi Arabia, South Africa, South Korea, Taiwan, Thailand, Turkey and the United Arab Emirates. MSCI is under no obligation to continue to include these country indices. The component country indices included within the MSCI Emerging Markets Index℠ are a sampling of equity securities across industry groups in such country’s equity markets. The MSCI Emerging Markets Index℠ is calculated in U.S. dollars, is an MSCI International Index and is part of the MSCI Global Investable Market Indices, the methodology of which is discussed below. For purposes of the below methodology, all of the country indices included in the MSCI Emerging Markets Index℠ are classified as emerging market indices. In addition, the MSCI Emerging Markets Index℠ is considered a “standard” index, which means it consists of eligible large- and mid-capitalization stocks, as determined by MSCI. The U.S. dollar price return version of the MSCI Emerging Markets Index℠ is reported by Bloomberg L.P. under the ticker symbol “MXEF.”

Constructing the MSCI Indices

The MSCI Indices are constructed and maintained at an individual market level. MSCI undertakes an index construction process, which involves: (i) defining the equity universe for each market; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules for the Standard Index; and (v) classifying securities under the Global Industry Classification Standard (the “GICS®”).

Defining the Equity Universe

(i)	Identifying Eligible Equity Securities: All listed equity securities, including real estate investment trusts (“REITs”) and certain income trusts in Canada, are eligible for inclusion in the equity universe. Preferred shares that exhibit characteristics of equity securities and stapled securities each of the underlying components of which exhibit characteristics of equity securities are also eligible for inclusion in the equity universe. Limited partnerships, limited liability companies and business trusts, which are listed in the United States and are not structured to be taxed as limited partnerships, are likewise eligible for inclusion in the equity universe. Conversely, mutual funds, exchange-traded funds (“ETFs”), equity derivatives and most investment trusts are not eligible for inclusion in the equity universe.

(ii)	Country Classification of Eligible Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified into market categories, including Developed Markets (“DM”) and Emerging Markets (“EM”). Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A market investable equity universe for a market is derived by (i) identifying eligible listings for each security in the equity universe; and (ii) applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the global investable market indices methodology.

The global investable equity universe is the aggregation of all market investable equity universes.

(i)	Identifying Eligible Listings: A security may have a listing that trades in the country where it is classified (a “local listing”) and/or a listing that trades in a different country (a “foreign listing”). A security may be represented by either a local listing or a foreign listing (including a depositary receipt) in the global investable equity universe as determined by MSCI. A security may be represented by a foreign listing only if the security is classified in a country that meets certain foreign listing materiality requirements, and the security’s foreign listing is traded on an eligible stock exchange of a DM country if the security is classified in a DM country or, if the security is classified in an EM country, an eligible stock exchange of a DM country or an EM country.

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(ii)	Applying Investability Screens: Some of the investability requirements are applied at the individual security level and some at the overall company level, represented by the aggregation of individual securities of the company. As such, the inclusion or exclusion of one security does not imply the automatic inclusion or exclusion of other securities of the same company.

The investability screens used to determine the investable equity universe in each market are as follows:

(a)	Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization. A company will meet this requirement if its cumulative free float-adjusted market capitalization is within the top 99% of the equity universe sorted in descending order by full market capitalization.

(b)	Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

(c)	DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity as measured by the annualized traded value ratio (“ATVR”) and the frequency of trading. In addition to the ATVR and frequency of trading requirements, securities in the MSCI China equity universe will not be eligible for inclusion in the market investable equity universe if the securities are suspended on the price cutoff date of the index review or have been suspended for 50 consecutive business days or more in the past 12 months.

Only one listing per security may be included in the market investable equity universe. In instances when a security has two or more eligible listings that meet the above liquidity requirements, then the following priority rules are used to determine which listing will be used for potential inclusion of the security in the market investable equity universe: (i) local listing; (ii) foreign listing in the same geographical region; and (iii) foreign listing in a different geographical region.

Due to liquidity concerns relating to securities trading at very high stock prices, a security with a stock price above $10,000 will fail the liquidity screening and will not be included in any market investable equity universe. This limitation applies only for securities that are not currently constituents of the MSCI Global Investable Market Indices. Current constituents of the MSCI Global Investable Market Indices will remain in their respective indices even if their stock price passes $10,000.

(d)	Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security’s foreign inclusion factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a market investable equity universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the Standard Index’s ability to fully and fairly represent the characteristics of the underlying market.

(e)	Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large IPOs and large primary / secondary offerings of non-index constituents are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and the Standard Index outside of a quarterly or semi-annual index review.

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(f)	Minimum Foreign Room Requirement: This investability screen is applied at the individual security level. For a security that is subject to a foreign ownership limit to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed must be at least 15%.

(g)	Financial Reporting Requirement: This investability screen is applied at the company level. Companies classified to the United States must file a Form 10-K/10-Q to be eligible for inclusion in the United States investable equity universe.

Defining Market Capitalization Size Segments for Each Market

Once a market investable equity universe is defined, it is segmented into the following size–based indices (the “Size Segment Indices”), with the following free float-adjusted market capitalization market coverage target ranges:

•	Investable Market Index (Large + Mid + Small): 99% +1% or -0.5%

•	Standard Index (Large + Mid): 85% ± 5%

•	Large Cap Index: 70% ± 5%

•	Mid Cap Index: The Mid Cap Index market coverage in each market is derived as the difference between the market coverage of the Standard Index and the Large Cap Index in that market.

•	Small Cap Index: The Small Cap Index market coverage in each market is derived as the difference between the free float-adjusted market capitalization coverage of the Investable Market Index and the Standard Index in that market.

Creating the Size Segment Indices in each market involves the following steps: (i) defining the market coverage target range for each size segment; (ii) determining the global minimum size range for each size segment; (iii) determining the market size segment cutoffs and associated segment number of companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements (which includes minimum free-float market capitalization requirements, minimum foreign room requirements, and exclusions for securities that exhibit extreme price increases).

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

If after the application of the index construction methodology a Standard Index contains fewer than five securities in a DM or three securities in an EM, then the largest securities by free float-adjusted market capitalization among the securities included in the market investable equity universe are added to the Standard Index in order to reach five constituents in that DM or three in that EM. At subsequent index reviews, if the minimum number of securities described above is not met, then after the market investable equity universe is identified, the securities are ranked by free float-adjusted market capitalization, however, in order to increase stability the free float-adjusted market capitalization of the existing index constituents (prior to review) is multiplied by 1.5, and securities are added until the desired minimum number of securities is reached.

Classifying Securities under the Global Industry Classification Standard

All securities in the global investable equity universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with S&P Dow Jones Indices, the GICS®. The GICS® entails four levels of classification: (i) sector; (ii) industry groups; (iii) industries; and (iv) sub–industries. Under the GICS®, each company is assigned uniquely to one sub–industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS®. The GICS® classification of each security is used by MSCI to construct additional indices.

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Constructing and Calculating the Individual Indices

After companies are allocated to their respective size segments and securities are reviewed for complying with the final size segment requirements, the final list of constituents for each Market Size Segment Index is determined. The MSCI Investable Market Indices are composed of the MSCI Standard Indices and the MSCI Small Cap Indices. The MSCI Standard Indices are further subdivided into the MSCI Large Cap and the MSCI Mid Cap Indices. Two or more Market Indices can be combined to form Composite Indices. Market Indices can be grouped either on the basis of market classification definition, geographical regions, economic regions or other criteria.

Index Calculation

The MSCI Indices are calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today’s index level is obtained by applying the change in the market performance to the previous period index levels.

Maintenance of the MSCI Indices

In order to maintain the representativeness of the MSCI Indices, MSCI may make structural changes to the MSCI Indices as a whole by adding or deleting component country indices. In particular, MSCI may add additional component country indices to the MSCI Indices or subtract one or more of its current component country indices prior to the maturity of the securities. Currently, such changes in the MSCI Indices may generally only be made on four dates throughout the year: after the close of the last business day of each February, May, August and November.

Each component country index is maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of such index, and index stability and low index turnover. The maintenance of the component country indices is reflected in the MSCI Indices.

In particular, index maintenance involves quarterly index reviews in February, May, August and November, which include: updating the indices on the basis of a fully refreshed equity universe; taking buffer rules into consideration for migration of securities across size and style segments; and updating FIFs and number of shares (“NOS”).

Corporate Events

In addition, ongoing event-related changes to the MSCI Indices are made as the result of mergers, acquisitions, spin-offs, suspensions, delistings, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. Changes resulting from corporate events involve many aspects, including additions, deletions, changes in NOS, changes in industry classification and changes in foreign inclusion factors and/or domestic inclusion factors as a result of updated free float estimates. These changes generally are reflected in the MSCI Indices at the time of the event. In addition, changes in NOS are consistently coordinated with changes in foreign inclusion factors and/or domestic inclusion factors to attempt to accurately reflect the investability of the underlying securities. Changes resulting from corporate events that could not be implemented on or near the effective dates and where no price adjustment factor is necessary, such as private placements and secondary offerings, are implemented at the following regularly scheduled index review. IPOs that are significant in size and meet the MSCI inclusion criteria may be considered for early inclusion in the Standard Index. If the decision is made to include an IPO early, the inclusion is effective after the close of the security’s tenth day of trading.

Further information about the MSCI corporate events methodology may be obtained from other sources including, but not limited to, the MSCI Indices sponsor’s website. We are not incorporating by reference into this underlying supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the MSCI Indices is accurate or complete.

License Agreement

We and MSCI have entered into or expect to enter into a non-exclusive license agreement providing for the license to us, and certain of our affiliates, in exchange for a fee, of the right to use indices owned and published by

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MSCI in connection with some securities, including the notes. The license agreement provides or is expected to provide that the following language must be stated in this underlying supplement.

THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY BANK OF MONTREAL AND ITS AFFILIATES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THE NOTES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE NOTES OR THE ISSUER OR OWNER OF THE NOTES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THE NOTES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE NOTES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE NOTES ARE REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THE NOTES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE NOTES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, ISSUERS OF THE NOTES, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the notes, or any other person or entity, should use or refer to any MSCI trade name, trade mark or service mark rights to sponsor, endorse, market or promote the notes without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim affiliation with MSCI without the prior written permission of MSCI.

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The MSCI 25/50 Indices

We obtained all information contained in this underlying supplement regarding MSCI Brazil 25/50 Index, the MSCI Korea 25/50 Index, the MSCI Mexico Investable Market (IMI) 25/50 Index and the MSCI Taiwan 25/50 Index (each, an “MSCI 25/50 Index” and collectively, the “MSCI 25/50 Indices”), including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. That information reflects the policies of, and is subject to change by, MSCI Inc. (“MSCI”), the index sponsor. MSCI has no obligation to continue to publish, and may discontinue publication of, the MSCI 25/50 Indices at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the MSCI 25/50 Indices in connection with the offer and sale of notes.

In addition, information about the MSCI 25/50 Indices may be obtained from other sources including, but not limited to, the MSCI 25/50 Indices sponsor’s website. We are not incorporating by reference into this underlying supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the MSCI 25/50 Indices is accurate or complete.

Each MSCI 25/50 Index is an index created by applying the weight constraints described below to its respective parent index identified below. Each MSCI 25/50 Index’s parent index is one of the country indices that are part of the MSCI Global Investable Market Indices, the methodology of which is discussed above under “Description of Indices—The MSCI Indices” in this underlying supplement.

The MSCI Brazil 25/50 Index

The MSCI Brazil 25/50 Index is designed to measure the performance of the large- and mid-cap segments of the Brazilian equity market. It applies certain investment limits that are imposed on regulated investment companies (“RICs”) under the current U.S. Internal Revenue Code. The MSCI Brazil 25/50 Index covers approximately 85% of the free float-adjusted market capitalization in Brazil. The MSCI Brazil 25/50 Index is an index created by applying the weight constraints described below to the MSCI Brazil Index, its parent index. The U.S. dollar price return version of the MSCI Brazil 25/50 Index is reported by Bloomberg L.P. under the ticker symbol “MXBR2550.”

The MSCI Korea 25/50 Index

The MSCI Korea 25/50 Index is designed to measure the performance of the large- and mid-capitalization segments of the Korean equity market. It applies certain investment limits that are imposed on RICs under the current U.S. Internal Revenue Code. The MSCI Korea 25/50 Index covers approximately 85% of the free float-adjusted market capitalization in Korea. The MSCI Korea 25/50 Index is an index created by applying the weight constraints described below to the MSCI Korea Index, its parent index. The U.S. dollar price return version of the MSCI Korea 25/50 Index is reported by Bloomberg L.P. under the ticker symbol “MXKR2550.”

The MSCI Mexico IMI 25/50 Index

The MSCI Mexico IMI 25/50 Index is designed to measure the performance of the large-, mid- and small-cap segments of the Mexican equity market. It applies certain investment limits that are imposed on RICs under the current U.S. Internal Revenue Code. The MSCI Mexico IMI 25/50 Index covers approximately 99% of the free float-adjusted market capitalization in Mexico. The MSCI Mexico IMI 25/50 Index is an index created by applying the weight constraints described below to the MSCI Mexico Investable Market Index, its parent index. The U.S. dollar price return version of the MSCI Mexico IMI 25/50 Index is reported by Bloomberg L.P. under the ticker symbol “MXMX5IM.”

The MSCI Taiwan 25/50 Index

The MSCI Taiwan 25/50 Index is designed to measure the performance of the large- and mid-capitalization segments of the Taiwanese equity market. It applies certain investment limits that are imposed on RICs under the current U.S. Internal Revenue Code. The MSCI Taiwan 25/50 Index covers approximately 85% of the free float-adjusted market capitalization in Taiwan. The MSCI Taiwan 25/50 Index covers approximately 85% of the free float-adjusted market capitalization in Taiwan. The MSCI Taiwan 25/50 Index is an index created by applying the

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weight constraints described below to the MSCI Taiwan Index, is parent index. The U.S. dollar price return version of the MSCI Taiwan 25/50 Index is reported by Bloomberg L.P. under the ticker “MXCXBICR.”

Objectives and Guiding Principles Underlying the MSCI 25/50 Indices

Under current regulations, a fund needs to satisfy certain tests, such as those relating to asset diversification and sources of income, for qualification as a RIC. More specifically, one requirement of a RIC is that, at the end of each quarter of a RIC’s tax year, no more than 25% of the value of the RIC’s assets may be invested in a single issuer and the sum of the weights of all issuers representing more than 5% of the fund should not exceed 50% of the fund’s total assets. The MSCI 25/50 Indices take into account these investment limits, aiming to offer a benchmarking alternative for RIC-compliant funds.

The following principles have guided MSCI in designing a methodology for constructing the MSCI 25/50 Indices from underlying non-constrained indices.

Reflecting the 25% and 50% concentration constraints. Reflecting the 25% and 50% concentration constraints is the primary consideration in terms of both index construction and index maintenance. Ensuring timely and on-going reflection of the constraints requires an MSCI 25/50 Index to be rebalanced periodically. The MSCI 25/50 Indices are rebalanced in February, May, August and November.

Minimizing tracking error to the parent index. Minimizing the tracking error between an MSCI 25/50 Index and the relevant parent index, while keeping the index turnover to a reasonable level, is another important objective. MSCI seeks to achieve this by rebalancing each MSCI 25/50 Index using an optimization process that aims to minimize the constituent weight differences between that MSCI 25/50 Index and the relevant parent index.

Construction and Maintenance of the MSCI 25/50 Indices

Constructing and Rebalancing the MSCI 25/50 Indices

The MSCI 25/50 Indices methodology follows a portfolio optimization framework. The “Barra Optimizer” is utilized to perform the optimization function, which is aimed at minimizing index turnover, tracking error and extreme deviation from the relevant parent index. The Barra Optimizer is an algorithm designed to facilitate the portfolio construction process.

Constraint targets. Each MSCI 25/50 Index is subject to the following constraints:

•	no issuer may exceed 25% of index weight; and

•	all issuers with weight above 5% may not exceed 50% of the index weight.

Minimizing tracking error from the relevant parent index. The MSCI 25/50 Indices methodology aims at minimizing the tracking error from the relevant pro forma parent index. The tracking error of an MSCI 25/50 Index versus the relevant parent index is measured as the sum of the squared weight differences between the constituent weights of that MSCI 25/50 Index and the relevant parent index.

Minimizing transaction cost. A transaction cost is applied as a proxy for index turnover on rebalancing from the current MSCI 25/50 Index to the relevant pro forma MSCI 25/50 Index.

Minimum weight of constituents. The minimum weight of any MSCI 25/50 Index constituent is equal to the weight of the smallest constituent in the relevant pro forma parent index.

Maximum weight of constituents. In order to avoid excess weight allocation to the smaller securities relative to their market cap weight, the maximum weight of any MSCI 25/50 Index constituent is capped at four times its weight in the relevant pro forma parent index. The constraint is relaxed in steps of one in case of infeasibilities. For certain narrow parent indices, the standard maximum weight constraint parameters might lead to an infeasible solution. In such cases, MSCI may apply relaxed constraints relative to the standard set of constraints.

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Buffer Rules

A buffer of 10% of the value of each constraint is used in order to reduce the risk of non-compliance due to short-term market movements between two quarterly rebalancings. As a result, at the point of constructing or rebalancing an MSCI 25/50 Index, the weight of any single issuer cannot exceed 22.5% of the index weight and all issuers with weight above 4.5% cannot exceed 45% of the index weight.

Maintenance Rules

Quarterly index reviews. The MSCI 25/50 Indices are rebalanced quarterly and the changes resulting from the rebalancing are made as of the close of the last business day of each February, May, August and November, to coincide with the quarterly index reviews of their parent indices.

The MSCI 25/50 Indices are in general rebalanced nine business days before the effective date. The changes resulting from the rebalancing are announced on the same day.

In case a pro forma MSCI 25/50 Index violates the 25/50 constraints between the announcement date and the effective date, the previously announced results will be discarded and a newly rebalanced MSCI 25/50 Index will be announced.

There is no index rebalancing due to non-compliance between quarterly index reviews.

At each rebalancing, a constraint factor is calculated for each constituent of an MSCI 25/50 Index. The constraint factor is defined as the weight in the relevant MSCI 25/50 Index at the time of the rebalancing divided by the weight in the relevant parent index. The constraint factor as well as the constituents of the relevant MSCI 25/50 Index remain constant between index reviews except in case of corporate events.

Ongoing Event Related Changes. The addition of a newly eligible security in a parent index—for example, an early inclusion of a large initial public offering, or a security migrating to that parent index from another size segment—will result in the inclusion of that security in the relevant MSCI 25/50 Index and consequently trigger the full rebalancing of that MSCI 25/50 Index.

In the event of a merger or an acquisition where an index constituent acquires another index constituent or merges with another index constituent, the remaining company is maintained in the relevant MSCI 25/50 Index with a constraint factor calculated as the weighted average of the constraint factors before the corporate event.

If a spun-off security of an index constituent is added to a parent index, it will be added to the relevant MSCI 25/50 Index with the same constraint factor as the parent security.

The deletion of a constituent from a parent index following a corporate event triggers its deletion from the relevant MSCI 25/50 Index without rebalancing of that MSCI 25/50 Index.

Issuer Concentration Issues

A minimum of 15 issuers in the relevant parent index is required at any point in time for the relevant MSCI 25/50 Index to be rebalanced as described above. In the event the number of issuers drops below 15 but remains above 11 following a corporate event or a regular index review, MSCI will apply the following adjustments:

•	Number of issuers drops to 14: the buffer mentioned above will be reduced from 10% to 9%. Thus, the weight of any single issuer cannot exceed 22.75% of the index weight and all issuers with weight above 4.55% cannot exceed 45.5% of the index weight.

•	Number of issuers drops to 13: the buffer mentioned above will be reduced from 10% to 4%. Thus, the weight of any single issuer cannot exceed 24% of the index weight and all issuers with weight above 4.8% cannot exceed 48% of the index weight.

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•	Number of issuers drops to 12: the buffer mentioned above will be reduced from 10% to 0%. Thus, the weight of any single issuer cannot exceed 25% of the index weight and all issuers with weight above 5% cannot exceed 50% of the index weight.

An MSCI 25/50 Index will need to be discontinued if the number of issuers drops below 12 as mathematically no solution can satisfy the 25% and 50% constraints. MSCI will however temporarily maintain the relevant MSCI 25/50 Index for a minimum of two months before discontinuation by adding the necessary number of securities to that MSCI 25/50 Index. The index discontinuation will coincide with one of the subsequent regular index reviews. The securities to be added will be chosen in the following order of priority:

•	Securities deleted from that MSCI 25/50 Index, provided they exhibit required liquidity and were not deleted due to financial difficulties, etc.

•	Eligible securities of relevant size not included in the relevant parent index (e.g., largest small cap size-segment securities).

In the event that no securities are eligible for temporary addition to the relevant MSCI 25/50 Index, MSCI will provide an index, as close as possible to the 25/50 constraints, for a minimum of two months before discontinuation. The index discontinuation will coincide with one of the subsequent regular index reviews.

Index Calculation and Corporate Events

Please refer to “Description of Indices—The MSCI Indices” in this underlying supplement for information relating to the calculation of the MSCI 25/50 Indices, subject to the weight limits, buffer rules and issuer concentration issues described above, and the treatment of corporate events, subject to the maintenance rules described above. For these purposes, each MSCI 25/50 Index is deemed to be one of the MSCI Indices described in that section of the underlying supplement.

License Agreement

We and MSCI have entered into or expect to enter into a non-exclusive license agreement providing for the license to us, and certain of our affiliates, in exchange for a fee, of the right to use indices owned and published by MSCI in connection with some securities, including the notes. The license agreement provides or is expected to provide that the following language must be stated in this underlying supplement.

THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY BANK OF MONTREAL AND ITS AFFILIATES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THE NOTES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE NOTES OR THE ISSUER OR OWNER OF THE NOTES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THE NOTES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE NOTES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE NOTES ARE REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY

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INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THE NOTES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE NOTES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, ISSUERS OF THE NOTES, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the notes, or any other person or entity, should use or refer to any MSCI trade name, trade mark or service mark rights to sponsor, endorse, market or promote the notes without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim affiliation with MSCI without the prior written permission of MSCI.

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The Nasdaq-100 Index®

We obtained all information contained in this underlying supplement regarding the Nasdaq-100 Index®, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Nasdaq, Inc. (“Nasdaq”), the index sponsor. Nasdaq has no obligation to continue to publish, and may discontinue publication of, the Nasdaq-100 Index® at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the Nasdaq-100 Index® in connection with the offer and sale of the notes.

In addition, information about the Nasdaq-100 Index® may be obtained from other sources including, but not limited to, the Nasdaq-100 Index® sponsor’s website (including information regarding the sector weightings of the Nasdaq-100 Index®). We are not incorporating by reference into this underlying supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Nasdaq-100 Index® is accurate or complete.

The Nasdaq-100 Index® is reported by Bloomberg L.P. under the ticker symbol “NDX.”

The Nasdaq-100 Index® is a modified market capitalization-weighted index that is designed to measure the performance of the 100 largest non-financial companies listed on The Nasdaq Stock Market. The Nasdaq-100 Index®, which includes companies across a variety of major industry groups, was launched on January 31, 1985, with a base index value of 125.00, as adjusted.

The index share weights of the index component securities of the Nasdaq-100 Index® at any time are based upon the total shares outstanding in each of those securities and are additionally subject, in certain cases, to rebalancing. Accordingly, each underlying stock’s influence on the level of the Nasdaq-100 Index® is directly proportional to the value of its index share weight.

Calculation of the Nasdaq-100 Index®

At any moment in time, the value of the Nasdaq-100 Index® equals the aggregate value of the then-current index share weights of each of the index component securities, which are based on the total shares outstanding of each such index component security, multiplied by each such index component security’s respective last sale price on The Nasdaq Stock Market (which may be the official closing price published by The Nasdaq Stock Market), and divided by a scaling factor (the “divisor”), which becomes the basis for the reported Nasdaq-100 Index® value. The divisor serves the purpose of scaling such aggregate value to a lower order of magnitude which is more desirable for index reporting purposes.

Security Eligibility Criteria

To qualify for index inclusion, securities must meet the following Security Eligibility Criteria which are applied as of the reconstitution reference date.

Eligibility Security Types. Eligible security types include common stocks, tracking stocks, and American Depositary Receipts (“ADRs”) including New York Registry Shares. Real Estate Investment Trusts (“REITs”), Special Purpose Acquisition Companies (“SPACs”), and “when-issued” securities are not eligible.

Multiple Classes Of Securities. Multiple classes of securities issued by the same company are each eligible, subject to meeting all other security eligibility criteria. For constituent selection and weighting purposes, the market capitalization of each company is the combined market capitalization of all eligible share classes. Unless otherwise noted, unlisted share classes are ineligible and will not be considered in the calculation of a company’s market capitalization.

Eligible Exchanges. To be eligible for index inclusion, a company’s primary U.S. listing must be listed exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market.

Industry or Sector Eligibility. To be eligible, a company must not be classified as being in the Financial Industry according to the Industry Classification Benchmark (“ICB”), a product of FTSE International Limited that

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is used under license. Companies classified as being in the Real Estate Industry, according to the ICB, are eligible unless organized as a REIT.

Market Capitalization Eligibility. There is no minimum or maximum market capitalization criterion, although the security selection process is based in part on a ranking of companies by market capitalization.

Liquidity Eligibility. A security must have a three-month average daily traded value of at least $5 million.

Seasoning Eligibility. To be eligible for initial index inclusion, a security must have been listed and available for trading on an eligible exchange for at least three full calendar months, not including the month of initial listing. For seasoning purposes, eligible exchanges include Nasdaq (Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market), NYSE, NYSE American and CBOE BZX. Seasoning eligibility is determined as of the constituent selection reference date and includes that month, therefore:

•	to be considered for inclusion at the annual December reconstitution, a security must have been listed and available for trading on an eligible exchange no later than the last business day of August, with seasoning occurring over the months of September, October, and November and

•	to be considered for inclusion as a replacement, a security must be seasoned by the last day of the month preceding the replacement event. For example, if a replacement event were to occur in July, the required seasoning period would include all of April, May, and June.

The trading history of a SPAC prior to its combination with an operating company will not count towards satisfying the seasoning requirement, regardless of whether the SPAC is determined to be the acquirer or the target in the transaction. Any security that is already a member of the Nasdaq-100 Index®, including those added as the result of a spin-off event, will be exempt from the seasoning requirement.

Float Eligibility Criteria. A security must have a free float of at least 10%.

Other Eligibility Criteria. Companies that have filed for bankruptcy, or equivalent protection from creditors, will not be considered for initial inclusion in the Nasdaq-100 Index®. A company that has entered into a definitive agreement or other arrangement that is expected to make it ineligible will not be considered for initial inclusion in the Nasdaq-100 Index®. Such agreements and arrangements include, but are not limited to:

•	An agreement to be purchased by another entity or to become privately owned.

•	A plan to delist or to transfer to an ineligible exchange.

•	A plan to reorganize as an ineligible security type.

•	A decision to liquidate or otherwise permanently cease operations.

Constituent Selection

A reconstitution is conducted on an annual basis, at which time all eligible companies are ranked based on market capitalization, as of the reconstitution reference date.

The market capitalization of each company is the combined market capitalization of all eligible share classes. For inclusion purposes, the market capitalization of an ADR will normally be determined based on the depositary shares outstanding, as reported by the depositary banks. This means that a non-U.S. company represented by an ADR may be considered for inclusion in the Nasdaq-100 Index® at less than its full global market capitalization. Notwithstanding the foregoing, an ADR that serves as a company’s primary global listing (i.e., the underlying shares are not listed or available for trading elsewhere) will be considered for inclusion based on its full global market capitalization, in the same manner as a direct listing.

Once ranked, companies are selected for index inclusion based on the following order of criteria:

1.       The top 75 ranked companies are selected for inclusion in the Nasdaq-100 Index®.

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2.       Any other companies that were members of the Nasdaq-100 Index® as of the reconstitution reference date and are ranked within the top 100 ranked companies are also selected for inclusion in the Nasdaq-100 Index®.

3.       If fewer than 100 companies are selected based on the first two criteria, then the remaining positions will first be filled, in rank order, by companies currently in the Nasdaq-100 Index® as of the reconstitution reference date, which are ranked in positions 101-125, as long as they were:

a.       ranked in the top 100 as of the reference date of the previous reconstitution, or

b.       added as a replacement since the previous reconstitution, or

c.       added as the result of a spinoff event since the previous reconstitution.

4.       If fewer than 100 companies are selected based on the first three criteria, the remaining positions will be filled, in rank order, by any companies ranked in the top 100 that were not already members of the Nasdaq-100 Index® as of the reconstitution reference date.

Constituent Weighting

The Nasdaq-100 Index® is a modified market capitalization-weighted index.

The quarterly weight process uses company-level weights, which are derived using the price and Total Shares Outstanding (“TSO”) of each security, as of the rebalance reference date. For any company represented by more than one eligible share class, the company weight is the combined weight of the eligible securities representing its share classes. All ADR securities selected for index inclusion will have their weights assigned according to the market capitalization of the depositary shares outstanding, as reported by the depositary banks.

Quarterly Update

For quarterly rebalances in March, June, and September, index shares for each security are adjusted by the percentage change in that company’s TSO since the previous TSO update. Following those adjustments, the resulting company weights are evaluated based on two constraints: (i) no company’s weight may exceed 24% and (ii) the aggregate weight of the companies whose weights exceed 4.5% may not exceed 48%.

If neither constraint is violated, then no further adjustments are made, and the quarterly constituent weighting process is complete.

Only in cases where either or both of the constraints above are violated, or when the quarterly rebalance coincides with the annual reconstitution (i.e., December), quarterly weight adjustments are made according to a two-stage adjustment process described below. This process uses the price and TSO of each security, as of the rebalance reference date, to derive the initial company-level weights.

Stage 1 adjustment. If no company’s initial weight exceeds 24% of the Nasdaq-100 Index®, initial weights are used as Stage 1 weights without adjustment. Otherwise, initial weights are adjusted such that no company’s weight may exceed 20% of the Nasdaq-100 Index®.

Stage 2 adjustment. If the aggregate weight of the companies whose Stage 1 weights exceed 4.5% does not exceed 48%, Stage 1 weights are used as the final weights. Otherwise, Stage 1 weights are adjusted such that: (i) the aggregate weight of the companies whose Stage 1 weights exceeded 4.5% is set to 40% and (ii) companies with Stage 1 weights below 4.5% may also have their weights adjusted to preserve the initial rank order of all companies.

If the two-stage process results in a violation of the weighting constraints as previously detailed in the quarterly update section, then the process is repeated until the company weights meet the constraints.

Annual Weight Adjustment

The annual reconstitution employs an additional two-stage weight adjustment using security-level constraints. For any company with more than one eligible share class, the securities representing those share classes are considered separately.

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Final security weights from the quarterly weight adjustment are used as the initial security weights for the annual weight adjustment process.

Stage 1 adjustment. If no security’s initial weight exceeds 15%, initial weights are used as Stage 1 weights. Otherwise, initial weights are adjusted such that no security’s weight may exceed 14% of the Nasdaq-100 Index®.

Stage 2 adjustment. If the aggregate weight of the securities with the five largest Stage 1 weights does not exceed 40%, Stage 1 weights are used as final weights. Otherwise, Stage 1 weights are adjusted such that: (i) the aggregate weight of the securities with the five largest Stage 1 weights is set to 38.5% and (ii) in order to preserve the initial rank order of the securities, the final index weight of any security outside the five largest will be capped at the lesser of 4.4% or the weight of the fifth largest security.

If the two-stage process results in a violation of the weighting constraints as previously detailed in the annual weight adjustment section, then the process is repeated until the security weights meet the constraints.

Reconstitution and Rebalancing of the Nasdaq-100 Index®

Nasdaq selects constituents once annually in December. The security eligibility criteria are applied using market data as of the last trading date of November (the “reconstitution reference date”). Index reconstitutions are announced in early December and become effective at market open on the first trading day following the third Friday in December.

The Nasdaq-100 Index® is rebalanced on a quarterly basis in March, June, September and December. The Nasdaq-100 Index® rebalance uses the total shares outstanding and last sale price of all index component securities as of the prior month-end (February, May, August and November, respectively). Index rebalance changes are announced in early March, June, September and December and become effective at market open on the first trading day following the third Friday in March, June, September and December.

A special rebalance may be triggered, if either of the following weighting restrictions are violated, based on end-of-day values: (i) no company’s weight may exceed 24% and (ii) the aggregate weight of the companies whose weights exceed 4.5% may not exceed 48%.

Notice of a special rebalance, including the effective date and reference date, will be published in advance through the normal channels, and will follow the quarterly update process.

Maintenance of the Nasdaq-100 Index®

Deletion Policy

If, at any time, it is determined that an index component security is ineligible for continued inclusion, it will be removed as soon as practicable. Advanced notice of an index component security deletion, including the effective date, will be announced through the normal channels.

This may include:

•	Delisting or transferring to an ineligible exchange.

•	Reorganizing as an ineligible security type (e.g., a REIT).

•	Reclassification as a Financial company, according to the ICB.

•	Involvement in a merger, acquisition, or other major corporate event that would make continued inclusion impossible, impractical, or inappropriate.

•	Failure to maintain a weight of at least 0.10% for two consecutive month ends*.

•	For a security added to the Nasdaq-100 Index® as the result of a spin-off event, failure to establish a weight of at least 0.10% at the end of its second day of regular-way trading as an index member.

•	Declaring bankruptcy, liquidating or otherwise permanently ceasing operations.

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* Any security that fails to maintain a weight of at least 0.10% for two consecutive month-ends will be replaced, subject to the availability of a replacement security with a larger market capitalization. If no such security is available, the incumbent security will remain in the Nasdaq-100 Index® until a suitable replacement can be identified. If its weight increases to above 0.10% before a suitable replacement security is designated, then the incumbent security will not be replaced. This situation will be evaluated at the end of each calendar month.

In circumstances where it is not possible to provide sufficient advanced notification of the removal event and/or the identity of a replacement, the security being removed may remain in the Nasdaq-100 Index® at its last sale price, or at an appropriate “deal price”, until the effective date of the replacement company’s entry into the Nasdaq-100 Index®. In such cases, a temporary placeholder security may be utilized, and will be denoted by adding a dollar sign to the beginning and end of the security’s ticker symbol.

Securities that are added to the Nasdaq-100 Index® as the result of a spin-off event are normally maintained in the Nasdaq-100 Index®, subject to the removal criteria specified above. Those that are not immediately removed may be removed at a later date to protect the integrity of the Nasdaq-100 Index®, for example, if a spun-off security demonstrates liquidity characteristics that diverge materially from the security eligibility criteria.

Replacement Policy

Other than at the index reconstitution, except for spin-offs, additions to the Nasdaq-100 Index® occur only when there is a deletion that requires replacement. The company with the largest market capitalization that meets all eligibility criteria as of the prior month-end, and which is not already an index member, will replace the deleted company.

For companies represented by more than one share class, the company will only be considered deleted when all its share classes have been removed from the Nasdaq-100 Index®. If a security is removed, but other securities representing the same company remain in the Nasdaq-100 Index®, a replacement event will not be triggered. A security that was added to the Nasdaq-100 Index® as the result of a spin-off event, and then removed before the next reconstitution, will not be replaced. For pending deletions set to occur soon after a reconstitution and/or rebalance effective date, the removal may be accelerated to occur in conjunction with the reconstitution and/or rebalance event.

Corporate Actions

In the periods between scheduled index reconstitution and rebalancing events, individual index component securities may be subject to a variety of corporate actions and events that require maintenance and adjustments to the Nasdaq-100 Index®.

At the quarterly rebalancing, no changes are made to the Nasdaq-100 Index® from the previous month end until the quarterly share change effective date, with the exception of corporate actions with an ex-date.

Governance of the Nasdaq-100 Index®

The Nasdaq Index Management Committee approves all new index methodologies. This committee is comprised of full-time professional members of Nasdaq. The committee meets regularly and reviews items including, but not limited to, pending corporate actions that may affect index component securities, statistics comparing the composition of the Nasdaq-100 Index® to the market, companies that are being considered as candidates for addition to the Nasdaq-100 Index® and any significant market events.

License Agreement

We and Nasdaq have entered into or expect to enter into a non-exclusive license agreement providing for the license to us, and certain of our affiliates, in exchange for a fee, of the right to use indices owned and published by Nasdaq in connection with some securities, including the notes. The license agreement provides or is expected to provide that the following language must be stated in this underlying supplement.

The notes are not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (collectively, “Nasdaq”). Nasdaq has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and

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disclosures relating to, the notes. Nasdaq makes no representation or warranty, express or implied to the owners of the notes, or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. Nasdaq’s only relationship to us is in the licensing or expected licensing of the Nasdaq®, the Nasdaq-100 Index® related trademarks or service marks, and certain trade names of Nasdaq and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq without regard to us or the securities. Nasdaq has no obligation to take the needs of us or the owners of the notes into consideration in determining, composing or calculating the Nasdaq-100 Index®. Nasdaq is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Nasdaq has no liability in connection with the administration, marketing or trading of the notes.

NASDAQ DOES NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. NASDAQ MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. NASDAQ MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL NASDAQ HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. NASDAQ®, NASDAQ 100® AND NASDAQ 100 INDEX® ARE TRADE OR SERVICE MARKS OF NASDAQ AND ARE INCENSED FOR USE BY US. THE NOTES HAVE NOT BEEN PASSED ON BY NASDAQ AS TO THEIR LEGALITY OR SUITABILITY. THE NOTES ARE NOT ISSUED, ENDORSED, SOLD OR PROMOTED BY NASDAQ. NASDAQ MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THE NOTES.

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The Nasdaq-100® Technology Sector Index℠

We obtained all information contained in this underlying supplement regarding the Nasdaq-100® Technology Sector Index℠, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, The Nasdaq OMX Group, Inc. (“Nasdaq OMX”), the index sponsor. Nasdaq OMX has no obligation to continue to publish, and may discontinue publication of, the Nasdaq-100® Technology Sector Index℠ at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the Nasdaq-100® Technology Sector Index℠ in connection with the offer and sale of the notes.

In addition, information about the Nasdaq-100® Technology Sector Index℠ may be obtained from other sources including, but not limited to, the Nasdaq-100® Technology Sector Index℠ sponsor’s website (including information regarding the sector weightings of the Nasdaq-100® Technology Sector Index℠). We are not incorporating by reference into this underlying supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Nasdaq-100® Technology Sector Index℠ is accurate or complete.

The Nasdaq-100® Technology Sector Index℠ is reported by Bloomberg L.P. under the ticker symbol “NDXT.”

The Nasdaq-100® Technology Sector Index℠ is an equal-weighted, price-return index designed to measure the performance of the technology companies in the Nasdaq-100 Index®.

Security Eligibility Criteria

In order to be eligible for inclusion in the Nasdaq-100® Technology Sector Index℠, a security must (i) be included in the Nasdaq-100 Index®, the parent index and (ii) a company must be classified as a Technology Company (any company classified under the Technology Industry), according to the Industry Classification Benchmark (“ICB”). See “Description of Indices—The Nasdaq-100 Index® above for security eligibility criteria of the parent index.

Index Calendar

The Nasdaq-100® Technology Sector Index℠ follows the same reconstitution and rebalance schedule as the Nasdaq-100 Index®.

Constituent Selection

All securities that meet the security eligibility criteria described above are included in the Nasdaq-100® Technology Sector Index℠.

Constituent Weighting

Constituent Weighting Scheme

The Nasdaq-100® Technology Sector Index℠ is an equal-weighted index.

Constituent Weighting Process

The Nasdaq-100® Technology Sector Index℠ is rebalanced quarterly such that all issuers within the Nasdaq-100® Technology Sector Index℠ have an equal index market value. For issuers represented by multiple securities, the index market values are equally apportioned across their respective index securities. Index shares are calculated by dividing each index security's resulting index market value by its last sale price.

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Index Maintenance

Deletion Policy

If a component of the Nasdaq-100® Technology Sector Index℠ is removed from the Nasdaq-100 Index® for any reason, it is also removed from the Nasdaq-100® Technology Sector Index℠ at the same time.

Replacement Policy

When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100 Index®, it is also removed from the Nasdaq-100 Technology Sector Index. As such, if the replacement company being added to the Nasdaq-100 Index® is classified as Technology according to ICB, it is added to the Nasdaq-100® Technology Sector Index℠ and will assume the weight of the removed company on the index effective date.

When a component of the Nasdaq-100 Index® that is not classified as Technology according to ICB is removed and the replacement company being added to the Nasdaq-100 Index® is classified as Technology according to ICB, the replacement company is considered for addition to the Nasdaq-100 Technology Sector Index℠ at the next quarterly Rebalance. When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100 Index® and the replacement company being added to the Nasdaq-100 Index® is not classified as Technology according to ICB, the company is removed from the Nasdaq-100® Technology Sector Index℠ and the divisor of the Nasdaq-100® Technology Sector Index℠ is adjusted to ensure Index continuity.

Additions Policy

If a security is added to the Nasdaq-100 Index® for any reason, it may be added to the Nasdaq-100® Technology Sector Index℠ at the same time.

Corporate Actions

In the interim periods between scheduled index reconstitution and rebalance events, individual index securities may be the subject to a variety of corporate actions and events that require maintenance and adjustments to the Index.

In certain cases, corporate actions and events are handled according to the weighting scheme or other index construction techniques employed. Wherever alternate methods are described, the Index will follow the “Non-Market Cap Corporate Action Method.”

Index Share Adjustments

Other than as a direct result of corporate actions, the Nasdaq-100® Technology Sector Index℠ does not normally experience share adjustments between scheduled index rebalance and reconstitution events.

For information about the construction, calculation methodology and maintenance of the Nasdaq-100 Index®, the parent index, please see “Description of Indices—The Nasdaq-100 Index®” above.

License Agreement

We and Nasdaq have entered into or expect to enter into a non-exclusive license agreement providing for the license to us, and certain of our affiliates, in exchange for a fee, of the right to use indices owned and published by Nasdaq in connection with some securities, including the notes. The license agreement provides or is expected to provide that the following language must be stated in this underlying supplement.

The notes are not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (collectively, “Nasdaq”). Nasdaq has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes. Nasdaq makes no representation or warranty, express or implied to the owners of the notes, or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the Nasdaq-100® Technology Sector Index℠ to track general stock market

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performance. Nasdaq’s only relationship to us is in the licensing or expected licensing of the Nasdaq®, the Nasdaq-100® Technology Sector Index℠ trademarks or service marks, and certain trade names of Nasdaq and the use of the Nasdaq-100® Technology Sector Index℠, which is determined, composed and calculated by Nasdaq without regard to us or the securities. Nasdaq has no obligation to take the needs of us or the owners of the notes into consideration in determining, composing or calculating the Nasdaq-100® Technology Sector Index℠. Nasdaq is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Nasdaq has no liability in connection with the administration, marketing or trading of the notes.

NASDAQ DOES NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEX℠ OR ANY DATA INCLUDED THEREIN. NASDAQ MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEX℠ OR ANY DATA INCLUDED THEREIN. NASDAQ MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100® TECHNOLOGY SECTOR INDEX℠ OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL NASDAQ HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. NASDAQ®, NASDAQ 100® AND NASDAQ 100 INDEX® ARE TRADE OR SERVICE MARKS OF NASDAQ AND ARE INCENSED FOR USE BY US. THE NOTES HAVE NOT BEEN PASSED ON BY NASDAQ AS TO THEIR LEGALITY OR SUITABILITY. THE NOTES ARE NOT ISSUED, ENDORSED, SOLD OR PROMOTED BY NASDAQ. NASDAQ MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THE NOTES.

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The Nikkei Stock Average Index

We obtained all information contained in this underlying supplement regarding the Nikkei Stock Average Index, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Nikkei Inc. (“Nikkei”), the index sponsor. Nikkei has no obligation to continue to publish, and may discontinue publication of, the Nikkei Stock Average Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the Nikkei Stock Average Index in connection with the offer and sale of the notes.

In addition, information about the Nikkei Stock Average Index may be obtained from other sources including, but not limited to, the Nikkei Stock Average Index sponsor’s website. We are not incorporating by reference into this underlying supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Nikkei Stock Average Index is accurate or complete.

The Nikkei Stock Average Index is reported by Bloomberg L.P. under the ticker symbol “NKY.”

The Nikkei Stock Average Index, also known as the Nikkei 225 Index, is a stock index that measures the composite price performance of selected Japanese stocks. The Nikkei Stock Average Index is currently based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (the “TSE”) representing a broad cross-section of Japanese industries. Non-ordinary shares, such as shares of exchange-traded funds, real estate investment trusts, preferred stock or other preferred securities or tracking stocks, are excluded from the Nikkei Stock Average Index.

All 225 Nikkei Underlying Stocks are stocks listed on the TSE Prime Market. Stocks listed on the TSE Prime Market are among the most actively traded stocks on the TSE. Prior to April 2022, constituent stocks were selected from the Tokyo Stock Exchange First Section. Nikkei rules require that the 75 most liquid issues (one-third of the component count of the Nikkei Stock Average Index) be included in the Nikkei Stock Average Index. The Nikkei Stock Average Index was launched on September 7, 1950, and first calculated by the TSE. Nikkei first calculated and published the Nikkei Stock Average Index in 1970.

Rules of the Periodic Review

Nikkei Underlying Stocks are reviewed twice a year (the “periodic review”) in accordance with the following rules with a base date at the end of January and July, and results of the review are applied in the beginning of April and October, respectively. Results of the review become effective on the first trading day of April and October, and the maximum number of Nikkei Underlying Stocks that can be affected is three, excluding any Nikkei Underlying Stock affected by corporate reorganization near the time of periodic review. Stocks selected by the procedures outlined below are presented as candidates to a committee composed of academics and market professionals for comment; based on comments from the committee, Nikkei determines and announces any changes to the Nikkei Underlying Stocks.

High Liquidity Group

The top 450 most liquid stocks are chosen from the TSE Prime Market. For purposes of this selection, liquidity is measured by (i) trading volume in the preceding 5-year period and (ii) the magnitude of price fluctuation by trading value (defined as (high price/low price)/trading value) in the preceding 5-year period. These 450 stocks constitute the “High Liquidity Group” for the review. Those Nikkei Underlying Stocks that are not in the High Liquidity Group are removed. Those stocks that are not currently Nikkei Underlying Stocks but that are in the top 75 of the High Liquidity Group are added.

Sector Balance

The High Liquidity Group is then categorized into the following six sectors: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

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•	Technology — Pharmaceuticals, Electrical Machinery, Automobiles & Auto Parts, Precision Instruments and Communications;

•	Financials — Banking, Other Financial Services, Securities and Insurance;

•	Consumer Goods — Fishery, Food, Retail and Services;

•	Industrial Materials — Mining, Textiles & Apparel, Pulp & Paper, Chemicals, Petroleum, Rubber, Glass & Ceramics, Steel, Nonferrous Metals and Trading Companies;

•	Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation Equipment, Other Manufacturing and Real Estate; and

•	Transportation/Utilities — Railway & Bus, Land Transport, Marine Transport, Air Transport, Warehousing, Electric Power and Gas.

The “appropriate number” of constituents for each sector is defined to be half the number of stocks in that sector. After the liquidity-based adjustments, discussed above, a rebalancing is conducted if any of the sectors are over- or under-represented. The degree of representation is evaluated by comparing the actual number of constituents in the sector against the appropriate number for that sector.

For over-represented sectors, current constituents in the sector are deleted in the order of liquidity (lowest liquidity first) to correct the overage. For under-represented sectors, non-constituent stocks are added from the High Liquidity Group in the order of liquidity (highest liquidity first) to correct the shortage.

Extraordinary Replacement Rules

Nikkei Underlying Stocks that meet the following criteria will be deleted from the Nikkei Stock Average Index: designation as “securities to be delisted” or “securities on alert,” delisting due to corporate restructuring such as merger, share exchange or share transfer, or transfer to a market other than the TSE Prime Market. However, if a constituent stock is delisted due to a corporate restructuring and a stock of a company which succeeds the substance of the delisted company is added, the newly listed stock will replace the delisted stock on the date of its listing in principle. A constituent designated as a “security under supervision” remains a constituent at the time of designation. However, Nikkei may replace such constituent with a pre-announcement when it is highly inappropriate to keep the stock as a constituent (e.g., the probability of delisting is extremely high).

When a Nikkei Underlying Stock is deleted from the Nikkei Stock Average Index as outlined in the preceding paragraph, a new Nikkei Underlying Stock will be selected and added, in principle, from the same sector of the High Liquidity Group in order of liquidity. Notwithstanding the foregoing, the following rules may apply depending on the timing and circumstances of the deletion: (i) when such deletion is scheduled close to the time of the periodic review, additional stocks may be selected as part of the periodic review process and (ii) when multiple deletions are scheduled in a season other than the periodic review, additions may be selected using the liquidity and sector balancing rules outlined above.

Procedures to Implement Constituent Changes

As a general rule, for both the periodic review and the extraordinary replacement rules, additions and deletions are made effective on the same day in order to keep the number of Nikkei Underlying Stocks 225. However, under the circumstances outlined below, when an addition cannot be made on the same day as a deletion, the Nikkei Stock Average Index may be calculated with fewer than 225 Nikkei Underlying Stocks. In this case, the divisor is adjusted to ensure continuity.

Calculation of the Nikkei Stock Average Index

The Nikkei Stock Average Index is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) that is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding price adjustment factor

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for such Nikkei Underlying Stock (a “PAF”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor. The divisor is subject to periodic adjustments as set forth below. The stock prices used in the calculation of the Nikkei Stock Average Index are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE). The level of the Nikkei Stock Average Index is calculated every five seconds.

The PAF of a Nikkei Underlying Stock will equal 1 if the per share price of such Nikkei Underlying Stock does not exceed 1% of the sum of the adjusted per share prices for all Nikkei Underlying Stocks. If the per share price of a Nikkei Underlying Stock exceeds 1% of the sum of the adjusted per share prices for all Nikkei Underlying Stocks, the PAF for such Nikkei Underlying Stock will be calculated in intervals of 0.1 (rounded down) and will equal the highest possible value that, when multiplied by the per share price of such Nikkei Underlying Stock, does not exceed 1% of the sum of the adjusted per share prices for all Nikkei Underlying Stocks. PAFs are evaluated annually on the base date at the end of July. If an average daily trading value of a stock to be added is relatively low compared with its expected weight, the stock may be added with the PAF which is one-half (rounded up to the nearest 0.1) of the value set by the method described in the preceding sentence. In such case, the PAF of the stock shall be raised to the planned value at the next periodic review in principle.

Effective October 2022, if the weight of any Nikkei Underlying Stock exceeds a certain threshold (the “weight cap threshold”) on the base date of a periodic review, a capping ratio will be applied to decrease the weight of that Nikkei Underlying Stock. The weight cap threshold for any Nikkei Underlying Stock is (i) 12% as of the October 2022 periodic review, (ii) 11% as of the October 2023 periodic review and (iii) 10% as of the October 2024 periodic review. For any Nikkei Underlying Stock to which a capping ratio is applied, the price of that Nikkei Underlying Stock is adjusted by a capped price adjustment factor (“CPAF”) equal to (i) the capping ratio multiplied by (ii) the PAF.

If, on the base date of a periodic review, the weight of any Nikkei Underlying Stock exceeds the weight cap threshold and a capping ratio does not already apply to that Nikkei Underlying Stock, a capping ratio of 0.9 is applied on the effective date of the periodic review. If a capping ratio already applies to any Nikkei Underlying Stock, the capping ratio will be decreased in increments of 0.1 on the effective date of the periodic review until there is a change in the CPAF. If, on the base date of a periodic change, the weight of a Nikkei Underlying Stock to which a capping ratio is applied is below 5%, the capping ratio will be increased in increments of 0.1 on the effective date of the periodic review until there is a change in the CPAF; however, the capping ratio will be canceled if it increases to 1.0. When a Nikkei Underlying Stock to which a capping ratio is applied effects a large-scale stock split or reverse split and the PAF is adjusted by the ratio of the split or reverse split, the capping ratio may be revised as necessary to ensure that the new CPAF does not change the weight of that Nikkei Underlying Stock.

In order to maintain continuity of the Nikkei Stock Average Index in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei Stock Average Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei Stock Average Index. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Nikkei Underlying Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable PAF and divided by the new divisor (i.e., the level of the Nikkei Stock Average Index immediately after such change) will equal the level of the Nikkei Stock Average Index immediately prior to the change.

License Agreement

We and Nikkei have entered into or expect to enter into a non-exclusive license agreement providing for the license to us, and certain of our affiliates, in exchange for a fee, of the right to use indices owned and published by Nikkei in connection with some securities, including the notes. The license agreement provides or is expected to provide that the following language must be stated in this underlying supplement.

Nikkei is under no obligation to continue the calculation and dissemination of the Nikkei Stock Average Index. The notes are not sponsored, endorsed, sold or promoted by Nikkei. No inference should be drawn from the information contained in this underlying supplement that Nikkei makes any representation or warranty, implied or express, to us, any holder of the notes or any member of the public regarding the advisability of investing in

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securities generally, or in the notes in particular, or the ability of the Nikkei Stock Average Index to track general stock market performance.

Nikkei determines, composes and calculates the Nikkei Stock Average Index without regard to the notes. Nikkei has no obligation to take into account your interest, or that of anyone else having an interest, in the notes in determining, composing or calculating the Nikkei Stock Average Index. Nikkei is not responsible for, and has not participated in the determination of, the terms, prices or amount of the notes and will not be responsible for, or participate in, any determination or calculation regarding the principal amount of the notes payable at maturity. Nikkei has no obligation or liability in connection with the administration, marketing or trading of the notes.

Nikkei disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei Stock Average Index or the manner in which the Nikkei Stock Average Index is applied in determining any level of the Nikkei Stock Average Index or any amount payable on the notes.

NIKKEI DOES NOT GUARANTEE THE ACCURACY OR THE COMPLETENESS OF THE NIKKEI STOCK AVERAGE INDEX OR ANY DATA INCLUDED IN THE NIKKEI STOCK AVERAGE INDEX. NIKKEI ASSUMES NO LIABILITY FOR ANY ERRORS OR OMISSIONS.

“Nikkei®” is a trademark of Nikkei. The notes are not sponsored, endorsed, sold or promoted by Nikkei, and Nikkei makes no representation regarding the advisability of investing in the notes.

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The Russell Indices

We obtained all information contained in this underlying supplement regarding the Russell 1000® Index, the Russell 2000® Index, the Russell 3000® Index and the Russell Midcap® Index (each a “Russell Index” and collectively, the “Russell Indices”), including, without limitation, their make-up, method of calculation, and changes in their components, from publicly available information. That information reflects the policies of, and is subject to change by, FTSE Russell, the index sponsor. FTSE Russell is a wholly owned subsidiary of the London Stock Exchange Group plc. FTSE Russell has no obligation to continue to publish, and may discontinue publication of, any of the Russell Indices at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the Russell Indices in connection with the offer and sale of notes.

In addition, information about the Russell Indices may be obtained from other sources including, but not limited to, the Russell Indices sponsor’s website (including information regarding the Russell Indices’ sector weightings). We are not incorporating by reference into this underlying supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Russell Indices is accurate or complete.

Each Russell Index is a subset of the Russell 3000E™ Index, which includes up to 4,000 of the largest U.S. companies as determined by total market capitalization with over 97% representation of the U.S. equity market.

Bloomberg Financial Services reports the levels of the Russell Indices with fewer decimal places of precision than FTSE Russell.

The Russell 1000® Index

The Russell 1000® Index measures the capitalization-weighted price performance of 1,000 U.S. large-cap stocks listed on eligible U.S. exchanges and is designed to track the performance of the large-capitalization segment of the U.S. equity market. The companies included in the Russell 1000® Index are the 1,000 largest companies that form the Russell 3000E™ Index. The Russell 1000® Index represents approximately 93% of the total market capitalization of the Russell 3000® Index. The Russell 1000® Index is reported by Bloomberg L.P. under the ticker symbol “RIY.”

The Russell 2000® Index

The Russell 2000® Index measures the capitalization-weighted price performance of 2,000 U.S. small-cap stocks listed on eligible U.S. exchanges and is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 of the companies that form the Russell 3000E™ Index (i.e., those ranking from 1,001 to 3000 in the Russell 3000E™ Index). The Russell 2000® Index represents approximately 7% of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is reported by Bloomberg L.P. under the ticker symbol “RTY.”

The Russell 3000® Index

The Russell 3000® Index measures the capitalization-weighted price performance of the largest 3,000 U.S. stocks listed on eligible U.S. exchanges and is designed to represent the broad U.S. equity market. The companies included in the Russell 3000® Index are the 3,000 largest U.S. companies that form the Russell 3000E™ Index. The Russell 3000® Index consists of the 3,000 companies included in the Russell 1000® Index and the Russell 2000® Index, which are subsets of the Russell 3000E™ Index. The Russell 3000® Index represents approximately 96% of the U.S. equity market. The Russell 3000E™ Index is not the same as the Russell 3000® Index, which is a subset of the Russell 3000E™ Index. The Russell 3000® Index is reported by Bloomberg L.P. under the ticker symbol “RAY.”

The Russell Midcap® Index

The Russell Midcap® Index measures the capitalization-weighted price performance of 800 U.S. mid-cap stocks listed on eligible U.S. exchanges and is designed to track the performance of the mid-capitalization segment of the U.S. equity market. The companies included in the Russell Midcap® Index are the 800 smallest U.S. companies that form the Russell 1000® Index, which is composed of the 1,000 largest U.S. companies that form the Russell 3000E™

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Index. The Russell Midcap® Index represents approximately 27% of the total market capitalization of the Russell 1000® Index. The Russell Midcap® Index is reported by Bloomberg L.P. under the ticker symbol “RMCC.”

Selection of Stocks Underlying the Russell Indices

The Russell Indices are sub-indices of the Russell 3000E™ Index. To be eligible for inclusion in the Russell 3000E™ Index and, consequently, a Russell Index, a company must meet the following criteria as of the rank day in May (except that initial public offerings (“IPOs”) are generally considered for inclusion on a quarterly basis):

•	U.S. Equity Market. The company must be determined to be part of the U.S. equity market, meaning that its home country is the United States. If a company incorporates in, has a stated headquarters location in and also trades in the same country (American Depositary Receipts and American Depositary Shares are not eligible), the company is assigned to its country of incorporation.

o	If any of the three criteria do not match, FTSE Russell then defines three Home Country Indicators (“HCIs”): country of incorporation, country of headquarters and country of the most liquid exchange as defined by two-year average daily dollar trading volume from all exchanges within a country. After the HCIs are defined, the next step in the country assignment involves an analysis of assets by location. FTSE Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of assets matches any of the HCIs, then the company is assigned to its primary asset location.

o	If there is not enough information to determine a company’s primary location of assets, FTSE Russell uses the primary location of the company’s revenue for the same cross-comparison and assigns the company to the appropriate country in a similar fashion. FTSE Russell uses an average of two years of assets or revenue data for analysis to reduce potential turnover.

o	If conclusive country details cannot be derived from assets or revenue, FTSE Russell assigns the company to the country in which its headquarters are located unless the country is a Benefit Driven Incorporation (“BDI”) country. If the country in which its headquarters are located is a BDI country, the company is assigned to the country of its most liquid stock exchange. The BDI countries are Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten and Turks and Caicos Islands.

o	If a company is designated as a Chinese “N Share,” it will not be considered for inclusion within the Russell Indices. An N Share is a company incorporated outside of mainland China that trades on the NYSE, the NASDAQ or the NYSE American. An N Share will have a headquarters or Principal Executive Office or its establishment in mainland China, with the majority of its revenue or assets derived from mainland China.

•	U.S. Eligible Exchange. The following exchanges and markets are deemed to be eligible U.S. exchanges: CBOE, NYSE, NYSE American, NASDAQ and NYSE Arca. Stocks that are not traded on an eligible U.S. exchange (Bulletin Board, Pink Sheet and over-the-counter securities, including securities for which prices are displayed on the FINRA Alternative Display Facility) are not eligible for inclusion.

•	Minimum Closing Price. A stock must have a close price at or above $1.00 (on its primary exchange), subject to exceptions to reduce turnover.

•	Minimum Total Market Capitalization. Companies with a total market capitalization less than $30 million are not eligible for inclusion.

•	Minimum Free Float. Companies with less than 5% of their shares available in the marketplace are not eligible for inclusion.

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•	Company Structure. Companies structured in the following ways are not eligible for inclusion: royalty trusts, U.S. limited liability companies, closed-end investment companies, business development companies (and other companies that are required to report Acquired Fund Fees and Expenses, as defined by the SEC), blank-check companies, special-purpose acquisition companies, limited partnerships, exchange-traded funds and mutual funds.

•	UBTI. Real estate investment trusts and publicly traded partnerships that generate or have historically generated unrelated business taxable income (“UBTI”) and have not taken steps to block UBTI to equity holders are not eligible for inclusion. Information used to confirm UBTI impact includes the following publicly available sources: 10-K, SEC Form S-3, K-1, company annual report, dividend notices or company website.

•	Security Types. The following types of securities are not eligible for inclusion: preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights, depositary receipts, installment receipts and trust receipts.

•	Minimum Voting Rights. Companies assigned a developed market nationality are required to have more than 5% of the company’s voting rights (aggregated across all of its equity securities, including, where identifiable, those that are not listed or trading) in the hands of unrestricted shareholders. Shares referenced as “non-voting” or that provide legally minimum rights only will be viewed as having no voting power as it relates to the minimum voting rights review. Existing constituents with a developed market nationality who did not meet the above requirement had a five-year grandfathering period to comply. Constituents that continued to fail the minimum voting rights requirement were removed at the June 2023 reconstitution.

•	Multiple Share Classes. If an eligible company trades under multiple share classes, each share class is reviewed independently for eligibility for inclusion. Share classes in addition to the primary share class must meet the following minimum size, liquidity and float requirements to be eligible: (i) total market cap must be larger than $30 million; (ii) average daily dollar trading value must exceed that of the global median; and (iii) more than 5% of shares must be available in the marketplace.

Securities of eligible companies are included in Russell Indices based on total market capitalization. Total market capitalization is determined by multiplying total outstanding shares by the market price (generally, the last price traded on the primary exchange of the share class with the highest two-year trading volume, subject to exceptions) as of the rank day in May (except that IPOs are generally considered for inclusion on a quarterly basis). Common stock, non-restricted exchangeable shares and partnership units/membership interests (but not operating partnership units of umbrella partnership real estate investment trusts) are used to calculate a company’s total market capitalization. If multiple share classes of common stock exist, they are combined to determine total shares outstanding; however, in cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. For merger and spin-off transactions that are effective between rank day in May and the business day immediately before the index lock-down takes effect ahead of the annual reconstitution in June, the market capitalizations of the impacted securities are recalculated and membership is re-evaluated as of the effective date of the corporate action.

The 4,000 securities with the greater total market capitalization become members of the Russell 3000E™ Index. All remaining Russell Indices are a subset of the Russell 3000E™ Index. Market capitalization breakpoints for the Russell Indices are determined by the breaks between the rankings of companies (based on descending total market capitalization). Market capitalization breakpoints for the Russell 3000® Index are determined by the break between the companies ranked #1 through #3,000. Market capitalization breakpoints for the Russell 1000® Index are determined by the break between the companies ranked #1 through #1,000. Market capitalization breakpoints for the Russell 2000® Index are determined by the break between the companies ranked #1,001 through #3,000. Market capitalization breakpoints for the Russell Midcap® Index are determined by the break between the companies ranked #201 through #1,000. New members are assigned on the basis of the breakpoints, and existing members are reviewed to determine if they fall within a cumulative 5% market cap range around these new market capitalization breakpoints. If an existing member’s market cap falls within this cumulative 5% of the market capitalization breakpoint, it will remain in its current index rather than be moved to a different Russell Index.

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After membership is determined, a security’s shares are adjusted to include only those shares available to the public (“free float”). The purpose of this adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set. Stocks in the Russell Indices are weighted by their available (also called float-adjusted) market capitalization. The following types of shares are removed from total market capitalization to arrive at free float or available market capitalization, based on information recorded in SEC corporate filings: officers’ and directors’ holdings, private holdings exceeding 10% of shares outstanding, institutional holdings exceeding 30% of shares outstanding, shares held by publicly listed companies, shares held by an Employee Stock Ownership Plan or a Leveraged Employee Stock Ownership Plan; shares locked up during an IPO; direct government holdings; and indirect government holdings exceeding 10% of shares outstanding.

Reconstitution occurs on the fourth Friday in June. A full calendar for reconstitution is published each spring, with such reconstitution schedule governed by FTSE Russell guidelines.

Corporate Actions and Events Affecting the Russell Indices

FTSE Russell applies corporate actions to the Russell Indices on a daily basis. FTSE Russell applies the following methodology guidelines, among others, when adjusting the applicable Russell Index in response to corporate actions:

•	“No Replacement” Rule. Securities that leave the relevant Russell Index for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the relevant Russell Index over a year will fluctuate according to corporate activity.

•	Statement of Principles and Adjustments for Specific Corporate Events. FTSE Russell has stated as general principles that the treatment of corporate events (i) should reflect how such events are likely to be dealt with in investment portfolios to maintain the portfolio structure in line with the target set out in the index objective and index methodology and (ii) should normally be designed to minimize the trading activity required by investors to match the index performance. No assurance can be provided that corporate actions and events will be treated by FTSE Russell in a manner consistent with its statement of general principles.

In addition, FTSE Russell has established guidance for the treatment of corporate actions and events, including, but not limited to, dividends, capital repayments, companies converting to a REIT structure, share buybacks, rights issues, mergers, acquisitions, tender offers, split-offs, spin-offs, bankruptcies, insolvencies, liquidations and trading suspensions. However, because of the complexities involved in some cases, those guidelines are not definitive rules that will determine FTSE Russell’s actions in all circumstances. FTSE Russell reserves the right to determine the most appropriate method of implementation for any corporate event which is not covered by those guidelines or which is of a complex nature.

•	Changes to Shares Outstanding and Free Float. Each Russell Index will be reviewed quarterly for updates to shares outstanding and to free floats used within the calculation of each Russell Index. In March, September and December, shares outstanding and free float will be updated to reflect cumulative share changes greater than 1%, cumulative free float changes greater than 1% for constituents with a free float greater than 5% but less than or equal to 15% and cumulative free float changes greater than 3% for constituents with a free float greater than 15%. In June, the shares and free float updates will be implemented regardless of size. Shares and free float updates can be triggered in some cases by certain events, such as some primary or secondary offerings.

License Agreement

We and FTSE Russell have entered into or expect to enter into a non-exclusive license agreement providing for the license to us, and certain of our affiliates, in exchange for a fee, of the right to use indices owned and published by FTSE Russell in connection with certain securities, including the notes. The license agreement provides or is expected to provide that the following language must be stated in this underlying supplement.

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FTSE Russell does not guarantee the accuracy and/or the completeness of the Russell Indices or any data included in the Russell Indices and has no liability for any errors, omissions, or interruptions in the Russell Indices. FTSE Russell makes no warranty, express or implied, as to results to be obtained by the calculation agent, holders of the notes, or any other person or entity from the use of the Russell Indices or any data included in the Russell Indices in connection with the rights licensed under the license agreement described in this underlying supplement or for any other use. FTSE Russell makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Russell Indices or any data included in the Russell Indices. Without limiting any of the above information, in no event will FTSE Russell have any liability for any special, punitive, indirect or consequential damages, including lost profits, even if notified of the possibility of these damages.

The notes are not sponsored, endorsed, sold or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Russell Indices to track general stock market performance or a segment of the same. FTSE Russell’s publication of the Russell Indices in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the stocks upon which the Russell Indices are based. FTSE Russell’s only relationship to us is the licensing of certain trademarks and trade names of FTSE Russell and of the Russell Indices, which are determined, composed and calculated by FTSE Russell without regard to us or the notes. FTSE Russell is not responsible for and has not reviewed the notes nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell Indices. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the notes.

“Russell 1000®,” “Russell 2000®,” “Russell 3000®” and “Russell Midcap®” are registered trademarks of FTSE Russell in the U.S. and other countries.

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The Russell Style Indices

We obtained all information contained in this underlying supplement regarding the Russell 1000® Growth Index, the Russell 2000® Growth Index and the Russell 3000® Growth Index (each, a “Russell Growth Index” and collectively, the “Russell Growth Indices”) and the Russell 1000® Value Index, the Russell 2000® Value Index and the Russell 3000® Value Index (each, a “Russell Value Index” and collectively, the “Russell Value Indices”), including, without limitation, their make-up, method of calculation, and changes in their components, from publicly available information. That information reflects the policies of, and is subject to change by, FTSE Russell, the index sponsor. FTSE Russell is a wholly owned subsidiary of the London Stock Exchange Group plc. We refer to the Russell Growth Indices and the Russell Value Indices collectively as the “Russell Style Indices.” FTSE Russell has no obligation to continue to publish, and may discontinue publication of, any of the Russell Style Indices at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the Russell Style Indices in connection with the offer and sale of notes.

In addition, information about the Russell Style Indices may be obtained from other sources including, but not limited to, the Russell Style Indices sponsor’s website (including information regarding the Russell Style Indices’ sector weightings). We are not incorporating by reference into this underlying supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Russell Style Indices is accurate or complete.

The constituents included in each Russell Style Index are members of the Russell 1000® Index, the Russell 2000® Index or the Russell 3000® Index (each, a “Russell Index” and collectively, the “Russell Indices”), as applicable. The Russell 1000® Index measures the capitalization-weighted price performance of 1,000 large-capitalization stocks (with respect to the Russell 1000® Index, the “Component Stocks”) and is designed to track the performance of the large-capitalization segment of the U.S. equity market. The Russell 2000® Index measures the capitalization-weighted price performance of 2,000 small-capitalization stocks (with respect to the Russell 2000® Index, the “Component Stocks”) and is designed to track the performance of the small-capitalization segment of the U.S. equity market. The Russell 3000® Index measures the capitalization-weighted price performance of 3,000 large-capitalization stocks (with respect to the Russell 3000® Index, the “Component Stocks”) and is designed to represent the broad U.S. equity market. For additional information about the Russell Indices, please see “Description of Indices—The Russell Indices” in this underlying supplement.

The Russell 1000® Growth Index

The Russell 1000® Growth Index measures the capitalization-weighted price performance of the stocks included in the Russell 1000® Index that are determined by FTSE Russell to be growth oriented, with higher price-to-book ratios and higher forecasted and historical growth. The Russell 1000® Growth Index is reported by Bloomberg L.P. under the ticker symbol “RLG.”

The Russell 1000® Value Index

The Russell 1000® Value Index measures the capitalization-weighted price performance of the stocks included in the Russell 1000® Index that are determined by FTSE Russell to be value oriented, with lower price-to-book ratios and lower forecasted and historical growth. The Russell 1000® Value Index is reported by Bloomberg L.P. under the ticker symbol “RLV.”

The Russell 2000® Growth Index

The Russell 2000® Growth Index measures the capitalization-weighted price performance of the stocks included in the Russell 2000® Index that are determined by FTSE Russell to be growth oriented, with higher price-to-book ratios and higher forecasted and historical growth. The Russell 2000® Growth Index is reported by Bloomberg L.P. under the ticker symbol “RUO.”

The Russell 2000® Value Index

The Russell 2000® Value Index measures the capitalization-weighted price performance of the stocks included in the Russell 2000® Index that are determined by FTSE Russell to be value oriented, with lower price-to-book

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ratios and lower forecasted and historical growth. The Russell 2000® Value Index is reported by Bloomberg L.P. under the ticker symbol “RUJ.”

The Russell 3000® Growth Index

The Russell 3000® Growth Index measures the capitalization-weighted price performance of the stocks included in the Russell 3000® Index that are determined by FTSE Russell to be growth oriented, with higher price-to-book ratios and higher forecasted and historical growth. The Russell 3000® Growth Index is reported by Bloomberg L.P. under the ticker symbol “RAG.”

The Russell 3000® Value Index

The Russell 3000® Value Index measures the capitalization-weighted price performance of the stocks included in the Russell 3000® Index that are determined by FTSE Russell to be value oriented, with lower price-to-book ratios and lower forecasted and historical growth. The Russell 3000® Value Index is reported by Bloomberg L.P. under the ticker symbol “RAV.”

Determining Style

FTSE Russell uses a “non-linear probability” method to assign stocks to a Russell Value Index, an index that measures the capitalization-weighted price performance of the relevant Component Stocks determined by FTSE Russell to be value oriented, with lower price-to-book ratios and lower forecasted and historical growth, and a Russell Growth Index, an index that measures the capitalization-weighted price performance of the relevant Component Stocks determined by FTSE Russell to be growth oriented, with higher price-to-book ratios and higher forecasted and historical growth.

FTSE Russell uses three variables in the determination of value and growth. For value, book-to-price (“B/P”) ratio is used, while for growth, two variables — I/B/E/S forecast medium-term growth (2-year) and sales per share historical growth (5-year) — are used. The term “probability” is used to indicate the degree of certainty that a stock is value or growth based on its relative B/P ratio, I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year).

First, the relevant Component Stocks are ranked by their adjusted B/P, their I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year). These rankings are then converted to standardized units, where the value variable represents 50% of the score and the two growth variables represent the remaining 50%. Next, these units are combined to produce a composite value score (“CVS”).

The relevant Component Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock. In general, a stock with a lower CVS is considered growth, a stock with a higher CVS is considered value and a stock with a CVS in the middle range is considered to have both growth and value characteristics and is weighted proportionately in the relevant Russell Growth Index and the corresponding Russell Value Index. Stocks are always fully represented by the combination of their growth and value weights (e.g., a stock that is given a 20% weight in a Russell Value Index will have an 80% weight in the corresponding Russell Growth Index). Style index assignment for non-pricing vehicle share classes will be based on that of the pricing vehicle and assigned consistently across all additional share classes.

Stock A, in the figure below, is a security with 20% of its available shares assigned to a Russell Value Index and the remaining 80% assigned to the corresponding Russell Growth Index. The growth and value probabilities will always sum to 100%. Hence, the sum of a stock’s market capitalization in a Russell Growth Index and the corresponding Russell Value Index will always equal its market capitalization in the relevant Russell Index.

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In the figure above, the quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile. Stocks at the median are divided 50% in each of the relevant Russell Growth Index and the corresponding Russell Value Index. Stocks below the first quartile are 100% in the Russell Growth Index. Stocks above the third quartile are 100% in the relevant Russell Value Index. Stocks falling between the first and third quartile breaks are included in both the relevant Russell Growth Index and the corresponding Russell Value Index to varying degrees, depending on how far they are above or below the median and how close they are to the first or third quartile breaks.

Roughly 70% of the available market capitalization is classified as all growth or all value. The remaining 30% have some portion of their market value in either the relevant Russell Value Index or the corresponding Russell Growth Index, depending on their relative distance from the median value score. Note that there is a small position cutoff rule. If a stock’s weight is more than 95% in one Russell Style Index, its weight is increased to 100% in that Russell Style Index.

In an effort to mitigate unnecessary turnover, FTSE Russell implements a banding methodology at the CVS level of the growth and value style algorithm. If a company’s CVS change from the previous year is less than or equal to +/- 0.10 and if the company remains in the relevant Russell Index, then the CVS remains unchanged during the next reconstitution process. Keeping the CVS static for these companies does not mean the probability (growth/value) will remain unchanged in all cases due to the relation of a CVS score to the overall Russell Style Index. However, this banding methodology is intended to reduce turnover caused by smaller, less meaningful movements while continuing to allow the larger, more meaningful changes to occur, signaling a true change in a company’s relation to the market.

In calculating growth and value weights, stocks with missing or negative values for B/P, or missing values for I/B/E/S growth (negative I/B/E/S growth is valid), or missing sales per share historical growth (6 years of quarterly numbers are required), are allocated by using the mean value score of the Industry Classification Benchmark subsector, sector, supersector or industry group of the relevant Russell Index into which the company falls. Each missing (or negative B/P) variable is substituted with the subsector, sector, supersector or industry group independently. An industry must have five members or the substitution reverts to the subsector and so forth to the sector. In addition, a weighted value score is calculated for securities with low analyst coverage for I/B/E/S medium-term growth. For securities with coverage by a single analyst, 2/3 of the subsector, sector, supersector or industry group value score is weighted with 1/3 the security’s independent value score. For those securities with coverage by two analysts, 2/3 of the independent security’s value score is used and only 1/3 of the subsector, sector, supersector or industry group is weighted. For those securities with at least three analysts contributing to the I/B/E/S medium-term growth, 100% of the independent security’s value score is used.

License Agreement

We and FTSE Russell have entered into or expect to enter into a non-exclusive license agreement providing for the license to us, and certain of our affiliates, in exchange for a fee, of the right to use indices owned and published

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by FTSE Russell in connection with certain securities, including the notes. The license agreement provides or is expected to provide that the following language must be stated in this underlying supplement.

FTSE Russell does not guarantee the accuracy and/or the completeness of the Russell Style Indices or any data included in the Russell Style Indices and has no liability for any errors, omissions, or interruptions in the Russell Style Indices. FTSE Russell makes no warranty, express or implied, as to results to be obtained by the calculation agent, holders of the notes, or any other person or entity from the use of the Russell Style Indices or any data included in the Russell Style Indices in connection with the rights licensed under the license agreement described in this underlying supplement or for any other use. FTSE Russell makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Russell Style Indices or any data included in the Russell Style Indices. Without limiting any of the above information, in no event will FTSE Russell have any liability for any special, punitive, indirect or consequential damages, including lost profits, even if notified of the possibility of these damages.

The notes are not sponsored, endorsed, sold or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Russell Style Indices to track general stock market performance or a segment of the same. FTSE Russell’s publication of the Russell Style Indices in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the stocks upon which the Russell Style Indices are based. FTSE Russell’s only relationship to us is the licensing of certain trademarks and trade names of FTSE Russell and of the Russell Style Indices, which are determined, composed and calculated by FTSE Russell without regard to us or the notes. FTSE Russell is not responsible for and has not reviewed the notes nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell Style Indices. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the notes.

“Russell 1000®,” “Russell 2000®” and “Russell 3000®” are registered trademarks of FTSE Russell in the U.S. and other countries.

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The S&P Equal Weight Indices

We obtained all information contained in this underlying supplement regarding the S&P 500® Equal Weight Index, the S&P MidCap 400® Equal Weight Index and the S&P SmallCap 600® Equal Weight Index (each, an “S&P Equal Weight Index” and collectively, the “S&P Equal Weight Indices”) including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, any S&P Equal Weight Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the S&P Equal Weight Indices in connection with the offer and sale of notes.

In addition, information about the S&P Equal Weight Indices may be obtained from other sources including, but not limited to, the S&P Equal Wight Indices sponsor’s website (including information regarding the S&P Equal Weight Indices’ sector weightings). We are not incorporating by reference into this underlying supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the S&P Equal Weight Indices is accurate or complete.

The composition of each Equal Weight Index is the same as that of its respective parent S&P U.S. Index identified below. For additional information about the S&P U.S. Indices, please see “Description of Indices—The S&P U.S. Indices” in this underlying supplement.

The S&P 500® Equal Weight Index

The S&P 500® Equal Weight Index is an equal-weighted version of the S&P 500® Index, its parent index. The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. The S&P 500® Equal Weight Index is reported by Bloomberg L.P. under the ticker symbol “SPW.”

The S&P MidCap 400® Equal Weight Index

The S&P MidCap 400® Equal Weight Index is an equal-weighted version of the S&P MidCap 400® Index, its parent index. The S&P MidCap 400® Index consists of stocks of 400 companies selected to provide a performance benchmark for the medium market capitalization segment of the U.S. equity markets. The S&P MidCap 400® Equal Weight Index is reported by Bloomberg L.P. under the ticker symbol “MIDEWI.”

The S&P SmallCap 600® Equal Weight Index

The S&P SmallCap 600® Equal Weight Index is an equal-weighted version of the S&P SmallCap 600® Index, its parent index. The S&P SmallCap 600® Index consists of stocks of 600 companies selected to provide a performance benchmark for the small market capitalization segment of the U.S. equity markets. The S&P SmallCap 600® Equal Weight Index is reported by Bloomberg L.P. under the ticker symbol “SMLEWI.”

Methodology of the S&P Equal Weight Indices

Composition of an S&P Equal Weight Index is the same as that of the corresponding S&P U.S. Index. Constituent changes are incorporated in an S&P Equal Weight Index as and when they are made in the corresponding S&P U.S. Index. When a company is added to an S&P Equal Weight Index in the middle of the quarter, it takes the weight of the company that it replaced. The one exception is when a company is removed from an S&P Equal Weight Index at a price of $0.00. In that case, the company’s replacement is added to that S&P Equal Weight Index at the weight using the previous day’s closing value or the most immediate prior business day that the deleted company was not valued at $0.00.

Each S&P Equal Weight Index is generally calculated and maintained in the same manner as the corresponding S&P U.S. Index, except that each constituent is equally weighted rather than weighted by float-adjusted market capitalization. To calculate an equal-weighted index, the market capitalization for each stock used in the calculation of the index is redefined so that each index constituent has an equal weight in the index at each rebalancing date. In addition to being the product of the stock price, the stock’s shares outstanding and the stock’s float factor (“IWF”),

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an additional weight factor (“AWF”) is also introduced in the market capitalization calculation to establish equal weighting. The AWF of a stock is the adjustment factor of that stock assigned at each index rebalancing date that makes all index constituents’ modified market capitalization equal (and, therefore, equal weight), while maintaining the total market value of the overall index.

Each S&P Equal Weight Index is reset to equal weight quarterly after the close of business on the third Friday of March, June, September and December. The reference date for weighting is the second Friday of the reweighting month and changes are effective after the close of the following Friday using prices as of the reweighting reference date and membership, shares outstanding and IWFs as of the reweighting effective date.

Each S&P Equal Weight Index is calculated, maintained and governed using the same methodology as the corresponding S&P U.S. Index, subject to the equal weight methodology described above. For additional information about the calculation, maintenance and governance of the S&P U.S. Indices, please see “Description of Indices—The S&P U.S. Indices” in this underlying supplement.

License Agreement

We and S&P Dow Jones have entered into or expect to enter into a non-exclusive license agreement providing for the license to us, and certain of our affiliates, in exchange for a fee, of the right to use indices owned and published by S&P Dow Jones in connection with certain securities, including the notes. The license agreement provides or is expected to provide that the following language must be stated in this underlying supplement.

S&P® is a registered trademark of Standard & Poor’s Financial Services LLC and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P. “Standard & Poor’s®”, “S&P 500®,” “S&P MidCap 400®,” “S&P SmallCap 600®” and “S&P®” are trademarks of Standard & Poor’s Financial Services LLC. These trademarks have been sublicensed or are expected to be sublicensed for certain purposes by us. The S&P Equal Weight Indices are a product of S&P and/or its affiliates and have been licensed or are expected to be licensed for use by us. The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Standard & Poor’s Financial Services LLC or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P Equal Weight Indices to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to the S&P Equal Weight Indices is the licensing of the S&P Equal Weight Indices and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third-party licensors. The S&P Equal Weight Indices are determined, composed and calculated by S&P Dow Jones Indices without regard to us or the notes. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the notes into consideration in determining, composing or calculating the S&P Equal Weight Indices. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the S&P Equal Weight Indices will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by us, but which may be similar to and competitive with the notes. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P Equal Weight Indices. It is possible that this trading activity will affect the value of the notes.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P EQUAL WEIGHT INDICES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS,

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OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P EQUAL WEIGHT INDICES OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

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The S&P 500® Futures Excess Return Index

We obtained all information contained in this underlying supplement regarding the S&P 500® Futures Excess Return Index including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, the S&P 500® Futures Excess Return Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the S&P 500® Futures Excess Return Index in connection with the offer and sale of notes.

In addition, information about the S&P 500® Futures Excess Return Index may be obtained from other sources including, but not limited to, the S&P 500® Futures Excess Return Index sponsor’s website. We are not incorporating by reference into this underlying supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the S&P 500® Futures Excess Return Index is accurate or complete.

The S&P 500® Futures Excess Return Index measures the performance of a rolling position in the nearest maturing quarterly E-mini® S&P 500® futures contracts (Symbol: ES) (the “Underlying Futures Contracts”) trading on the Chicago Mercantile Exchange (the “Exchange”). E-mini® S&P 500® futures contracts are U.S. dollar-denominated futures contracts based on the S&P 500® Index. For more information about the S&P 500® Index, see “Description of Indices—The S&P U.S. Indices” in this underlying supplement. The S&P 500® Futures Excess Return Index is reported by Bloomberg under the ticker symbol “SPXFP.”

Index Rolling

As each Underlying Futures Contract approaches maturity, it is replaced by the next maturing Underlying Futures Contract in a process referred to as “rolling.” The rolling of the S&P 500® Futures Excess Return Index occurs quarterly over a one-day rolling period (the “roll day”) every March, June, September and December, effective after the close of trading five business days preceding the last trading date of the maturing Underlying Futures Contract, subject to adjustment in the case of holidays or market disruptions.

Index Calculations

The S&P 500® Futures Excess Return Index is an excess return index, meaning that its performance is based solely on changes in the daily contract price of its Underlying Futures Contract and positive or negative yields associated with rolling Underlying Futures Contracts. An excess return index is distinct from a total return index, which, in addition to reflecting those price and roll returns, would also reflect interest on a hypothetical cash position collateralizing the Underlying Futures Contracts

The closing level of the S&P 500® Futures Excess Return Index on any trading day reflects the change in the daily contract price of the Underlying Futures Contract since the immediately preceding trading day. On each quarterly roll day, the closing level of the S&P 500® Futures Excess Return Index reflects the change from the daily contract price of the maturing Underlying Futures Contract on the immediately preceding trading day to the daily contract price of the next maturing Underlying Futures Contract on that roll day.

The daily contract price of an Underlying Futures Contract will be the settlement price reported by the Exchange. If the Exchange fails to open due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events, the S&P 500® Futures Excess Return Index uses the prior daily contract prices. In situations where the Exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions or other events, S&P Dow Jones calculates the closing level of the S&P 500® Futures Excess Return Index based on the daily contract prices published by the Exchange or, if no daily contract price is available, the Index Committee will determine the course of action.

Index Governance

An S&P Dow Jones index committee (the “Index Committee”) maintains the S&P 500® Futures Excess Return Index. All committee members are full-time professional members of S&P Dow Jones’ staff. The Index Committee

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may revise index policy covering rules for including currencies, the timing of rebalancing or other matters. The Index Committee considers information about changes to the S&P 500® Futures Excess Return Index and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.

The Index Committees reserve the right to make exceptions when applying the methodology of the S&P 500® Futures Excess Return Index if the need arises. In any scenario where the treatment differs from the general rules stated in this underlying supplement or supplemental underlying supplements, notice will be provided, whenever possible.

In addition to the daily governance of the S&P 500® Futures Excess Return Index and maintenance of its index methodology, at least once within any 12-month period, the Index Committee reviews the methodology to ensure the S&P 500® Futures Excess Return Index continues to achieve the stated objectives, and that the data and methodology remain effective. In certain instances, S&P Dow Jones may publish a consultation inviting comments from external parties.

License Agreement

We and S&P Dow Jones have entered into or expect to enter into a non-exclusive license agreement providing for the license to us, and certain of our affiliates, in exchange for a fee, of the right to use indices owned and published by S&P Dow Jones in connection with certain securities, including the notes. The license agreement provides or is expected to provide that the following language must be stated in this underlying supplement.

S&P® is a registered trademark of Standard & Poor’s Financial Services LLC and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P. “Standard & Poor’s®”, “S&P 500® Futures,” “S&P 500®” and “S&P®” are trademarks of Standard & Poor’s Financial Services LLC. These trademarks have been sublicensed or are expected to be sublicensed for certain purposes by us. The S&P 500® Futures Excess Return Index is a product of S&P and/or its affiliates and has been licensed or is expected to be licensed for use by us. The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Standard & Poor’s Financial Services LLC or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P 500® Futures Excess Return Index to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to the S&P 500® Futures Excess Return Index is the licensing of the S&P 500® Futures Excess Return Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third-party licensors. The S&P 500® Futures Excess Return Index is determined, composed and calculated by S&P Dow Jones Indices without regard to us or the notes. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the notes into consideration in determining, composing or calculating the S&P 500® Futures Excess Return Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the S&P 500® Futures Excess Return Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by us, but which may be similar to and competitive with the notes. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500® Futures Excess Return Index. It is possible that this trading activity will affect the value of the notes.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® FUTURES EXCESS RETURN INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY

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FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® FUTURES EXCESS RETURN INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The Underlying Futures Contracts

E-mini® S&P 500® futures contracts are U.S. dollar-denominated futures contracts, based on the S&P 500® Index, traded on the Exchange, representing a contract unit of $50 multiplied by the S&P 500® Index, measured in cents per index point.

E-mini® S&P 500® futures contracts listed for the nearest nine quarters, for each March, June, September and December, and the nearest three Decembers are available for trading. Trading of the E-mini® S&P 500® futures contracts will terminate at 9:30 a.m. Eastern time on the third Friday of the contract month.

The daily settlement prices of the E-mini® S&P 500® futures contracts are based on trading activity in the relevant contract (and in the case of a lead month also being the expiry month, together with trading activity on lead month-second month spread contracts) on the Exchange during a specified settlement period. The final settlement price of E-mini® S&P 500® futures contracts is based on the opening prices of the component stocks in the S&P 500® Index, determined on the third Friday of the contract month.

Overview of Futures Markets

Futures contracts are contracts that legally obligate the holder to buy or sell an asset at a predetermined delivery price during a specified future time period. Futures contracts are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. The futures contracts included in the S&P 500® Futures Excess Return Index are exchange-traded futures contracts. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of an underlying asset or financial instrument during a stated delivery month for a fixed price. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the underlying asset or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

No purchase price is paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but it may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts.

In the United States, futures contracts are traded on designated contract markets. At any time prior to the expiration of a futures contract, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position, subject to the availability of a liquid secondary market. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant,” which is a member of the clearing house.

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Unlike equity securities, futures contracts, by their terms, have stated expirations. At a specific point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular asset or financial instrument with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling.” For example, a market participant with a long position in a futures contract expiring in November who wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell the November contract, which serves to close out the existing long position, and buy a futures contract expiring in December. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

Futures exchanges and clearing houses in the United States are subject to regulation by the Commodity Futures Trading Commission. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances.

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The S&P Select Industry Indices

We obtained all information contained in this underlying supplement regarding the S&P® Banks Select Industry Index, the S&P® Biotechnology Select Industry Index, the S&P® Homebuilders Select Industry Index, the S&P® Metals & Mining Select Industry Index, the S&P® Oil & Gas Exploration & Product Select Industry Index, S&P® Regional Banks Select Industry Index and the S&P® Retail Select Industry Index (each, a “Select Industry Index” and collectively, the “Select Industry Indices”), including, without limitation, their make-up, method of calculation, and changes in their components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, the Select Industry Indices at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the Select Industry Indices in connection with the offer and sale of notes.

In addition, information about the Select Industry Indices may be obtained from other sources including, but not limited to, the Select Industry Indices sponsor’s website. We are not incorporating by reference into this document the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Select Industry Indices is accurate or complete.

General

Each Select Industry Index is designed to measure the performance of a sub-industry or group of sub-industries within the S&P® Total Market Index (the “S&P TM Index”) based on the Global Industry Classification Standards (“GICS®”). The S&P TM Index is a benchmark that measures the performance of the United States equity market. The S&P TM Index offers broad market exposure to companies of all market capitalizations, including all common equities listed on the NYSE, NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA, or Cboe EDGX. Only United States companies are eligible for inclusion in the S&P TM Index.

The S&P® Banks Select Industry Index

The S&P® Banks Select Industry Index is an equally-weighted index that is designed to measure the performance of the following sub-industries of the S&P TM Index: asset management & custody banks (must also meet the North American Industry Classification of depository credit intermediation), diversified banks, regional banks, diversified financial services and commercial & residential mortgage finance. Each of the component stocks in the S&P® Banks Select Industry Index is a constituent company within one of the foregoing sub-industries of the S&P TM Index. The S&P® Banks Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIBK.”

The S&P® Biotechnology Select Industry Index

The S&P® Biotechnology Select Industry Index is an equally-weighted index that is designed to measure the performance of the biotechnology sub-industry of the S&P TM Index. The S&P® Biotechnology Select Industry Index primarily includes companies in the biotechnology sub-industry and, if fewer than the minimum number of stocks are selected from its primary sub-industry, may include companies in the following supplementary sub-industry: the life sciences tools & services sub-industry. Each of the component stocks in the S&P® Biotechnology Select Industry Index is a constituent company within one of the foregoing sub-industries of the S&P TM Index. The S&P® Biotechnology Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIBI.”

The S&P® Homebuilders Select Industry Index

The S&P® Homebuilders Select Industry Index is an equally-weighted index that is designed to measure the performance of the homebuilding sub-industry of the S&P TM Index. The S&P® Homebuilders Select Industry Index primarily includes companies in the homebuilding sub-industry and, if fewer than the minimum number of stocks are selected from its primary sub-industry, may include companies in the following supplementary sub-industries: building products, home furnishings, home improvement retail, homefurnishing retail and household appliances. Each of the component stocks in the S&P® Homebuilders Select Industry Index is a constituent company

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within one of the foregoing sub-industries of the S&P TM Index. The S&P® Homebuilders Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIHO.”

The S&P® Metals & Mining Select Industry Index

The S&P® Metals & Mining Select Industry Index is an equally-weighted index that is designed to measure the performance of the following sub-industries of the S&P TM Index: aluminum, coal & consumable fuels, copper, diversified metals & mining, gold, precious metals & minerals, silver and steel. Each of the component stocks in the S&P® Metals & Mining Select Industry Index is a constituent company within one of the foregoing sub-industries of the S&P TM Index. The S&P® Metals & Mining Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIMM.”

The S&P® Oil & Gas Exploration & Production Select Industry Index

The S&P® Oil & Gas Exploration & Production Select Industry Index is an equally-weighted index that is designed to measure the performance of the following sub-industries of the S&P TM Index: integrated oil & gas, oil & gas exploration & production and oil & gas refining & marketing. Each of the component stocks in the S&P® Oil & Gas Exploration & Production Select Industry Index is a constituent company within one of the foregoing sub-industries of the S&P TM Index. The S&P® Oil & Gas Exploration & Production Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIOP.”

The S&P® Regional Banks Select Industry Index

The S&P® Regional Banks Select Industry Index is an equally-weighted index that is designed to measure the performance of the regional banks sub-industry of the S&P TM Index. Each of the component stocks in the S&P® Regional Banks Select Industry Index is a constituent company within the foregoing sub-industry of the S&P TM Index. The S&P® Regional Banks Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIRBK.”

The S&P® Retail Select Industry Index

The S&P® Retail Select Industry Index is an equally-weighted index that is designed to measure the performance of the following sub-industries of the S&P TM Index: apparel retail, automotive retail, broadline retail, computer & electronic retail, consumer staples merchandise retail, drug retail, food retailers, and other specialty retail. Each of the component stocks in the S&P® Retail Select Industry Index is a constituent company within one of the foregoing sub-industries of the S&P TM Index. The S&P® Retail Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIRE.”

Index Eligibility

To qualify for membership in a Select Industry Index, at each quarterly rebalancing, a stock must satisfy each of the following criteria:

1.	A stock must be a member of the S&P TM Index.

2.	A stock must be included in the relevant GICS® primary sub-industry (or, if fewer than the minimum number of stocks are selected from the relevant primary sub-industry, a supplementary sub-industry as described in 4 below).

3.	A stock must meet one of the following float-adjusted market capitalization (“FMC”) and float-adjusted liquidity ratio (“FALR”) requirements:

a.	Be a current constituent and have an FMC greater than or equal to $300 million and an FALR greater than or equal to 50%;

b.	Have an FMC greater than or equal to $500 million and an FALR greater than or equal to 90%; or

c.	Have an FMC greater than or equal to $400 million and an FALR greater than or equal to 150%.

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4.	If fewer than 35 stocks are selected for inclusion in a Select Industry Index from the applicable primary sub-industries, for certain Select Industry Indices, stocks from a supplementary list of highly correlated sub-industries (referred to as supplementary stocks) will be selected by the following process:

a.	All eligible primary stocks are added to the relevant Select Industry Index;

b.	If there are 35 or more eligible primary stocks, then any current constituents that are supplementary stocks are removed;

c.	If after step 1 there are less than 35 eligible primary stocks, then supplementary stocks meeting the relevant market capitalization and liquidity thresholds are added in order of their FMC from largest to smallest until the minimum constituent count of 35 stocks is met;

d.	A buffer is applied in step 3 such that a supplementary stock being added must have an FMC greater than 1.2 times (or 20% higher than) the supplementary stock it is replacing. This buffer is evaluated on each supplementary stock addition relative to the current supplementary stock it is replacing. For example, the largest non-index supplementary stock by FMC is evaluated against the smallest supplementary index constituent, the second largest non-index supplementary stock is evaluated against the second smallest supplementary index constituent, etc. This process is repeated until no supplementary additions exceed the buffer.

5.	Additionally, minimum FMC requirements may be relaxed for all Select Industry Indices to ensure that there are at least 22 stocks in each Select Industry Index as of each rebalancing effective date.

Liquidity

A FALR, defined as the annual dollar value traded divided by FMC, is used to measure liquidity. Using composite pricing and consolidated volume (excluding dark pools) across all venues (including historical values), annual dollar value traded is defined as the average closing price multiplied by the historical volume over the 365 calendar days prior to the evaluation date. This is reduced to the available trading period for stocks that do not have 365 calendar days of trading history. In these cases, the dollar value traded available as of the evaluation date is annualized.

Takeover Restrictions

At the discretion of S&P Dow Jones, constituents with shareholder ownership restrictions defined in company bylaws may be deemed ineligible for inclusion in a Select Industry Index. Ownership restrictions preventing entities from replicating the index weight of a company may be excluded from the eligible universe or removed from the applicable Select Industry Index. S&P Dow Jones will provide up to five days advance notification of a deletion between rebalancings due to ownership restrictions. If S&P Dow Jones decides to remove or exclude a company, that company is ineligible for re-entry or inclusion, respectively, for at least one full calendar year, beginning with the subsequent rebalance.

Multiple Share Classes

For companies with multiple share classes of common stock, S&P Dow Jones determines the share class with both the highest one-year trading liquidity (as defined by median daily value traded) and largest float-adjusted market capitalization as the designated listing. When the liquidity and market capitalization indicators are in conflict, S&P Dow Jones analyzes the relative differences between the two values placing a greater importance on liquidity. Each such company included in a Select Industry Index is represented once by its designated listing.

Calculation of the Select Industry Indices

The Select Industry Indices are equally-weighted, with adjustments to constituent weights to ensure concentration and liquidity requirements, and calculated by the divisor methodology.

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The initial divisor is set to have a base index value of 1000 on the applicable base date. The index value is simply the index market value divided by the index divisor.

In order to maintain index series continuity, it is necessary to adjust the divisor at each rebalancing.

Constituent Weightings

At each quarterly rebalancing, constituents are initially equally-weighted, with adjustments made to ensure that, for a given theoretical portfolio value (“TPV”), each individual constituent’s index weight cannot exceed 4.5% of the FMC and the value that can be traded in three days. No stock in the index can have a weight greater than 4.5%. TPVs are reviewed annually in September, incorporating index-linked exchange traded product assets under management (“AUM”) using the below process:

1.	Determine the maximum aggregate AUM tracking each S&P Select Sector Index over the past year, based on index-linked exchange traded product’s AUM from the previous September, December, March, and June, as well as the latest available month-end data point.

2.	Round the maximum value up to the nearest billion.

3.	Add a 20% buffer to the result and again round up to the nearest billion for the final TPV.

If there are no index-linked exchange traded products tracking a S&P Select Sector Index, the TPV for that S&P Select Sector Index is set at $2 billion. Any updates are made at the discretion of the Index Committee and announced to clients with ample lead time.

S&P Dow Jones Indices calculates a maximum constituent weight for each index constituent using the following formula:

where:

3-month MDVT	= Three-month median daily value traded

3	= Liquidity weight multiplier

4.5%	= Single stock cap

The reference date for assessing the 3-month MDVT and stock price is after the close on the last business day of February, May, August and November for the rebalancings effective after the close on the third Friday of March, June, September and December, respectively.

Each constituent’s initial equal weight is compared to the calculated maximum constituent weight, and the constituent’s weight is set to the lesser of the maximum constituent weight or the initial equal weight. If the resulting index weights do not sum to 100%, any excess weights are iteratively redistributed to the uncapped constituents.

If all constituents are capped and the resulting index weights still do not sum up to 100%, the constraints are relaxed in the following order:

1.	Maximum liquidity weight multiplier in increments of 0.1,

2.	Single stock cap in increments of 0.1%,

3.	TPV decreasing in increments of $ 100 million.

The process is repeated iteratively until a feasible solution is found. The single stock weight constraint’s upper limit for the iterative process is 4.8%.

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Secondary Reweighting. If, on the third to last business day of March, June, September, or December, the aggregate weight of companies with index weights greater than 4.8% exceeds 50%, index weights reset to the previously determined weights using the data from that quarter's reference date.

If such a secondary reweighting is triggered, and existing constituent(s) were dropped since the prior quarterly rebalancing, the secondary reweighting re-runs the reweighting process using the same data from the latest quarterly rebalancing.

Maintenance of the Select Industry Indices

Rebalancing. The membership of the Select Industry Indices is reviewed quarterly. Rebalancings occur after the closing on the third Friday of the quarter ending month. The reference date for additions and deletions is after the closing of the last trading date of the previous month. Closing prices as of the second Friday of the last month of the quarter are used for setting index weights.

Additions. Stocks are added between rebalancings only if a deletion in the applicable Select Industry Index causes the stock count to fall below 22. In those cases, each stock deletion is accompanied with a stock addition. The new stock will be added to the applicable Select Industry Index at the weight of the deleted company.

Deletions. A stock is deleted from the applicable Select Industry Index if the S&P TM Index drops the stock. If a stock deletion causes the number of stocks in the applicable Select Industry Index to fall below 22, each stock deletion is accompanied with a corresponding stock addition. In the case of mergers involving two index constituents, the merged entity remains in the applicable Select Industry Index provided it satisfies the eligibility criteria. If the merged entity qualifies for index inclusion, the stock deemed the target is dropped, the index shares for the acquirer will remain unchanged, and the weightings of the remaining constituents adjust proportionally.

GICS Reclassifications. If a constituent’s GICS® classification changes to an ineligible sub-industry for a given Select Industry Index, the constituent is removed from such Select Industry Index at the subsequent rebalancing.

Spin-Offs. The S&P Select Industry Indices follow the S&P TM Index treatment of spin-offs. In general, both the parent and spin-off company remain in the relevant Select Industry Index until the subsequent rebalancing. The spin-off company is added to the relevant Select Industry Index at a zero price at the close of the day before the ex-date. No price adjustment is applied to the parent and there is no divisor change. If the spin-off company is dropped from S&P TM Index the weight of the spun-off company is added back to the parent stock’s weight after at least one day of trading.

Adjustments. The table below summarizes the treatment of certain corporate actions.

Corporate Action	Treatment

Change in shares outstanding	Shares outstanding changes are offset by an adjustment factor (“AWF”). There is no change to the market capitalization of the relevant Select Industry Index and no divisor adjustment.

Split/reverse split	Shares outstanding are adjusted by the split ratio. Stock price is adjusted by the split ratio. There is no change to the market capitalization of the relevant Select Industry Index and no divisor adjustment.

Change in IWF	IWF changes are offset by an AWF. There is no change to the market capitalization of the relevant Select Industry Index and no divisor adjustment.

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Corporate Action	Treatment

Ordinary dividend	When a company pays an ordinary cash dividend, also referred to as a regular cash dividend, the relevant Select Industry Index does not make any adjustments to the price or shares of the stock. As a result, there are no divisor adjustments to that Select Industry Index.

Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the market capitalization of the relevant Select Industry Index causes a divisor adjustment.

Rights offering	All rights offerings that are in the money on the ex-date are applied under the assumption that the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The change in price and shares is offset by an AWF to keep the market capitalization (stock weight) of the relevant Select Industry Index unchanged. There is no change to the market capitalization of that Select Industry Index and no divisor adjustment.

License Agreement

We and S&P Dow Jones have entered into or expect to enter into a non-exclusive license agreement providing for the license to us, and certain of our affiliates, in exchange for a fee, of the right to use indices owned and published by S&P Dow Jones in connection with certain securities, including the notes. The license agreement provides or is expected to provide that the following language must be stated in this underlying supplement.

S&P® is a registered trademark of Standard & Poor’s Financial Services LLC and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P. “Standard & Poor’s®”, “S&P 500®,” “S&P MidCap 400®,” “S&P SmallCap 600®” and “S&P®” are trademarks of Standard & Poor’s Financial Services LLC. These trademarks have been sublicensed or are expected to be sublicensed for certain purposes by us. The Select Industry Indices are a product of S&P and/or its affiliates and have been licensed or are expected to be licensed for use by us. The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Standard & Poor’s Financial Services LLC or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Select Industry Indices to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to the Select Industry Indices is the licensing of the Select Industry Indices and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third-party licensors. The Select Industry Indices are determined, composed and calculated by S&P Dow Jones Indices without regard to us or the notes. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the notes into consideration in determining, composing or calculating the Select Industry Indices. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the Select Industry Indices will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the notes

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currently being issued by us, but which may be similar to and competitive with the notes. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Select Industry Indices. It is possible that this trading activity will affect the value of the notes.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE SELECT INDUSTRY INDICES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SELECT INDUSTRY INDICES OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

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The S&P Select Sector Indices

We obtained all information contained in this underlying supplement regarding the Communication Services Select Sector Index, the Consumer Discretionary Select Sector Index, the Consumer Staples Select Sector Index, the Energy Select Sector Index, the Financial Select Sector Index, the Health Care Select Sector Index, the Industrials Select Sector Index, the Materials Select Sector Index, the Real Estate Select Sector Index, the Technology Select Sector Index and the Utilities Select Sector Index (each, a “Select Sector Index” and collectively, the “Select Sector Indices”), including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, any Select Sector Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to any Select Sectors Index in connection with the offer and sale of notes.

In addition, information about the Select Sector Indices may be obtained from other sources including, but not limited to, the Select Sector Indices sponsor’s website. We are not incorporating by reference into this underlying supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Select Sector Indices is accurate or complete.

The Communication Services Select Sector Index

The Communication Services Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the communications services sector of the S&P 500® Index. The Communication Services Select Sector Index includes companies in the following industries: diversified telecommunication services; wireless telecommunication services; media; entertainment; and interactive media and services. The Communication Services Select Sector Index is one of the Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.” The Communication Services Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXCPR.”

The Consumer Discretionary Select Sector Index

The Consumer Discretionary Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the consumer discretionary sector of the S&P 500® Index. The Consumer Discretionary Select Sector Index includes companies in the following industries: automobile components; automobiles; household durables; leisure products; textiles, apparel and luxury goods; hotels, restaurants and leisure; diversified consumer services; distributors; broadline retail; and specialty retail. The Consumer Discretionary Select Sector Index is one of the Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.” The Consumer Discretionary Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXY.”

The Consumer Staples Select Sector Index

The Consumer Staples Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the consumer staples sector of the S&P 500® Index. The Consumer Staples Select Sector Index includes companies in the following industries: consumer staples distribution and retail; beverages; food products; tobacco; household products; and personal care products. The Consumer Staples Select Sector Index is one of the Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.” The Consumer Staples Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXR.”

The Energy Select Sector Index

The Energy Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the energy sector of the S&P 500® Index. The Energy Select Sector Index includes companies in the following industries: energy equipment and services; and oil, gas and consumable fuels. The Energy Select Sector Index is one of the Select Sector sub-indices

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of the S&P 500® Index, each of which we refer to as a “Select Sector Index.” The Energy Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXE.”

The Financial Select Sector Index

The Financial Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the financial sector of the S&P 500® Index. The Financial Select Sector Index includes companies in the following industries: banks; financial services; consumer finance; capital markets; mortgage real estate investment trusts; and insurance. The Financial Select Sector Index is one of the Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.” The Financial Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXM.”

The Health Care Select Sector Index

The Health Care Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the health care sector of the S&P 500® Index. The Health Care Select Sector Index includes companies in the following industries: health care equipment and supplies; health care providers and services; health care technology; biotechnology; pharmaceuticals; and life sciences tools and services. The Health Care Select Sector Index is one of the Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.” The Health Care Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXV.”

The Industrials Select Sector Index

The Industrials Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the industrials sector of the S&P 500® Index. The Industrials Select Sector Index includes companies in the following industries: aerospace and defense; building products; construction and engineering; electrical equipment; industrial conglomerates; machinery; trading companies and distributors; commercial services and supplies; professional services; air freight and logistics; passenger airlines; marine transportation; ground transportation; and transportation infrastructure. The Industrials Select Sector Index is one of the Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.” The Industrials Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXI.”

The Materials Select Sector Index

The Materials Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the materials sector of the S&P 500® Index. The Materials Select Sector Index includes companies in the following industries: chemicals; constructions materials; containers and packaging; metals and mining; and paper and forest products. The Materials Select Sector Index is one of the Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.” The Materials Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXB.”

The Real Estate Select Sector Index

The Real Estate Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the real estate sector of the S&P 500® Index. The Real Estate Select Sector Index includes companies in the following industries: diversified real estate investment trusts (“REITs”); industrial REITs; hotel and resort REITs; office REITs; health care REITs; residential REITs; retail REITs; specialized REITs; and real estate management and development. The Real Estate Select Sector Index is one of the Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.” The Real Estate Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXRE.”

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The Technology Select Sector Index

The Technology Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the information technology sector of the S&P 500® Index. The Technology Select Sector Index includes companies in the following industries: IT services; software; communications equipment; technology hardware, storage and peripherals; electronic equipment, instruments and components; and semiconductors and semiconductor equipment. The Technology Select Sector Index is one of the Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.” The Technology Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXT.”

The Utilities Select Sector Index

The Utilities Select Sector Index is a modified market capitalization-based index, intended to provide investors with a way to track the movements of certain public companies that represent the utilities sector of the S&P 500® Index. The Utilities Select Sector Index includes companies in the following industries: electric utilities; gas utilities; multi-utilities; water utilities; and independent power and renewable electricity producers. The Utilities Select Sector Index is one of the Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.” The Utilities Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXU.”

Construction of the Select Sector Indices

Each of the component stocks in the Select Sector Indices is a member of the S&P 500® Index. Each stock included in the S&P 500® Index is classified into one of eleven sectors based on the Global Industry Classification Standard (GICS®). Each Select Sector Index is made up of all stocks that are classified in the relevant GICS® sector. The current 11 GICS® sectors are as follows: Communication Services, Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Materials, Real Estate, Information Technology and Utilities. For a description of the selection criteria for the S&P 500® Index, see “Description of Indices—The S&P U.S. Indices” in this underlying supplement.

Weighting of the Select Sector Indices

Each Select Sector Index is capped market capitalization weighted. For capping purposes, the Select Sector Indices are rebalanced quarterly after the close of business on the third Friday of March, June, September and December using the following procedures:

1.	The rebalancing reference date is the second Friday of March, June, September and December.

2.	With prices reflected on the rebalancing reference date, adjusted for any applicable corporate actions, and membership, shares outstanding and investable weight factors as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization (“FMC”). Modifications are made as defined below.

3.	If any company has an FMC weight greater than 24%, the company’s weight is capped at 23%, which allows for a 2% buffer. This buffer is meant to mitigate against any company exceeding 25% as of the quarter-end diversification requirement date.

4.	All excess weight is proportionally redistributed to all uncapped companies within the relevant Select Sector Index.

5.	After this redistribution, if the FMC weight of any other company breaches 23%, the process is repeated iteratively until no company breaches the 23% weight cap.

6.	The sum of the companies with weights greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.

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7.	If the rule in step 6 is breached, all companies are ranked in descending order by FMC weight. The weight of the smallest company whose weight is greater than 4.8% that causes the step 6 breach is reduced to 4.5%. This process continues iteratively until step 6 is satisfied.

8.	Index share amounts are assigned to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices one week prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements.

9.	If, on the second to last business day of March, June, September or December, a company has a weight greater than 24% or the sum of the companies with weights greater than 4.8% exceeds 50%, a secondary rebalancing will be triggered with the rebalancing effective date being after the close of the last business day of the month. This secondary rebalancing will use the closing prices as of the second to last business day of March, June, September or December, and membership, shares outstanding and investable weight factors as of the rebalancing effective date.

At times, companies may be represented in the Select Sector Indices by multiple share class lines. Maximum weight capping is based on company FMC, with the weight of multiple class companies allocated proportionally to each share class line based on its FMC as of the rebalancing reference date. If no capping is required, both share classes remain in the relevant Select Sector Index at their natural FMC.

Calculation, Maintenance and Governance of the Select Sector Indices

The Select Sector Indices are calculated, maintained and governed using the same methodology as the S&P 500® Index, subject to the capping methodology described above. For additional information about the calculation, maintenance and governance of the S&P 500® Index, please see “Description of Indices — The S&P U.S. Indices” in this underlying supplement.

License Agreement

We and S&P Dow Jones have entered into or expect to enter into a non-exclusive license agreement providing for the license to us, and certain of our affiliates, in exchange for a fee, of the right to use indices owned and published by S&P Dow Jones in connection with certain securities, including the notes. The license agreement provides or is expected to provide that the following language must be stated in this underlying supplement.

S&P® is a registered trademark of Standard & Poor’s Financial Services LLC and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P. “Standard & Poor’s®”, “S&P 500®” and “S&P®” are trademarks of Standard & Poor’s Financial Services LLC. These trademarks have been sublicensed or are expected to be sublicensed for certain purposes by us. The Select Sector Indices are a product of S&P and/or its affiliates and have been licensed or are expected to be licensed for use by us. The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Standard & Poor’s Financial Services LLC or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Select Sector Indices to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to the Select Sector Indices is the licensing of the Select Sector Indices and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third-party licensors. The Select Sector Indices are determined, composed and calculated by S&P Dow Jones Indices without regard to us or the notes. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the notes into consideration in determining, composing or calculating the Select Sector Indices. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the Select Sector Indices will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial

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products unrelated to the notes currently being issued by us, but which may be similar to and competitive with the notes. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Select Sector Indices. It is possible that this trading activity will affect the value of the notes.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE SELECT SECTOR INDICES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SELECT SECTOR INDICES OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

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The S&P Style Indices

We obtained all information contained in this underlying supplement regarding the S&P 500® Growth Index, the S&P MidCap 400® Growth Index and the S&P SmallCap 600® Growth Index (each, an “S&P Growth Index” and collectively, the “S&P Growth Indices”) as well as the S&P 500® Value Index, the S&P MidCap 400® Value Index and the S&P SmallCap 600® Value Index (each, an “S&P Value Index” and collectively, the “S&P Value Indices”) including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. We refer to the S&P Growth Indices and the S&P Value Indices collectively as the “S&P Style Indices.” S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, any S&P Stye Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the S&P Style Indices in connection with the offer and sale of notes.

In addition, information about the S&P Style Indices may be obtained from other sources including, but not limited to, the S&P Style Indices sponsor’s website (including information regarding the S&P Style Indices’ sector weightings). We are not incorporating by reference into this underlying supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the S&P Style is accurate or complete.

Each S&P Style Index is a subset of the S&P 500® Index, the S&P MidCap 400® Index or the S&P SmallCap 600® Index (each, an “S&P U.S. Index” and collectively, the “S&P U.S. Indices”), as applicable. For additional information about the S&P U.S. Indices, please see “Description of Indices—S&P U.S. Indices” in this underlying supplement.

The S&P 500® Growth Index

The S&P 500® Growth Index is a subset of the S&P 500® Index and is a capped float-adjusted market capitalization-weighted index composed of large-capitalization U.S. equities that exhibit growth characteristics. The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. The S&P 500® Growth Index is reported by Bloomberg L.P. under the ticker symbol “SGX.”

The S&P 500® Value Index

The S&P 500® Value Index is a subset of the S&P 500® Index and is a capped float-adjusted market capitalization-weighted index composed of large-capitalization U.S. equities that exhibit value characteristics. The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. The S&P 500® Value Index is reported by Bloomberg L.P. under the ticker symbol “SVX.”

The S&P MidCap 400® Growth Index

The S&P MidCap 400® Growth Index is a subset of the S&P MidCap 400® Index and is capped a float-adjusted market capitalization-weighted index composed of medium-capitalization U.S. equities that exhibit growth characteristics. The S&P MidCap 400® Index consists of stocks of 400 companies selected to provide a performance benchmark for the medium market capitalization segment of the U.S. equity markets. The S&P MidCap 400® Growth Index is reported by Bloomberg L.P. under the ticker symbol “MIDG.”

The S&P MidCap 400® Value Index

The S&P MidCap 400® Value Index is a subset of the S&P MidCap 400® Index and is a capped float-adjusted market capitalization-weighted index composed of medium-capitalization U.S. equities that exhibit value characteristics. The S&P MidCap 400® Index consists of stocks of 400 companies selected to provide a performance

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benchmark for the medium market capitalization segment of the U.S. equity markets. The S&P MidCap 400® Value Index is reported by Bloomberg L.P. under the ticker symbol “MIDV.”

The S&P SmallCap 600® Growth Index

The S&P SmallCap 600® Growth Index is a subset of the S&P SmallCap 600® Index and is a capped float-adjusted market capitalization-weighted index composed of small-capitalization U.S. equities that exhibit growth characteristics. The S&P SmallCap 600® Index consists of stocks of 600 companies selected to provide a performance benchmark for the small market capitalization segment of the U.S. equity markets. The S&P SmallCap 600® Growth Index is reported by Bloomberg L.P. under the ticker symbol “SMLG.”

The S&P SmallCap 600® Value Index

The S&P SmallCap 600® Value Index is a subset of the S&P SmallCap 600® Index and is a capped float-adjusted market capitalization-weighted index composed of small-capitalization U.S. equities that exhibit value characteristics. The S&P SmallCap 600® Index consists of stocks of 600 companies selected to provide a performance benchmark for the small market capitalization segment of the U.S. equity markets. The S&P SmallCap 600® Value Index is reported by Bloomberg L.P. under the ticker symbol “SMLV.”

Composition of the S&P Style Indices

Each S&P Style Index is a subset of the relevant S&P U.S. Index and is a capped float-adjusted market-capitalization weighted index. S&P Dow Jones allocates the complete float-adjusted market capitalization of the companies included in the relevant S&P U.S. Index between the corresponding S&P Value Index and S&P Growth Index based on an assessment of those companies’ respective value and growth characteristics.

The market capitalization of companies exhibiting the strongest value characteristics relative to their respective growth characteristics is allocated to the relevant S&P Value Index (approximately 33% of the market capitalization of its parent index), and the market capitalization of companies exhibiting the strongest growth characteristics relative to their respective value characteristics (approximately 33% of the market capitalization of its parent index) is allocated to the corresponding S&P Growth Index. The market capitalization of the remaining companies included in the relevant S&P U.S. Index is split between the corresponding S&P Value Index and S&P Growth Index, with more of the market capitalization of companies exhibiting stronger value characteristics relative to their respective growth characteristics being allocated to the relevant S&P Value Index and more of the market capitalization of companies exhibiting the stronger growth characteristics relatively to their respective value characteristics being allocated to the corresponding S&P Growth Index.

Construction of the S&P Style Indices

Each S&P Style Index is derived from its parent index, the relevant S&P U.S. Index. An S&P Style Index cannot have a constituent that is not also a member of the relevant S&P U.S. Index.

Style Factors. The S&P Growth Indices and the S&P Value Indices measure growth and value along two separate dimensions, with three factors each used to measure growth and value. The list of factors used is outlined in the table below.

Growth Factors	Value Factors
Three-year net change in earnings per share (excluding extra items) over current price per share	Book value to price ratio
Three-year sales per share growth rate	Earnings to price ratio
Momentum (12-month % price change)	Sales to price ratio

•	If earnings from three years prior are not available, two-year change in earnings per share (excluding extra items) over price per share is used. If earnings from two years prior are not available, one-year change in earnings per share (excluding extra items) over price per share is used. If earnings from one year prior are not available, the factor is set equal to zero.

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•	If sales from three years prior are not available, two-year sales per share growth rate is used. If sales from two years prior are not available, one-year sales per share growth rate is used. If sales from one year prior are not available, the factor is set equal to zero. If the starting values is less than zero, the score is multiplied by a factor of negative 1.

•	If there is not enough trading history to calculate 12-month momentum, then the momentum factor is calculated from the stock’s listing date.

•	If book value to price ratio, earnings to price ratio, or sales to price ratio is not available then such factor is set equal to zero.

Style Scores. Raw values for each of the above factors are calculated by S&P Dow Jones for each company in the S&P Total Market Index universe. The S&P Total Market Index is a float-adjusted, market capitalization-weighted index designed to track the broad U.S. equity market, including large-, mid-, small- and micro-cap stocks.

These raw values are first “winsorized” (a statistical tool used to minimize the influence of outliers in data) to the 90th percentile and then standardized by dividing the difference between each company’s raw score and the mean of the entire set by the standard deviation of the entire set. A “growth score” for each company is computed as the average of the standardized values of the three growth factors. Similarly, a “value score” for each company is computed as the average of the standardized values of the three value factors. At the end of this step each company has a growth score and a value score.

Establishing Style Baskets. Companies within the relevant S&P U.S. Index are then ranked based on their growth and value scores. A company with a high growth score would have a higher “growth rank,” while a company with a low value score would have a lower “value rank.” For example, the index constituent with the highest value score would have a value rank of 1, while the constituent with the lowest value score would have a value rank of 500 in the case of the S&P 500® Index, 400 in the case of the S&P MidCap 400® Index or 600 in the case of the S&P SmallCap 600® Index.

The companies within the relevant S&P U.S. Index are then sorted in ascending order by the ratio of their growth rank to their value rank. The companies at the top of the list have a higher growth rank (or higher growth score) and a lower value rank (or lower value score) and, therefore, exhibit pure growth characteristics. The companies at the top of the list, comprising 33% of the total market capitalization of the relevant S&P U.S. Index, are included in the “growth basket.”

The companies at the bottom of the list have a higher value rank (or higher value score) and a lower growth rank (or lower growth score) and, therefore, exhibit pure value characteristics. The companies at the bottom of the list, comprising 33% of the total market capitalization of the relevant S&P U.S. Index, are included in the “value basket.”

The companies in the middle of the list have similar growth ranks and value ranks and, therefore, exhibit neither pure growth nor pure value characteristics. The companies in the middle of the list, comprising 34% of the total market capitalization of the relevant S&P U.S. Index, are included in the “blended basket.”

Capped Growth and Value Indices. The style baskets described above are the starting points for the S&P Style Indices’ construction. 100% of the float market capitalization of a company in the value basket is assigned to the relevant S&P Value Index, and 100% of the float market capitalization of a company in the growth basket is assigned to the corresponding S&P Growth Index.

The middle 34% of float market capitalization consists of companies that have similar growth and value ranks. The market capitalization of these companies that are in the blended basket is distributed between the relevant S&P Value Index and the corresponding S&P Growth Index based on their distances from the midpoint of the growth basket and the midpoint of the value basket. The midpoint of each style basket is calculated as the average of value scores and growth scores of all companies in that style basket.

Based on back-tested results, the total market capitalization is approximately equally divided among each S&P Growth Index and its corresponding S&P Value Index. However, there is no mathematical procedure employed to

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force equal market capitalization for each S&P Growth Index and its corresponding S&P Value Index, since price movements of constituent stocks would result in inequality immediately following any reconstitution. Therefore, the future allocation of the market capitalization to the S&P Style Indices may not be equal.

Constituent Weighting

Prior to June 24, 2024, each S&P Style Index was market capitalization-weighted at each rebalancing. Effective June 24, 2024, S&P Dow Jones announced a change such that each S&P Style Index is now a capped market capitalization weighted Index. For capping purposes, the S&P Style Indices are rebalanced quarterly after the close of business on the third Friday of March, June, September and December, using a rebalancing reference date as of after the close of the Wednesday prior to the first Friday of March, June, September, and December. Each S&P Style Index rebalanced quarterly, using the following procedures:

1.	With prices reflected on the rebalancing reference date, adjusted for any applicable corporate actions, and membership, shares outstanding, investable weight factors (“IWFs”), and Growth/Value Factor as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization (“FMC”).

2.	If any company weighs more than 24%, the company’s weight is capped at 23%, which allows for a 2% buffer. This buffer attempts to mitigate the potential for any company to exceed 25% as of the quarter-end diversification requirement date.

3.	Proportionally redistribute any excess weight to all uncapped companies within the relevant S&P Style Index. The process continues iteratively until no company breaches the 23% weight cap.

4.	The aggregate weight of companies with weights greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.

5.	If the rule in step 4 is breached, all companies are ranked in descending order by weight and the smallest company whose weight is greater than 4.8% that causes the step 4 breach has its weight reduced to 4.5%. This process continues iteratively until step 4 is satisfied.

6.	Index share amounts are assigned to each constituent to arrive at the weights calculated above.

7.	If, on the third to last business day of March, June, September, or December, a company has an index weight greater than 24%, or the sum of the companies with weights greater than 4.8% exceeds 50%, a secondary reweighting is triggered with the rebalancing effective date after the close of the last business day of the month with any applicable reweighting changes appearing in daily proforma and corporate action files starting on the second to last business day of the month. The secondary reweighting uses the closing prices as of the third to last business day of March, June, September, or December, and membership, shares outstanding, IWFs and Growth/Value Factor as of the rebalancing effective date.

When companies represented in the S&P Style Indices are represented by multiple share classes, maximum weight capping is based on company FMC, with the weight of multiple-class companies allocated proportionally to each share class based on its FMC as of the rebalancing reference date. If no capping is required, both share classes remain in the relevant Select Sector Index at their natural FMC.

Each S&P Style Index is calculated using the same methodology as the S&P U.S Indices, subject to the capping methodology described above. In addition, corporate actions and index changes are implemented in the same manner as for other S&P U.S. Indices, provided that additional adjustments, when needed, are made in accordance with the Corporate Actions and Other Adjustments table below. See “Description of Indices—The S&P U.S. Indices” in this underlying supplement for additional information.

Maintenance of the S&P Style Indices

Rebalancing. Each S&P Style Index is rebalanced annually, effective after the close on the third Friday of December. The reference date for growth and value expressions is after the close of the last trading date of the previous month.

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Style scores, growth and value midpoint averages are reset only at the December rebalancing. Other changes to the S&P Style Indices are made on an as-needed basis, following the guidelines of the relevant S&P U.S. Index. Changes in response to corporate actions and market developments can be made at any time.

Corporate Actions and Other Adjustments

Parent Index Action	Adjustment Made to the Relevant S&P Style Index	Divisor Adjustment?

Constituent Change	If the index constituent being dropped is a member of an S&P Style Index, it is removed from such S&P Style Index. The replacement stock will then be added to either the relevant S&P Value Index or the corresponding S&P Growth Index (or both) based on its growth/value rank, and S&P Dow Jones will announce the percent of float market capitalization of the replacement stock to be added to the relevant S&P Value Index or the corresponding S&P Growth Index (or both) via its index corporate events report. The percent of float market capitalization of the constituent in each S&P Style Index for the replacement stock is calculated using the Global Industry Classification Standard industry-level averages for stocks outside the S&P Composite 1500 index other than spin-offs, and such percentage will be based on old values for inter-index moves.	Yes

Share Changes between Quarterly Share Adjustments	Share count follows the relevant S&P U.S. Index share count.	Yes

Quarterly Share Changes	Share count follows the relevant S&P U.S. Index share count. In addition, the new percent of float market capitalization in the relevant S&P Value Index and the corresponding S&P Growth Index changes for all constituent stocks at the December rebalancing. These will be pre-announced in a manner similar to quarterly share changes.	Yes

Spin-Off	Index membership follows the relevant S&P U.S. Index. The “child stock” is assigned the same percent of float market capitalization in each S&P U.S. Index as its “parent stock.”	No

Governance of the S&P Style Indices

The S&P Style Indices are maintained by an index committee (the “Index Committee”). All members of the Index Committee are full-time professional members of S&P Dow Jones’ staff. The Index Committee meets regularly. At each meeting, the Index Committee may review pending corporate actions that may affect constituents of an S&P Style Index, statistics comparing the composition of the S&P Style Indices to the market, companies that are being considered as candidates for addition to an S&P Style Index and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

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License Agreement

We and S&P Dow Jones have entered into or expect to enter into a non-exclusive license agreement providing for the license to us, and certain of our affiliates, in exchange for a fee, of the right to use indices owned and published by S&P Dow Jones in connection with certain securities, including the notes. The license agreement provides or is expected to provide that the following language must be stated in this underlying supplement.

S&P® is a registered trademark of Standard & Poor’s Financial Services LLC and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P. “Standard & Poor’s®”, “S&P 500®,” “S&P MidCap 400®,” “S&P SmallCap 600®” and “S&P®” are trademarks of Standard & Poor’s Financial Services LLC. These trademarks have been sublicensed or are expected to be sublicensed for certain purposes by us. The S&P Style Indices are a product of S&P and/or its affiliates and have been licensed or are expected to be licensed for use by us. The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Standard & Poor’s Financial Services LLC or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P Style Indices to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to the S&P Style Indices is the licensing of the S&P Style Indices and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third-party licensors. The S&P Style Indices are determined, composed and calculated by S&P Dow Jones Indices without regard to us or the notes. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the notes into consideration in determining, composing or calculating the S&P Style Indices. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the S&P Style Indices will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by us, but which may be similar to and competitive with the notes. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P Style Indices. It is possible that this trading activity will affect the value of the notes.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P STYLE INDICES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P STYLE INDICES OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

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The S&P U.S. Indices

We obtained all information contained in this underlying supplement regarding the S&P 500® Index, the S&P MidCap 400® Index and the S&P SmallCap 600® Index (each, an “S&P Index” and collectively, the “S&P Indices”) including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, any S&P Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the S&P Indices in connection with the offer and sale of securities.

In addition, information about the S&P Indices may be obtained from other sources including, but not limited to, the S&P Indices sponsor’s website (including information regarding the S&P Indices’ sector weightings). We are not incorporating by reference into this underlying supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the S&P Indices is accurate or complete.

The S&P 500® Index

The S&P 500® Index is published by S&P Dow Jones and is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. The S&P 500® Index covers approximately 80% of the United States equity market. As of the date of this underlying supplement, to be added to the S&P 500® Index, a company must have a market capitalization of $18.0 billion or more. The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

The S&P MidCap 400® Index

The S&P MidCap 400® Index is published by S&P Dow Jones and is comprised of 400 companies selected to provide a performance benchmark for the mid-sized market capitalization segment of the United States equity market. As of the date of this underlying supplement, to be added to the S&P MidCap 400® Index, a company must have a market capitalization within the range of $6.7 billion to $18.0 billion. The S&P MidCap 400® Index is reported by Bloomberg L.P. under the ticker symbol “MID.”

The S&P SmallCap 600® Index

The S&P SmallCap 600® Index is published by S&P Dow Jones and is comprised of 600 companies selected to provide a performance benchmark for the small market capitalization segment in the United States equity market. As of the date of this underlying supplement, to be added to the S&P SmallCap 600® Index, a company must have a market capitalization within the range of $1.0 billion to $6.7 billion. The S&P SmallCap 600® Index is reported by Bloomberg L.P. under the ticker symbol “SML.”

Composition of the S&P Indices

Changes to the S&P Indices are made on an as-needed basis, with no annual or semi-annual reconstitution. Constituent changes are typically announced with at least three business days’ advance notice. Less than three business days’ notice may be given at the discretion of the S&P Dow Jones’ U.S. index committee.

Eligibility Criteria

For each S&P Index, additions to such S&P Index are evaluated based on the following eligibility criteria. These criteria are for additions to an S&P Index, not for continued membership. A stock may be removed from an S&P Index if it violates the eligibility criteria and if ongoing conditions warrant its removal as described below under “Maintenance of the S&P Indices—Deletion from an S&P Index.”

•	Domicile. The company must be a U.S.-domiciled company. The incorporation and/or registration, operational headquarters location and primary stock exchange listing are the principal factors determining country of domicile. Other factors considered include the geographic breakdown of revenue and assets,

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ownership information, location of officers, directors and employees, investor perception and other factors deemed to be relevant by the S&P Dow Jones’ U.S. index committee.

•	Security Filing Type. The company issuing the security satisfies the U.S. Securities Exchange Act of 1934’s periodic reporting obligations by filing certain required forms for domestic issuers, such as but not limited Form 10-K annual reports, Form 10-Q quarterly reports, and Form 8-K current reports.

•	Exchange Listing. A primary listing on one of the following U.S. exchanges is required: NYSE, NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA or Cboe EDGX exchanges. Ineligible exchanges include the Over-the-counter (OTC) Markets, including the Pink Open Market.

•	Organizational Structure and Share Type. Eligible organizational structures and share types are corporations (including equity and mortgage real estate investment trusts) and common stock (i.e., shares). Ineligible organizational structures and share types include, but are not limited to, business development companies, limited partnerships, master limited partnerships, limited liability companies, closed-end funds, exchange-traded funds, exchange-traded notes, royalty trusts, special purpose acquisition companies, tracking stocks, preferred and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American depositary receipts. In addition, the securities of companies with multiple share class structures (including companies with listed and unlisted share classes) are no longer eligible to be added to an S&P Index, but securities already included in an S&P Index have been grandfathered and are not affected by this change.

•	Market Capitalization. The total company market capitalization should be within the specified range applicable to the S&P Index, as noted above. This range is reviewed at the beginning of each calendar quarter and updated as needed to ensure they reflect current market conditions. Companies passing the total company level market capitalization criteria are also required to have a security level float-adjusted market capitalization (“FMC”) that is at least 50% of the applicable S&P Index’s total company level minimum market capitalization threshold.

•	IWF. For each stock, an investable weight factor (“IWF”) is calculated, which is equal to the percentage of such stock’s shares that are freely available for trading in the public market. A stock must have a minimum IWF of 0.1 as of the rebalancing effective date to be eligible for inclusion in an S&P Index.

•	Liquidity. A float-adjusted liquidity ratio (“FALR”), defined as the annual dollar value traded divided by the FMC, is used to measure liquidity. Using composite pricing and consolidated volume (excluding dark pools), annual dollar value traded is defined as the average closing price multiplied by the historical volume over the 365 calendar days prior to the evaluation date. This is reduced to the available trading period for initial public offerings (“IPOs”), spin-offs or public companies considered to be U.S. domiciled for index purposes that do not have 365 calendar days of trading history on a U.S. exchange. In these cases, the dollar value traded available as of the evaluation date is annualized. The price, shares outstanding and IWF as of the evaluation date are used to calculate the FMC. The evaluation date is the open of trading on the day prior to the announcement date. The stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date. The FALR must be greater than or equal to 0.75 at the time of addition to an S&P U.S. Index. Current index constituents have no minimum requirement.

•	Financial Viability. The sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles (“GAAP”) earnings (net income excluding discontinued operations) should be positive as should the most recent quarter. For equity real estate investment trusts, financial viability is based on GAAP earnings and/or funds from operations, if reported.

•	Treatment of IPOs. IPOs should be traded on an eligible exchange for at least 12 months before being considered for addition to an S&P Index. For former special purpose acquisition companies (“SPACs”), S&P Dow Jones considers the de-SPAC transaction to be an event equivalent to an IPO, and 12 months of trading post the de-SPAC event are required before a former SPAC can be considered for inclusion in an

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S&P Index. Spin-offs or in-specie distributions from existing constituents do not need to be seasoned for 12 months prior to their inclusion in an S&P Index.

Companies that migrate from an ineligible exchange, emerge from bankruptcy, are newly designated to be domiciled in the U.S. for index purposes by S&P Dow Jones or convert from an ineligible share or organizational type to an eligible type do not need to trade on an eligible U.S. exchange for 12 months before being considered for addition.

•	Sector Classification. Sector balance, as measured by a comparison of each GICS® sector’s weight in the applicable S&P Index with its weight in the S&P Total Market Index, in the relevant market capitalization range, is also considered in the selection of companies for the S&P Indices. The S&P Total Market Index is a float-adjusted, market-capitalization weighted index designed to track the broad equity market, including large-, mid-, small- and micro-cap stocks.

Calculation of the S&P Indices

The S&P Indices are float-adjusted market capitalization-weighted indices. On any given day, the value of an S&P Index is the total FMC of that S&P Index’s constituents divided by that S&P Index’s divisor. The FMC reflects the price of each stock in an S&P Index multiplied by the number of shares used in such S&P Index’s value calculation.

Float Adjustment. A stock’s weight in an S&P Index is determined by the FMC of the stock. Under float adjustment, the share counts in calculating the S&P Indices reflect only those shares available to investors rather than all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies, government agencies or other long-term strategic holders given such shares are not available to investors in the public markets.

Divisor. Continuity in index values of an S&P Index is maintained by adjusting its divisor for all changes in its constituents’ share capital after its base date. This includes additions and deletions to the relevant S&P Index, rights issues, share buybacks and issuances and non-zero price spin-offs. The value of an S&P Index’s divisor over time is, in effect, a chronological summary of all changes affecting the base capital of such S&P Index. The divisor of an S&P Index is adjusted such that the index value of such S&P Index at an instant just prior to a change in base capital equals the index value of such S&P Index at an instant immediately following that change.

Maintenance of the S&P Indices

Changes to index composition are made on an as-needed basis. There is no scheduled reconstitution. Rather, changes in response to corporate actions and market developments can be made at any time. Index additions and deletions are typically announced with at least three business days’ advance notice. Less than three business days’ notice may be given at the discretion of the S&P Dow Jones’ U.S. index committee.

Deletion from an S&P Index. For each S&P Index, deletions from such S&P Index occur as follows:

•	A company is deleted from an S&P Index if it is involved in a merger, acquisition or significant restructuring such that it no longer meets the eligibility criteria:

o	A company delisted as a result of a merger, acquisition or other corporate action is removed at a time announced by S&P Dow Jones, normally at the close of the last day of trading or expiration of a tender offer. Constituents that are halted from trading may be kept in the applicable S&P Index until trading resumes, at the discretion of S&P Dow Jones’ U.S. index committee. If a stock is moved to the pink sheets or the bulletin board, the stock is removed.

o	A company that substantially violates one or more of the eligibility criteria may be deleted at the S&P Dow Jones’ U.S. index committee’s discretion.

Any company that is removed from an S&P Index (including discretionary and bankruptcy/exchange delistings) must wait a minimum of one year from its removal date before being screened for the eligibility criteria.

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S&P Dow Jones believes turnover in S&P Index membership should be avoided when possible. At times a stock included in an S&P Index may appear to temporarily violate one or more of the addition criteria. However, the addition criteria are for addition to an S&P Index, not for continued membership. As a result, an S&P Index constituent that appears to violate criteria for addition to such S&P Index is not deleted unless ongoing conditions warrant an index change. When a stock is removed from an S&P Index, S&P Dow Jones explains the basis for the removal.

Migration. Current constituents of a S&P Composite 1500® component index (which include each S&P Index) can be migrated from one S&P Composite 1500® component index to another provided they meet the total company level market capitalization eligibility criteria for the new index. Migrations from one S&P Composite 1500® index to another do not need to meet the financial viability, liquidity or 50% of the respective index’s total company level minimum market capitalization threshold criteria.

Companies that are spun-off from current index constituents do not need to meet the outside addition criteria, but they should be considered U.S. domiciled. For spin-offs, index membership eligibility is determined using when-issued prices, if available. At the discretion of the S&P Dow Jones’ U.S. index committee, a spin-off company may be retained in the parent stock’s index if the Committee determines it has a total market capitalization representative of the parent index. If the spin-off company’s estimated market cap is below the minimum defined in the outside addition criteria but there are other constituent companies in the applicable S&P Index that have a significantly lower total market cap than the spin-off company, the S&P Dow Jones’ U.S. index committee may decide to retain the spin-off company in the applicable S&P Index.

Share Updates. Share counts are updated to the latest publicly available filings on a quarterly basis.

Investable Weight Factor (IWF) Updates. IWF changes are implemented either annually, quarterly or on an accelerated schedule following the relevant event depending on the nature of the change as explained below.

•	Annual Review. IWFs are reviewed annually based on the most recently available data filed with various regulators and exchanges.

•	Quarterly Review. IWF changes will only be made at the quarterly review if the change represents at least 5% of total current shares outstanding and is related to a single corporate action that did not qualify for the accelerated implementation rule (as described below). For quarterly reviews that coincide with the annual review, the annual review rules apply.

•	Mandatory Action. Certain mandatory actions, such as M&A driven share/IWF changes, stock splits, and mandatory distributions, are not subject to a minimum threshold for implementation. In order to minimize index turnover, any IWF changes resulting from such mandatory actions are implemented based on the pre-event IWFs of the securities involved.

•	Accelerated Implementation Rule. Material share/IWF changes resulting from certain non-mandatory corporate actions follow an accelerated implementation rule with sufficient advance notification. The accelerated implementation rule is intended to reduce turnover intra-quarter while also enhancing opportunities for index trackers to take advantage of non-mandatory material liquidity events.

o	For actions qualifying for accelerated implementation but less than $1 billion, an adjustment to the company’s IWF will only be made to the extent that such an IWF change helps the new float share total mimic the shares available in the offering.

o	For actions qualifying for accelerated implementation and at least $1 billion, IWF changes are implemented to reflect the shares made available in the offering plus the latest share and ownership information publicly available at the time of the announcement.

Share/IWF Reference Date and Freeze Period. A reference date, after the market close five weeks prior to the third Friday in March, June, September and December, is the cutoff for publicly available information used for quarterly shares outstanding and IWF changes. All shares outstanding and ownership information contained in public filings and/or official sources dated on or before the reference date are included in that quarter’s update. In

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addition, there is a freeze period on a quarterly basis for any changes that result from the accelerated implementation rule. The freeze period begins after the market close on the Tuesday prior to the second Friday of each rebalancing month (i.e., March, June, September and December) and ends after the market close on the third Friday of the rebalancing month.

Pro-forma files for float-adjusted market capitalization indices are generally released after the market close on the first Friday, two weeks prior to the rebalancing effective date. Pro-forma files for capped and alternatively weighted indices are generally released after the market close on the second Friday, one week prior to the rebalancing effective date. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 5, the share/IWF freeze period will begin after the close of trading on Tuesday, March 9, and will end after the close of trading the following Friday, March 19 (i.e., the third Friday of the rebalancing month).

During the share/IWF freeze period, shares and IWFs are not changed and the accelerated implementation rule is suspended, except for mandatory corporate action events (such as merger activity, stock splits and rights offerings). The suspension includes all changes that qualify for accelerated implementation and would typically be announced or effective during the share/IWF freeze period. At the end of the freeze period, all suspended changes will be announced on the third Friday of the rebalancing month and implemented five business days after the quarterly rebalancing effective date.

Companies that are the target of cash M&A events, and if publicly available guidance indicates the event is expected to close by quarter end, may have their share count frozen at their current level for rebalancing purposes.

Corporate Action Adjustments. The table below summarizes the types of index maintenance adjustments upon various corporate actions and indicates whether or not a divisor adjustment is required.

Type of Corporate Action	Index Treatment

Company addition/deletion

Addition

Companies are added at the float market capitalization weight. The net change to the index market capitalization causes a divisor adjustment.

Deletion

The weights of all stocks in the applicable S&P Index will proportionally change. Relative weights will stay the same. The index divisor will change due to the net change in the index market capitalization.

Changes in shares outstanding	Increasing the shares outstanding increases the market capitalization of the applicable S&P Index. Similarly, decreasing the shares outstanding decreases the market capitalization of the applicable S&P Index. The change to the index market capitalization causes a divisor adjustment.

Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the index market capitalization and no divisor adjustment.

Spin-off	The spin-off is added to the applicable S&P Index on the ex-date at a price of zero. The spin-off index shares are based on the spin-off ratio. On the ex-date the spin-off will have the same attributes as its parent company and will remain in the applicable S&P Index for at least one trading day. As a result, there will be no change to the index divisor on the ex-date.

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Type of Corporate Action	Index Treatment

If the spin-off is ineligible for continued inclusion, it will be removed after the ex-date. The weight of the spin-off being removed is reinvested across all the index components proportionately such that the relative weights of all index components are unchanged. The net change in index market capitalization will cause a divisor change.

Change in IWF	Increasing the IWF increases the market capitalization of the applicable S&P Index. Similarly, decreasing the IWF decreases the market capitalization of the applicable S&P Index. A net change to the index market capitalization causes a divisor adjustment.

Ordinary dividend	When an index component pays an ordinary cash dividend, also referred to as a regular cash dividend, the applicable S&P Index does not make any adjustments to the price or shares of the stock. As a result, there are no divisor adjustments to such index component.

Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the index market capitalization causes a divisor adjustment.

Rights offering	All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The net change in market capitalization causes a divisor adjustment.

Other Adjustments. In cases where there is no achievable market price for a stock being deleted, it can be removed at a zero or minimal price at the S&P Dow Jones’ U.S. index committee’s discretion.

Governance of the S&P Indices

Each S&P Index is maintained by S&P Dow Jones’ U.S. index committee. All index committee members are full-time professional members of S&P Dow Jones’ staff. The index committee meets monthly. At each meeting, the index committee reviews pending corporate actions that may affect constituents of the S&P Indices, statistics comparing the composition of the S&P Indices to the market, companies that are being considered as candidates for addition to the S&P Indices, and any significant market events. In addition, the index committee may revise an S&P Index’s policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

License Agreement

We and S&P Dow Jones have entered into or expect to enter into a non-exclusive license agreement providing for the license to us, and certain of our affiliates, in exchange for a fee, of the right to use indices owned and published by S&P Dow Jones in connection with certain securities, including the notes. The license agreement provides or is expected to provide that the following language must be stated in this underlying supplement.

S&P® is a registered trademark of Standard & Poor’s Financial Services LLC and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P. “Standard & Poor’s®”, “S&P 500®,” “S&P MidCap 400®,” “S&P SmallCap 600®” and “S&P®” are trademarks of Standard & Poor’s Financial Services LLC. These trademarks have been sublicensed or are expected to be sublicensed for certain purposes by us. The S&P Indices are a product of S&P and/or its affiliates and have been licensed or are expected to be licensed for use by us. The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Standard & Poor’s Financial Services LLC or any of their respective affiliates

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(collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P Indices to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to the S&P Indices is the licensing of the S&P Indices and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third-party licensors. The S&P Indices are determined, composed and calculated by S&P Dow Jones Indices without regard to us or the notes. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the notes into consideration in determining, composing or calculating the S&P Indices. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the S&P Indices will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by us, but which may be similar to and competitive with the notes. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P Indices. It is possible that this trading activity will affect the value of the notes.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P INDICES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P INDICES OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

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The S&P®/ASX 200 Index

We obtained all information contained in this underlying supplement regarding the S&P®/ASX 200 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, the S&P®/ASX 200 Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the S&P®/ASX 200 Index in connection with the offer and sale of the notes.

In addition, information about the S&P®/ASX 200 Index may be obtained from other sources including, but not limited to, the S&P®/ASX 200 Index sponsor’s website (including information regarding (i) the S&P®/ASX 200 Index’s top ten constituents, (ii) the S&P®/ASX 200 Index’s sector weightings and (iii) the S&P®/ASX 200 Index’s country weightings). We are not incorporating by reference into this underlying supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the S&P®/ASX 200 Index is accurate or complete.

The S&P®/ASX 200 Index is reported by Bloomberg L.P. under the ticker symbol “AS51.”

General

The S&P®/ASX 200 Index is recognized as the institutional investable benchmark in Australia. The S&P®/ASX 200 Index measures the performance of the 200 largest and most liquid index-eligible stocks listed on the Australian Securities Exchange (the “ASX”) by float-adjusted market capitalization.

Composition of the S&P®/ASX 200 Index

The S&P®/ASX Equity Indices Committee (the “Index Committee”) aims to design a highly liquid and tradable index whose total market capitalization is large enough to approximate the market segment it is capturing while keeping the number of stocks at a minimum. Both market capitalization and liquidity are assessed using the previous six months’ worth of data. Quarterly review changes take effect the third Friday of March, June, September and December.

Eligibility Criteria

Additions to the S&P®/ASX 200 Index are evaluated based on the following eligibility criteria.

•	Listing. Only securities listed on the ASX are considered for inclusion in the S&P®/ASX 200 Index.

•	Domicile. Both domestic and foreign-domiciled entities are eligible for inclusion in the S&P®/ASX 200 Index. Foreign-domiciled securities may be subject to specialized treatment due to the date reporting conventions of certain foreign securities listed on the ASX. Such action is necessary in order to ensure the S&P®/ASX 200 Index remains representative of the Australian market while limiting constituent turnover and reducing index volatility.

A company is considered to be domestic if:

•	The company is incorporated in Australia and traded on the ASX; or

•	The company is incorporated overseas but has an exclusive listing on the ASX; or

•	The company is incorporated overseas and is traded on the other overseas markets, but most of the trading activity occurs on the ASX.

Generally, a foreign-domiciled company is a company that is:

1.	Incorporated overseas; and/or

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2.	Listed on one or more overseas markets; and

3.	Has the majority of its trading activity occurring on an overseas exchange.

When determining the domestic or foreign-domicile classification, the value and volume of shares traded on the ASX relative to any overseas market listings, are reviewed across various time periods of up to 12 months. Changes in classification will typically be made in cases where there is a clear and sustained majority of trading (60% or more) on the ASX relative to other overseas market listings, or vice versa. Any changes in classification as a result of a merger or acquisition are reviewed on case-by-case basis.

•	Eligible Securities. Common and equity preferred stocks (which are not of a fixed income nature) are eligible for inclusion in the S&P®/ASX 200 Index. Hybrid stocks, such as convertible stock, bonds, warrants and preferred stock that provide a guaranteed fixed return, are not eligible. Listed investment companies that invest in a portfolio of securities are not eligible. Companies that are currently the target of an acquisition are ineligible.

•	Market Capitalization. The market capitalization criterion for stock inclusion is based upon the daily average market capitalization of a security over the last six months. The ASX stock price history (last six months, adjusted for price-adjusting corporate actions), latest available shares on issue and the investable weight factor (“IWF”) are the relevant variables for the calculation. The IWF is a variable that is primarily used to determine the available float of a security for ASX-listed securities.

•	Liquidity. Only securities that are regularly traded are eligible for inclusion in the S&P®/ASX 200 Index. A stock’s liquidity is measured relative to its peers. Stocks must have a minimum Relative Liquidity of 50% to be included in the S&P®/ASX 200 Index. Relative Liquidity is calculated as follows:

Relative Liquidity	=	Stock Median Liquidity
Market Liquidity

where:

•	Stock Median Liquidity is the median daily value traded on the ASX for each stock divided by the average float/index weight-adjusted market capitalization for the previous six months; and

•	Market Liquidity is determined using the market capitalization weighted average of the stock median liquidities of the 500 constituents in the All Ordinaries index, an index composed of the 500 largest securities listed on the ASX.

Calculation of the S&P®/ASX 200 Index

The S&P®/ASX 200 Index is a float-adjusted market capitalization-weighted index calculated in the same manner as the S&P Indices, except that a stock must have a minimum IWF of 0.3 to be eligible for inclusion in the S&P®/ASX 200 Index. For additional information about the calculation of the S&P®/ASX 200 Index, see “Description of Indices—The S&P U.S. Indices—Calculation of the S&P Indices” in this underlying supplement. For purposes of such section, the S&P®/ASX 200 Index is an “S&P Index.”

Maintenance of the S&P®/ASX 200 Index

Rebalancing. Rebalancing of the S&P®/ASX 200 Index series occurs on a regular basis. Shares and IWFs updates are also applied regularly. The reference date used for the six months’ worth of trading data is the second to last Friday of the month prior to the rebalancing.

Frequency. The S&P®/ASX 200 Index constituents are rebalanced quarterly to ensure adequate market capitalization and liquidity. Quarterly rebalancing changes take effect after the market close on the third Friday of March, June, September and December.

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Buffers. In order to limit the level of index turnover, eligible non-constituent securities will generally only be considered for index inclusion once a current constituent stock is excluded due to a sufficiently low rank and/or liquidity, based on the float-adjusted market capitalization. Potential index inclusions and exclusions need to satisfy a buffer requirement in terms of the rank of the stock relative to the S&P®/ASX 200 Index. The buffer aims to limit the level of index turnover that may take place at each quarterly rebalancing, maximizing the efficiency and limiting the cost associated with holding the index portfolio.

Addition	Rank Buffer for Deletion

179th or higher	221st or lower

This float-adjusted market capitalization rank buffer serves as the guideline used by the Index Committee to arrive at any potential constituent changes to the S&P®/ASX 200 Index. However, the Index Committee has complete discretion to by-pass these rules when circumstances warrant.

Intra-Rebalancing Additions/Deletions. The S&P®/ASX 200 Index is a fixed count index, so intra-rebalancing index additions are generally made only if a vacancy is created by an index deletion. Index additions are made according to market size and liquidity. The reference date used to determine the index replacement is determined on a case-by-case basis and taken closer to the time of the event that triggered the vacancy. Deletions can occur between index rebalancing dates due to acquisitions, mergers and spin-offs or due to suspension or bankruptcies. The decision to remove a stock from the S&P®/ASX 200 Index will be made once there is sufficient evidence that the transaction will be completed. Stocks that are removed due to mergers and acquisitions activity are removed from the S&P®/ASX 200 Index at the cash offer price for cash-only offers. Otherwise the best available price in the market is used.

Initial Public Offerings (“IPOs”). An IPO is added to the S&P®/ASX 200 Index only when an appropriate vacancy occurs or due to a rebalance and is subject to proven liquidity for at least eight weeks. An exception may be made for extraordinary large offerings where sizeable trading volumes justify inclusion. Available price and value traded data as of the reference date is used to determine eligibility for IPOs.

Spin-offs. A spun-off company is added to all indices of the parent company at a zero price on the ex-date. Should the spun-off company not be considered eligible for the S&P®/ASX 200 Index that it is added to on the basis of its float-adjusted market capitalization, then it will be removed from the S&P®/ASX 200 Index after at least one day of regular way trading.

Share Updates. The share count for all constituents of the S&P®/ASX 200 Index are reviewed quarterly and are rounded to the nearest thousand (‘000) for all domestic Australian stocks. Share updates for foreign-domiciled securities will take place at each quarterly rebalancing. The update to the number of shares outstanding will only take place when, on the rebalancing reference date, the three-month average of CHESS Depositary Interests (“CDIs”), a type of depositary receipt developed by ASX, or the total securities held in the Australian branch of issuer sponsored register (where supplied) and in the Clearing House Electronic Sub-register System (“CHESS”), an ASX computer system for the management of transaction settlements, differs from the current number of shares used by 5% or more. Where CDI information is not supplied to the ASX by the company’s share register, estimates for Australian equity capital will be drawn from CHESS data and, ultimately, registry-sourced data.

Investable Weight Factor (IWF) Updates. IWFs are reviewed annually as part of the September quarterly rebalancing. In addition to the annual IWF review, certain events may warrant an intra-quarter or quarterly IWF update. For more information on IWF updates, see “Description of Indices—The S&P U.S. Indices—Maintenance of the S&P Indices—Investable Weight Factor (IWF) Updates” in this underlying supplement. For purposes of such section, the S&P®/ASX 200 Index is an “S&P Index.”

Corporate Action Adjustments. For a summary of the types of index maintenance adjustments upon various corporate actions and whether or not a divisor adjustment is required, see the table under “Description of Indices—The S&P U.S. Indices—Maintenance of the S&P Indices—Corporate Action Adjustments” in this underlying supplement. For purposes of such section, the S&P®/ASX 200 Index is an “S&P Index.”

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Governance of the S&P®/ASX 200 Index

The S&P®/ASX 200 Index is maintained by an index committee the (“Index Committee”). S&P Dow Jones chairs the Index Committee, which is composed of five voting members representing both S&P Dow Jones and the ASX. The Index Committee meets regularly to review market developments and convenes as needed to address major corporate actions. At each meeting, the Index Committee may review pending corporate actions that may affect constituents of the S&P®/ASX 200 Index, statistics comparing the composition of the S&P®/ASX 200 Index to the market, companies that are being considered as candidates for addition to the S&P®/ASX 200 Index and any significant market events. In addition, the Index Committee may revise the S&P®/ASX 200 Index’s policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

License Agreement

We and S&P Dow Jones have entered into or expect to enter into a non-exclusive license agreement providing for the license to us, and certain of our affiliates, in exchange for a fee, of the right to use indices owned and published by S&P Dow Jones in connection with certain securities, including the notes. The license agreement provides or is expected to provide that the following language must be stated in this underlying supplement.

S&P® is a registered trademark of Standard & Poor’s Financial Services LLC and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P. “Standard & Poor’s®”, “S&P 500®,” “S&P MidCap 400®,” “S&P SmallCap 600®” and “S&P®” are trademarks of Standard & Poor’s Financial Services LLC. These trademarks have been sublicensed or are expected to be sublicensed for certain purposes by us. The S&P®/ASX 200 Index is a product of S&P and/or its affiliates and has been licensed or are expected to be licensed for use by us. The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Standard & Poor’s Financial Services LLC or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P®/ASX 200 Index to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to the S&P®/ASX 200 Index is the licensing of the S&P®/ASX 200 Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third-party licensors. The S&P®/ASX 200 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to us or the notes. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the notes into consideration in determining, composing or calculating the S&P®/ASX 200 Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the S&P®/ASX 200 Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by us, but which may be similar to and competitive with the notes. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P®/ASX 200 Index. It is possible that this trading activity will affect the value of the notes.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P®/ASX 200 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P®/ASX 200 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO

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EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

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The STOXX Benchmark Indices

We obtained all information contained in this underlying supplement regarding the STOXX® Europe Total Market Index, the STOXX® Europe 600 Index, the EURO STOXX® Index, the EURO STOXX® Banks Index, the STOXX® Europe 600 Banks Index, the STOXX® Europe 50 Index and the EURO STOXX 50® Index (each, a “STOXX Benchmark Index” and collectively, the “STOXX Benchmark Indices”), including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. This information reflects the policies of, and is subject to change by, STOXX Limited (“STOXX”), a wholly owned subsidiary of Deutsche Börse AG, the index sponsor. The STOXX Benchmark Indices are calculated, maintained and published by STOXX. STOXX has no obligation to continue to publish, and may discontinue publication of, any STOXX Benchmark Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the STOXX Benchmark Indices in connection with the offer and sale of notes.

In addition, information about the STOXX Benchmark Indices may be obtained from other sources including, but not limited to, the STOXX Benchmark Indices sponsor’s website. We are not incorporating by reference into this underlying supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the STOXX Benchmark Indices is accurate or complete.

The STOXX® Europe Total Market Index

The STOXX® Europe Total Market Index is a free-float market capitalization weighted index composed of at least 95% of the free-float market capitalization traded on each of the major exchanges of 17 European countries: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Poland, Portugal, Spain, Sweden, Switzerland and the United Kingdom. The euro price return version of the STOXX® Europe Total Market Index is reported by Bloomberg L.P. under the ticker symbol “BKXP.”

Only common stocks and equities with similar characteristics from financial markets that provide reliable real-time, historical component and currency pricing and reference and corporate actions data are eligible for inclusion in the STOXX® Europe Total Market Index. In addition, only listed companies on a regulated market on a major exchange as determined by STOXX are eligible to be included in the STOXX® Europe Total Market Index. Investment instruments (Industry Classification Benchmark: 8985 or 8995) and companies that were recently removed from the STOXX® Europe Total Market Index due to mergers and acquisition are not eligible for inclusion in the STOXX® Europe Total Market Index.

Each stock is uniquely assigned to a specific country and listing within the STOXX investable universe. The country classification and listing is based on the country of incorporation, the primary listing and the country with the largest trading volume. American and other depositary receipts (e.g., ADRs/GDRs) are assigned to the same country as the stock on which the receipt is issued. Each country is assigned to one or more regions. The STOXX® Europe Total Market Index is composed of stocks assigned to countries within the Europe region.

All stocks in the investable stock universe of each country included in STOXX® Europe Total Market Index are ranked in terms of their free-float market capitalization at the cut-off date to produce the review list. The largest companies in the investible universe of each country with a cumulative free-float market capitalization up to and including 93% of the investible universe of that country qualify for inclusion in the STOXX® Europe Total Market Index. The stocks covering the next 2% of cumulative free-float market capitalization are selected among the largest remaining current components of the STOXX® Europe Total Market Index representing the portion of capitalization above 93% and up to and including 99%. If the country coverage is still below the defined threshold, then the largest remaining stocks are selected until the country coverage is reached.

No weighting cap factor is applied in calculating the STOXX® Europe Total Market Index.

The STOXX® Europe 600 Index

The STOXX® Europe 600 Index is a free-float-market capitalization weighted index composed of 600 of the largest stocks in terms of free-float market capitalization traded on the major exchanges of 17 European countries:

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Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Poland, Portugal, Spain, Sweden, Switzerland and the United Kingdom. At any given time, some eligible countries may not be represented in the STOXX® Europe 600 Index. The euro price return version of the STOXX® Europe 600 Index is reported by Bloomberg L.P. under the ticker symbol “SXXP.”

The selection list for the STOXX® Europe 600 Index is composed of the most liquid stock of each component of the STOXX® Europe Total Market Index that has a minimum liquidity of greater than one million euro measured over 3-month average daily trading value. From the selection list, the largest 550 stocks qualify for inclusion in the STOXX® Europe 600 Index. The remaining 50 stocks are selected from the largest remaining current components ranked between 551 and 750. If the number of stocks selected is still below 600, the largest remaining stocks are selected until there are enough stocks.

The weighting cap factor limits the weight of each component stock within the STOXX® Europe 600 Index to a maximum of 20% of the STOXX® Europe 600 Index at the time of each review.

The EURO STOXX® Index

The EURO STOXX® Index is a free-float market capitalization weighted index composed of the largest stocks in terms of free-float market capitalization traded on the major exchanges of 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. At any given time, some eligible countries may not be represented in the EURO STOXX® Index. The euro price return version of the EURO STOXX® Index is reported by Bloomberg L.P. under the ticker symbol “SXXE.”

The EURO STOXX® Index is composed of all of the components of the STOXX® Europe 600 Index that are traded in euros and assigned to countries in the Eurozone.

The weighting cap factor limits the weight of each component stock within the EURO STOXX® Index to a maximum of 20% of the EURO STOXX® Index at the time of each review.

The EURO STOXX® Banks Index

The EURO STOXX® Banks Index is one of 20 EURO STOXX® Supersector indices and includes stocks composing the EURO STOXX® Index that have been issued by companies in the ICB banks supersector. The banks supersector tracks companies providing a broad range of financial services, including retail banking, loans and money transmissions. The euro price return version of the EURO STOXX® Banks Index is reported by Bloomberg L.P. under the ticker symbol “SX7E.”

The EURO STOXX® Index is divided into 20 supersector indices according to the Industry Classification Benchmark (“ICB”), an international system for categorizing companies that is maintained by FTSE Russell. Each supersector index includes the components of the EURO STOXX® Index that have been issued by companies within the relevant ICB supersector. The ICB supersectors are: automobiles and parts; banks; basic resources; chemicals; construction and materials; consumer products and services; energy; financial services; food, beverage and tobacco; health care; industrial goods and services; insurance; media; personal care, drug and grocery stores; real estate; retail; technology; telecommunications; travel and leisure; and utilities.

The STOXX® Europe 600 Banks Index

The STOXX® Europe 600 Banks Index is one of 20 STOXX® Europe 600 Supersector indices and includes stocks composing the STOXX® Europe 600 Index that have been issued by companies in the ICB banks supersector. The banks supersector tracks companies providing a broad range of financial services, including retail banking, loans and money transmissions. The euro price return version of the STOXX® Europe 600 Banks Index is reported by Bloomberg L.P. under the ticker symbol “SX7P.”

The STOXX® Europe 600 Index is divided into 20 supersector indices according to the ICB, an international system for categorizing companies that is maintained by FTSE Russell. Each supersector index includes the components of the STOXX® Europe 600 Index that have been issued by companies within the relevant ICB supersector. The ICB supersectors are: automobiles and parts; banks; basic resources; chemicals; construction and

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materials; consumer products and services; energy; financial services; food, beverage and tobacco; health care; industrial goods and services; insurance; media; personal care, drug and grocery stores; real estate; retail; technology; telecommunications; travel and leisure; and utilities.

With respect to each STOXX® Europe 600 Supersector index, the weighting cap factor limits the weight of the highest weighted component stock to a maximum of 30% at the time of each review and limits the weight of the second highest weighted component stock to a maximum of 15% at the time of each quarterly review. An intra-quarter capping will be triggered if the largest company exceeds 35% or the second largest company exceeds 20%.

The STOXX® Europe 50 Index

The STOXX® Europe 50 Index is a free-float market capitalization weighted index composed of 50 of the largest stocks in terms of free-float market capitalization traded on the major exchanges of 17 European countries: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Poland, Portugal, Spain, Sweden, Switzerland and the United Kingdom. At any given time, some eligible countries may not be represented in the STOXX® Europe 50 Index. The euro price return version of the STOXX® Europe 50 Index is reported by Bloomberg L.P. under the ticker symbol “SX5P.”

The selection list for the STOXX® Europe 50 Index is composed of the components of the STOXX® Europe 600 Index. In addition, the selection list for the STOXX® Europe 50 Index includes only the top 60% of the free-float market capitalization of each of the 20 STOXX® Europe 600 Supersector indices and all current STOXX® Europe 50 Index component stocks. All the stocks on the selection list are ranked in terms of free-float market capitalization. The largest 40 stocks on the selection list are selected for inclusion in the STOXX® Europe 50 Index; the remaining 10 stocks are selected from the largest remaining current stocks ranked between 41 and 60. If the number of stocks selected is still below 50, then the largest remaining stocks are selected until there are 50 stocks.

The weighting cap factor limits the weight of each component stock within the STOXX® Europe 50 Index to a maximum of 10% of the STOXX® Europe 50 Index at the time of each review.

The EURO STOXX 50® Index

The EURO STOXX 50® Index is a free-float market capitalization weighted index composed of 50 of the largest stocks in terms of free-float market capitalization traded on the major exchanges of 9 Eurozone countries: Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands and Spain. At any given time, some eligible countries may not be represented in the EURO STOXX 50® Index. The euro price return version of the EURO STOXX 50® Index is reported by Bloomberg L.P. under the ticker symbol “SX5E.”

The selection list for the EURO STOXX® 50 Index is composed of the components of the EURO STOXX® Index. In addition, the selection list for the EURO STOXX® 50 Index includes the top 60% of the free-float market capitalization of each of the 20 EURO STOXX® Supersector indices and all current EURO STOXX® 50 Index component stocks. All the stocks on the selection list are ranked in terms of free-float market capitalization. The largest 40 stocks on the selection list are selected for inclusion in the EURO STOXX® 50 Index; the remaining 10 stocks are selected from the largest remaining current stocks ranked between 41 and 60. If the number of stocks selected is still below 50, then the largest remaining stocks are selected until there are 50 stocks.

The weighting cap factor limits the weight of each component stock within the EURO STOXX® 50 Index to a maximum of 10% of the EURO STOXX® 50 Index at the time of each review.

STOXX Benchmark Index Maintenance

The composition of each of the STOXX® Europe Total Market Index, the STOXX® Europe 600 Index, the EURO STOXX® Index, the EURO STOXX® Banks Index and the STOXX® Europe 600 Banks Index is reviewed quarterly in March, June, September and December. For the STOXX® Europe Total Market Index, the review cut-off date is the last trading day of the month following the last quarterly index review. For the remaining STOXX Benchmark Indices, the review cut-off date is the last trading day of the month preceding the review month.

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The composition of each of the STOXX® Europe 50 Index and the EURO STOXX 50® Index is reviewed annually in September. The review cut-off date is the last trading day of August. The composition of the STOXX® Europe 50 Index and the EURO STOXX 50® Index is also reviewed monthly and components that rank 75 or below are replaced and non-component stocks that rank 25 or above are added.

In addition, changes to country classification and listing are effective as of the next quarterly review. At that time, the relevant STOXX Benchmark Index is adjusted accordingly to remain consistent with its country membership rules by deleting the company where necessary.

The STOXX Benchmark Indices are also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings, bankruptcy, and price and share adjustments) that affect a STOXX Benchmark Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

With respect to the STOXX® Europe Total Market Index, removed companies are not replaced. With respect to the STOXX® Europe 600 Index, the EURO STOXX® Index, the EURO STOXX® Banks Index, the STOXX® Europe 600 Banks Index, the STOXX® Europe 50 Index and the EURO STOXX 50® Index, to maintain the number of components constant, a removed company is replaced by the highest-ranked non-component on the relevant selection list. The selection list is updated on a monthly basis according to the review component selection process.

The free-float factors for each component stock used to calculate each STOXX Benchmark Index are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.

STOXX Benchmark Index Calculation

Each STOXX Benchmark Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the value of a STOXX Benchmark Index can be expressed as follows:

Index =	free-float market capitalization of the relevant STOXX Benchmark Index divisor

The “free-float market capitalization of the relevant STOXX Benchmark Index” is equal to the sum of the products, for each component stock, of the price, number of shares, free-float factor, weighting cap factor and, if applicable, the exchange rate from the local currency into the index currency of the relevant STOXX Benchmark Index as of the time that STOXX Benchmark Index is being calculated.

The free-float factor of each component stock is intended to reduce the number of shares to the actual amount available on the market. All fractions of the total number of shares that are larger than or equal to 5% and whose holding is of a long-term nature are excluded from the calculation of the STOXX Benchmark Indices, including: cross-ownership (stock owned either by the company itself, in the form of treasury shares, or owned by other companies); government ownership (stock owned by either governments or their agencies); private ownership (stock owned by either individuals or families); and restricted shares that cannot be traded during a certain period or have a foreign ownership restriction. Block ownership is not applied for holdings of custodian nominees, trustee companies, mutual funds, investment companies with short-term investment strategies, pension funds and similar entities.

Each STOXX Benchmark Index is also subject to a divisor, which is adjusted to maintain the continuity of the values of that STOXX Benchmark Index despite changes due to corporate actions. The following is a summary of the adjustments to any component stock of a STOXX Benchmark Index made for corporate actions and the effect of such adjustment on the divisor of that STOXX Benchmark Index, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

𝜏	= withholding tax
Divt	= dividend amount announced by company
pt-1	= closing price on the day before the ex-date

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padj	= new adjusted price
wft-1	= weighting factor on the day before the ex-date
wfadj	= new adjusted weighing factor
st-1	= number of shares on the day before the ex-date
sadj	= new adjusted number of shares
SP	= subscription price

Special Cash Dividend	Divisor

Cash distributions that are outside the scope of the regular dividend policy or that the company defines as an extraordinary distribution.

padj = pt-1 - Divt × (1 – 𝜏*)

* If a withholding tax (𝜏) applies then 𝜏 > 0, else 𝜏 = 0.

decreases
Split and Reverse Split	Divisor
padj = pt-1 × A / B sadj = st-1 × B / A	unchanged
Rights Offering

If the subscription price is not available or equal to or greater than the closing price on the day before the ex-date (out-of-the-money), then no adjustment is made.

If the subscription price is available as a price range and not as a fixed price, the price and share adjustment is performed only if both lower and upper range are in the money. The average value between lower and upper range will be used as a subscription price.

Standard Rights Issue	Divisor
padj = (pt-1 × A + SP × B) / (A + B) sadj = st-1 × (A + B) / A	increases
Highly Dilutive Rights Issue	Divisor

A rights offering is considered to be a Highly Dilutive Rights Issue (“HDRI”) if the share ratio is larger than or equal to 200% (B/A ≥ 2).

•     Scenario 1: If a HDRI is fully underwritten it will be implemented as a Standard Rights Issue.

•     Scenario 2: if a HDRI is not fully underwritten and the rights are tradable on the ex-date on the same eligible stock exchange as the parent company:

o The rights will be included into the indices with a theoretical price on the ex-date with the same parameters as the parent company.	unchanged on ex-date

o The rights will be removed at the close of the day they start to trade based on its closing price.	decreases after deletion of rights

o     If the rights issue results into listing of new shares and satisfy certain criteria relating to free float factors and share adjustments under STOXX methodology, then the number of shares will be increased after the new shares have been listed.

increases on the day of the share increase

• Scenario 3: If a HDRI is not fully underwritten and the rights are not tradable on the ex-date or not tradable on the ex-date on the same eligible stock exchange as the parent company:

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o The rights will be included into the indices with a theoretical price on the ex-date with the same parameters as the parent company.	unchanged on ex-date

o The rights will be removed on the ex-date at the close, using a price of 0.0000001 in local currency.	unchanged

o     If the rights issue results into listing of new shares and satisfy certain criteria relating to free float factors and share adjustments under STOXX methodology, then the number of shares will be increased after the new shares have been listed.

increases on the day of the share increase
Ordinary Stock Dividend	Divisor
padj = pt-1 × A / (A + B) sadj = st-1 × (A + B) / A	unchanged
Stock Dividend From Treasury Stock (only if treated as a special cash dividend)	Divisor
Stock dividends from treasury stocks will be adjusted as cash dividends. padj = pt-1 - pt-1 × B / (A + B)	decreases
Stock Dividend From Redeemable Shares (only if treated as a special cash dividend)	Divisor

Stock dividends from redeemable shares will be adjusted as cash dividends. In such a case, redeemable shares are considered as:

•     A separated share line with a fixed price.

•     Ordinary shares that are self-tendered on the same ex-date.

padj = pt-1 - pt-1 × B / (A + B)

decreases
Stock Dividend of Another Company	Divisor
padj = [(pt-1 × A) – [(1 – 𝜏*) × price of the other company × B]] / A * If a withholding tax (𝜏) applies then 𝜏 > 0, else 𝜏 = 0.	decreases
Return of Capital and Share Consolidation	Divisor
The event will be applied as a combination of cash/special dividend together with a reverse split.

• If the return of capital is considered as regular cash dividend, then the treatment under “Split and Reverse Split” above applies.	decreases

• If the return of capital is considered as special cash dividend, then the treatment under “Special Cash Dividend” and “Split and Reverse Split” above apply accordingly.	decreases

padj = [pt-1 - capital return announced by company × (1 – 𝜏*)] × A / B * If a withholding tax (𝜏) applies then 𝜏 > 0, else 𝜏 = 0. sadj = st-1 × B / A
Repurchase of Shares/Self-Tender	Divisor
padj = [(pt-1 × st-1) – (tender price × number of tendered shares)] / sadj sadj = st-1 - number of tendered shares	decreases
Spin-off	Divisor

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The adjusted price (padj), the number of shares before the ex-date (st-1) and the weighting factor on the day before the ex-date (wft-1) refer to the parent company.

padj = (pt-1 × A – price of spun-off shares × B) / A

New number of shares for the spun-off company = st-1 × B

unchanged on ex-date
Combination of Stock Distribution (Dividend or Split) and Rights Offering	Divisor

For the below corporate actions, the following additional assumptions apply:

•     Shareholders receive ‘B’ new shares from the distribution and ‘C’ new shares from the rights offering for every ‘A’ share held.

•     If ‘A’ is not equal to one, all the following ‘new number of shares’ formulas need to be divided by ‘A’:

o     If rights are applicable after stock distribution (one action applicable to another)

padj = [pt-1 × A + SP × C × (1 + B / A)] / [(A + B) × (1 + C / A)]

sadj = st-1 × [(A + B) × (1 + C / A)] / A

o     If stock distribution is applicable after rights (one action applicable to another)

padj = (pt-1 × A + SP × C) / [(A + C) × (1 + B / A)]

sadj = st-1 × (A + C) × (1 + B / A)

o     Stock distribution and rights (neither action is applicable to the other)

padj = (pt-1 × A + SP × C) / (A + B + C)

sadj = st-1 × (A + B + C) / A

increases increases increases
Addition/Deletion of A Company
No price adjustments are made. The change in market capitalization determines the divisor adjustment. If the change in market capitalization between added and deleted companies of an index increases (decreases), then the divisor increases (decreases). If the change is null, then the divisor remains unchanged.
Free Float and Shares Changes
No price adjustments are made. The change in market capitalization determines the divisor adjustment. If the change in market capitalization of an index increases (decreases), then the divisor increases (decreases). If the change is null, then the divisor remains unchanged.

License Agreement

We and STOXX have entered into or expect to enter into a non-exclusive license agreement providing for the license to us, and certain of our affiliates, in exchange for a fee, of the right to use indices owned and published by STOXX in connection with certain securities, including the notes. The license agreement provides or is expected to provide that the following language must be stated in this underlying supplement.

STOXX has no relationship to us, other than the licensing of the STOXX Benchmark Indices and the related trademarks for use in connection with the notes. STOXX does not:

•	sponsor, endorse, sell, or promote the notes;

•	recommend that any person invest in the notes offered hereby or any other securities;

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•	have any responsibility or liability for or make any decisions about the timing, amount, or pricing of the notes;

•	have any responsibility or liability for the administration, management, or marketing of the notes; or

•	consider the needs of the notes or the holders of the notes in determining, composing, or calculating the STOXX Benchmark Indices, or have any obligation to do so.

STOXX will not have any liability in connection with the notes. Specifically:

•	STOXX does not make any warranty, express or implied, and disclaims any and all warranty concerning:

o	the results to be obtained by the notes, the holders of the notes or any other person in connection with the use of the STOXX Benchmark Indices and the data included in the STOXX Benchmark Indices;

o	the accuracy or completeness of the STOXX Benchmark Indices and their data;

o	the merchantability and the fitness for a particular purpose or use of the STOXX Benchmark Indices and their data;

•	STOXX will have no liability for any errors, omissions, or interruptions in the STOXX Benchmark Indices or their data; and

•	Under no circumstances will STOXX be liable for any lost profits or indirect, punitive, special, or consequential damages or losses, even if STOXX knows that they might occur.

The licensing agreement between us and STOXX is solely for their benefit and our benefit, and not for the benefit of the holders of the notes or any other third parties.

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The Swiss Market Index

We obtained all information contained in this underlying supplement regarding the Swiss Market Index (SMI®) (the “SMI®”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, SIX Group Ltd (“SIX”), the index sponsor. SIX has no obligation to continue to publish, and may discontinue publication of, the SMI® at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the SMI® in connection with the offer and sale of securities.

In addition, information about the SMI® may be obtained from other sources including, but not limited to, the SMI® sponsor’s website (including information regarding (i) the SMI®’s top ten constituents and their respective weightings and (ii) the sector weightings of the SMI®). We are not incorporating by reference into this underlying supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the SMI® is accurate or complete.

The SMI® is reported by Bloomberg L.P. under the ticker symbol “SMI.”

The SMI® is a capped free-float adjusted market capitalization-weighted price return index of the Swiss equity market. The SMI® was standardized on June 30, 1988, with an initial baseline value of 1,500 points.

Composition of the SMI®

The SMI® is composed of the most highly capitalized and liquid stocks of the Swiss Performance Index® (“SPI®”) and represents more than 75% of the free-float market capitalization of the Swiss equity market. The SMI® is composed of the 20 highest ranked securities of the SPI®, where the ranking of each security is determined by a combination of the following criteria:

•	average free-float market capitalization over the last 12 months (compared to the capitalization of the entire SPI®); and

•	cumulated on order book turnover over the last 12 months (compared to the total turnover of the SPI®).

Both figures are each given a weighting of 50% and the result is ranked in descending order to form the selection list. Securities ranked 23 or lower in the selection list are excluded from the SMI®. The first 18 securities of the selection list are selected directly into the SMI®. To reduce fluctuations in the SMI®, a buffer is applied for securities ranked 19 to 22. Out of the candidates from ranks 19 to 22, current components are selected with priority over the other candidates. New components out of the buffer are selected until 20 components have been reached.

Instruments that are primary listed on more than one stock exchange and generate less than 50% of their total turnover at SIX Swiss Exchange need to fulfill additional liquidity criteria in order to be selectable for the SMI®. For this purpose, at the ordinary index review in September, all index components of the SPI® are ranked in descending order according to their cumulative order book turnover of the last 12 months relative to the total turnover of the index universe. For this list, only turnover from exchanges where the instrument has a primary listing is considered. Such an instrument with multiple primary listings may not be ranked lower than 18th on this list in order to be selected for inclusion in the SMI®. If such an instrument, which is an index component, is ranked at position 23 or lower, it will be excluded from the SMI®.

Capped Weighting of the SMI®

Each security included in the SMI® is weighted according to its free-float market capitalization, which is calculated by multiplying a security’s price by the number of shares and a free-float factor (as described below), subject to the capping requirements described herein. The number of shares and the free-float factor are reviewed on a quarterly basis. Each security included in the SMI® with a free-float market capitalization larger than 18% of the total market capitalization of the SMI® is capped to that weight of 18% at each quarterly review.

Additionally, the components of the SMI® are capped at 18% between two ordinary index reviews as soon as two components exceed a weight of 20% each. If such an intra-quarter breach is observed after the close of markets,

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the new cap factors are calculated so that any component has a maximum weight of 18%. This cap factor is set to be effective after the close of the following trading day.

The free-float factor is a relative fraction multiplied by the number of shares used with the aim of ensuring that only shares that are available for trading are considered in the calculation of the SMI®. The free-float factor is calculated only for shares with voting rights. Large positions in a security that reach or exceed the threshold of 5% and are held in firm hands are subtracted from the total market capitalization. The following positions in a security are deemed to be held in firm hands:

•	Shareholding that has been acquired by one person or a group of persons who are subject to a shareholder or lockup agreement.

•	Shareholding that has been acquired by one person or a group of persons who, according to publicly known facts, have a long-term interest in a company.

Notwithstanding the above, positions in securities held by institutions of the following kind are deemed free-floating: custodian nominees, trustee companies, investment funds, pension funds and investment companies. SIX classifies at its own discretion persons and groups of persons who cannot be clearly assigned because of their area of activity or the absence of important information. Fund instruments are set to be freely tradable and therefore the free-float factor is defined to be 100%.

If an issuer has issued more than one equity instrument (e.g., registered shares, bearer shares, participation certificates or bonus certificates) it is possible that one issuer is represented in the SMI® with more than one instrument. In this case, the free-float market capitalization of those instruments is cumulated for the calculation of the cap factors. If the cumulated index weight exceeds the 18% threshold, the weight is capped accordingly. The cumulated, capped index weight is distributed proportionally based on the free-float market capitalization of those instruments.

Calculation of the SMI®

The SMI® is calculated using the Laspeyres method with the weighted arithmetic mean of a defined number of securities issues. The index level is calculated by dividing the market capitalizations of all securities included in the SMI® by a divisor:

where:

I = index value	t = time	c = capping factor	i = specific component in the index

M = market value	s = number of shares	p = price

D = divisor	f = free-float factor	x = exchange rate	n = number of index components

The weight of a particular index component is derived from the proportion of shares available in the market, which is defined as the product of the listed shares (si,t) and the free-float factor (fi,t). The cap factor (ci,t) is used to scale the relative weight of an index component. To receive the free-float market capitalization of the component, the weight is multiplied by the price (pi,t) in index currency (xi,t).

The divisor is a technical number used to calculate the SMI®. If the market capitalization changes due to a corporate event, the divisor changes while the index level remains the same. The new divisor is calculated on the evening of the day before the corporate event takes effect.

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In calculating the SMI®, the last available price for a given instrument is taken into account. To determine the opening value of the SMI®, if no price has been paid on the day of calculation, the previous day’s closing price is used. Only the prices achieved via the electronic order book of the SIX are used. Since the opening phase may cause price fluctuations, the SMI® is first calculated two minutes after the start of on order book trading. For the closing value of the SMI®, the individual component closing prices from the closing auction are used. If no closing price is available, the price is used which was used in the calculation of the previous index tick.

A final settlement value for use in derivatives is calculated using the first-paid price between 9:00:00 CET and 9:02:15 CET on each business day. If no price is available during this period for a component, the last available price is used.

Maintenance of the SMI®

Ordinary Index Review

Each year on the third Friday of September, the composition of the SMI® is updated in the ordinary index review based on the selection list of June. With the cut-off dates on March 31, September 30 and December 31, a provisional selection list is created, which serves as the basis for the adjustment of extraordinary corporate actions. The number of securities and free-float shares are adjusted on four ordinary adjustment dates a year: the third Friday in March, June, September and December.

Extraordinary Corporate Actions

An extraordinary corporate action is an initial public offering (“IPO”), merger and acquisition activity, spin-off, insolvency or any other event that leads to a listing or delisting. Although there is a clearly defined effective date for an extraordinary corporate action, its effect can usually not be anticipated with a generally valid formula. Since in most cases an extraordinary corporate action involves index-relevant listing or delisting, an extraordinary adjustment of the index composition and its weighting is made.

Newly listed instruments that fulfill the selection criteria of the SMI® are extraordinarily included in the SMI® on the second trading day and the SMI® is adjusted with the free-float market capitalization from the end of the first trading day. The extraordinary inclusion of a new listing may lead to an extraordinary exclusion of an existing index component.

Extraordinary inclusions are usually implemented after an announcement period of five trading days. Adjusted capping factors are usually implemented after an announcement period of five trading days, but no less than one trading day.

If an IPO of a real estate instrument leads to an extraordinary inclusion, it is included in the SMI® in three equal installments over three trading days starting on the second trading day after the IPO by gradually increasing the number of shares or the free float factor.

In the event of a planned delisting, the exclusion of an index component will be carried out, if possible, at the next ordinary index review on the third Friday in March, June, September or December. However, if the delisting is effective prior to the next ordinary index review, the index component will be excluded from the SMI® on the effective date of the delisting. Similarly, an index component which no longer meets the criteria for remaining in the SMI® due to a pending takeover may be excluded from the SMI® ahead of time. In order to keep the number of components stable for the SMI®, the extraordinarily excluded component is replaced by the first ranked candidate of the applicable selection list.

Extraordinary exclusions and inclusions are usually implemented after an announcement period of five trading days. Adjusted capping factors are usually implemented considering an announcement period of five trading days, but at least of one trading day.

Extraordinary inclusions to the SMI® are made if the selection criteria for the index have been fulfilled during a 3-month period, this on a quarterly basis after close of trading on the 3rd Friday in March, June, September and December as follows:

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Latest Listing Date	Earliest Extraordinary Acceptance Date

5 trading days prior to the end of November	March

5 trading days prior to the end of February	June

5 trading days prior to the end of May	September

5 trading days prior to the end of August	December

In the case of major market changes as a result of a corporate action, an instrument may be admitted to the SMI® outside of the accepted admission period as long as it clearly fulfills the index selection rules. For the same reasons, a component can be excluded if the requirements for admission to the SMI® are no longer fulfilled.

In the event of major market changes as a result of a corporate action, the Swiss Index Committee of SIX can decide, based on the request of the Index Commission, that an instrument be included in an index outside the specified deadlines, provided that the selection criteria of the index are clearly met. For the same reasons, however, an index component may also be excluded if the requirements for remaining in the SMI® are no longer met.

License Agreement

We and SIX Index AG have entered into or expect to enter into a non-exclusive license agreement providing for the license to us, and certain of our affiliates, in exchange for a fee, of the right to use indices owned and published by SIX Index AG in connection with certain securities, including the notes. The license agreement provides or is expected to provide that the following language must be stated in this underlying supplement.

SIX Index AG and its licensors (“Licensors”) have no relationship to us, other than the licensing, or expected licensing, of the Swiss Market Index (SMI®) and the related trademarks to us for use in connection with the notes.

SIX Index AG and its Licensors do not: sponsor, endorse, sell or promote the notes; recommend that any person invest in the notes; have any responsibility or liability for or make any decisions about the timing, amount or pricing of notes; have any responsibility or liability for the administration, management or marketing of the notes; consider the needs of the notes or the owners of the notes in determining, composing or calculating the Swiss Market Index (SMI®) or have any obligation to do so. SIX Index AG and its Licensors give no warranty, and exclude any liability (whether in negligence or otherwise), in connection with the notes or their performance.

SIX Index AG does not assume any contractual relationship with the purchasers of the notes or any other third parties.

Specifically, SIX Index AG and its Licensors do not give any warranty, express or implied, and exclude any liability for: the results to be obtained by the notes, the owner of the notes or any other person in connection with the use of the Swiss Market Index (SMI®) and the data included in the Swiss Market Index (SMI®); the accuracy, timeliness, and completeness of the Swiss Market Index (SMI®) and its data; the merchantability and the fitness for a particular purpose or use of the Swiss Market Index (SMI®) and its data; the performance of the notes generally.

SIX Index AG and its Licensors give no warranty and exclude any liability, for any errors, omissions or interruptions in the Swiss Market Index (SMI®) or its data. Under no circumstances will SIX Index AG or its Licensors be liable (whether in negligence or otherwise) for any lost profits or indirect, punitive, special or consequential damages or losses, arising as a result of such errors, omissions or interruptions in the Swiss Market Index (SMI®) or its data or generally in relation to the notes, even in circumstances where SIX Index AG or its Licensors are aware that such loss or damage may occur. The licensing agreement or expected licensing agreement between us and SIX Index AG is solely for the benefit of us and SIX Index AG and not for the benefit of the owners of the notes or any other third parties.

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The TOPIX® Index

We obtained all information contained in this underlying supplement regarding the TOPIX® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. This information reflects the policies of, and is subject to change by, JPX Market Innovation & Research, Inc. (“JPXI”), the index sponsor. JPXI has no obligation to continue to publish, and may discontinue publication of, the TOPIX® Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the TOPIX® Index in connection with the offer and sale of notes.

In addition, information about the TOPIX® Index may be obtained from other sources including, but not limited to, the TOPIX® Index sponsor’s website (including information regarding the TOPIX® Index’s sector weightings). We are not incorporating by reference into this underlying supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the TOPIX® Index is accurate or complete.

The TOPIX® Index is reported by Bloomberg L.P. under the ticker symbol “TPX.”

General

The TOPIX® Index (also known as the “Tokyo Stock Price Index®”) was developed by the Tokyo Stock Exchange, Inc. (the “TSE”). Publication of the TOPIX® Index began on July 1, 1969, based on an initial index value of 100 on January 4, 1968, which was reset at 1,000 on April 1, 1998. The TOPIX® Index is computed and published every second via TSE’s Market Information System and is reported to securities companies across Japan and available worldwide through computerized information networks.

Composition of the TOPIX® Index

The TOPIX® Index is a capped free-float adjusted market capitalization weighted index comprised of domestic common stocks listed on the TSE covering an extensive portion of the Japanese stock market. On April 4, 2022, JPXI began revisions to the TOPIX® Index in conjunction with the restructuring of the TSE into three new market segments: the Prime Market, the Standard Market and the Growth Market. Prior to April 4, 2022, the component stocks of the TOPIX® Index consisted of all Japanese common stocks listed on the First Section of the TSE. Japanese stocks admitted to the TSE were previously assigned to one of the First Section, the Second Section or the Mothers. Stocks listed on the First Section were typically limited to larger, longer established and more actively traded issues, stocks listed on the Second Section were typically limited to mid-sized companies and stocks listed on the Mothers were typically limited to high-growth start-up companies. Stocks that were components of the TOPIX® Index as of April 1, 2022 remain as its components after the market restructuring, regardless of their new market segment. However, component stocks with tradeable share market capitalization of under 10 billion yen on the base date of June 20, 2021 are designated as “phased weighting reduction constituents,” and their weighting will be gradually reduced in ten stages on the last business day of each quarter beginning in October 2022 and ending in January 2025. Subject to a re-evaluation after the fourth stage, they will be removed from the TOPIX® Index on the last business day of January 2025.

Calculation of the TOPIX® Index

The TOPIX® Index is a capped free-float adjusted market capitalization-weighted index. The TOPIX® Index is not expressed in yen, but is presented in terms of points (as a decimal figure), rounded to the nearest one-hundredth. The TOPIX® Index is calculated by multiplying 100 by the figure obtained by dividing the current free-float adjusted market value (the current market price per share at the time of the index calculation multiplied by the applicable number of free-float adjusted listed common shares listed at the same instance) (the “Current Market Value”) by the base market value (i.e., the Current Market Value on the base date) (the “Base Market Value”).

The calculation of the TOPIX® Index can be represented by the following formula:

Index	=	Current Market Value	x	100
Base Market Value

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Individual Constituent Weight Cap. The upper weighting limit for any one constituent of TOPIX® Index is 10%. If an issue’s weight calculated by free-float adjusted market capitalization as of the last business day of every August is over the upper limit, a cap-adjustment ratio for adjustment of weight will be applied to said issue on the last business day of October. Even if the weight again exceeds the upper limit due to stock price movements or other reasons, the cap-adjustment ratio will not be changed until the last business day of the next October.

Number of Shares Used for Index Calculation. The number of shares used in the above calculation is adjusted by multiplying the number of shares listed by a free-float weight (“FFW”) ratio. The FFW ratio is the percentage of listed shares deemed to be available for trading in the public market. The purpose of the FFW ratio is to exclude shares that are deemed to be not available to investors in the public markets. JPXI considers the following to be non-free-float shares: shares held by the top 10 major shareholders, treasury and other similar stock (including certain cross-share holdings that have limited voting rights), shares held by board members and other representatives, shares held by other listed companies for investment purposes other than pure investment and other shares deemed by JPXI to unavailable for trading in the market.

Maintenance of the TOPIX® Index

Addition and Deletion of Constituents.

Additions to the component stocks can occur (i) through the initial listing of a company on or transfer to the Prime Market, with those changes taking effect on the last business day of the month after such initial listing; (ii) through the initial listing of a new company resulting from a corporate consolidation that results in an index constituent being delisted, with those changes taking effect on the new listing date; (iii) through the delisting of an index constituent due to a merger with a surviving stock that is not an index constituent, with those changes taking effect on the delisting date; or (iv) through the cancelation, as of the last business day of August 2023, of the designation “Securities on Special Alert” on a former component stock that had caused that stock to be removed from the TOPIX® Index, provided that that stock meets tradeable share market capitalization and annual traded value ratio requirements, with those changes taking effect on the last business day of October 2023.

Deletions of constituents can occur due to (i) delisting, resulting from a corporate consolidation, when the surviving company re-lists with the TSE, with those changes taking effect on the initial listing date of the new company (normally two business days after the delisting date); (ii) delisting of a company for reasons other than those stated above, with those changes taking effect on the delisting date; or (iii) designation of stocks as “securities to be delisted” or “security on special alert”, with those changes taking effect four business days after such designation.

Changes in Number of Shares Used for Index Calculation.

Changes in the number of shares will be made due to changes to the free-float weight ratio using the stock price at the end of trading on the business day before the adjustment date. The free float weight ratio assigned to each listed company is reviewed annually, with timings that vary according to the settlement terms of each such listed company. Free float weights may also be subject to extraordinary review in the case of certain corporate actions (e.g., allocation of new shares to a third party, conversion of preferred shares or exercise of subscription warrants, company spin-offs, mergers, acquisitions, take-over bids) and for other reasons JPXI believes appropriate.

In addition, changes in the number of shares will be made for certain other events including: public offering, third-party-allotment, issues to shareholders with payment, exercise of subscription warrants, conversion of preferred stock, cancellation of treasury stock, merger/acquisition, sale of shares held by the Government of Japan (Nippon Telegraph and Telephone, Japan Tobacco and Japan Post Holdings only), rights offering (limited to cases where the allotted subscription warrant securities are listed), demerger (absorption-type) and other events for which adjustments are deemed appropriate, such as stock splits.

Adjustments to Base Market Value. Whenever the market value of the TOPIX® Index changes due to an increase or decrease in constituents, capital increase or similar events other than market fluctuations, the Base Market Value is adjusted with the aim of maintaining continuity. Such events requiring adjustment include the addition or removal of component stocks as well as changes in the number of shares used for index calculation.

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The formula for the adjustment is as follows:

Previous Business Day Market Value	=	(Previous Business Day Market Value ± Adjustment Amount)
Pre-Adjustment Base Market Value		New Base Market Value after adjustment

where Adjustment Amount is equal to the changes in the number of shares included in the calculation of the TOPIX® Index multiplied by the price of those shares used for the purposes of the adjustment.

Therefore,

New Base Market Value	=	Old Base Market Value x (Previous Business Day Market Value ± Adjustment Amount)
Previous Business Day Market Value

The Base Market Value remains at the new value until a further adjustment is necessary as a result of another change. As a result of such change affecting the Current Market Value or any stock underlying the TOPIX® Index, the Base Market Value is adjusted in such a way that the new value of the TOPIX® Index will equal the level of the TOPIX® Index immediately prior to such change. No adjustment is made to the Base Market Value, however, in the case of events such as stock splits, gratis allotment of shares (limited to cases where the allotment is of treasury stock) and reverse splits, which theoretically do not affect market value.

Information on the reasons for base market value adjustments, details on the adjustments, adjustment dates and other data is available through TSE’s notice system, published daily by TSE based on reports and other information from listed companies.

License Agreement

We and JPX (as defined below) have entered into or expect to enter into a non-exclusive license agreement providing for the license to us, and certain of our affiliates, in exchange for a fee, of the right to use indices owned and published by JPX in connection with certain securities, including the notes. The license agreement provides or is expected to provide that the following language must be stated in this underlying supplement.

i.	The TOPIX Index Value and the TOPIX Marks are subject to the proprietary rights owned by JPX Market Innovation & Research, Inc. or affiliates of JPX Market Innovation & Research, Inc. (hereinafter collectively referred to as “JPX”) and JPX owns all rights and know-how relating to TOPIX such as calculation, publication and use of the TOPIX Index Value and relating to the TOPIX Marks.

ii.	JPX shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX Index Value or to change the TOPIX Marks or cease the use thereof.

iii.	JPX makes no warranty or representation whatsoever, either as to the results stemmed from the use of the TOPIX Index Value and the TOPIX Marks or as to the figure at which the TOPIX Index Value stands on any particular day.

iv.	JPX gives no assurance regarding accuracy or completeness of the TOPIX Index Value and data contained therein. Further, JPX shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX Index Value.

v.	No notes are in any way sponsored, endorsed or promoted by JPX.

vi.	JPX shall not bear any obligation to give an explanation of the notes or advice on investments to any purchaser of the notes or to the public.

vii.	JPX neither selects specific stocks or groups thereof nor takes into account any needs of the issuing company or any purchaser of the notes, for calculation of the TOPIX Index Value.

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viii.	Including but not limited to the foregoing, JPX shall not be responsible for any damage resulting from the issue and sale of the notes.

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DESCRIPTION OF EXCHANGE-TRADED FUNDS

Included below is a brief description of potential Funds to which the notes may be linked. This information has been obtained from publicly available sources, without independent verification.

The sponsor of each Fund is required to file information specified by the Securities and Exchange Commission (the “SEC”) periodically. Information provided to or filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “Investment Company Act”) can be located by reference to the applicable Fund’s SEC file numbers (as set forth below) and can be inspected through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this underlying supplement.

This underlying supplement and any applicable pricing supplement relate only to the notes offered thereby and does not relate to any Fund. We have derived all disclosures contained in this underlying supplement regarding the Funds from the publicly available documents described in the preceding paragraph. In connection with the offering of the notes, neither we nor any agent has participated in the preparation of such documents or made any due diligence inquiry with respect to any Fund. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to any Fund in connection with the offer and sale of notes. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of a Fund (and therefore the price of such Fund at the time we price any applicable notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning a Fund could affect any payments on the notes and therefore the trading prices of such notes.

We and/or our affiliates may presently or from time to time engage in business with a Fund. In the course of such business, we and/or our affiliates may acquire non-public information with respect to such Fund, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to a Fund. The statements in the preceding two sentences are not intended to affect the rights of investors in the notes under the securities laws.

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The Invesco QQQ Trust℠, Series 1

The Invesco QQQ Trust℠, Series 1 is a unit investment trust designed to track the investment results, before fees and expenses, of the Nasdaq-100 Index®. The Invesco QQQ Trust℠, Series 1 is organized under New York Law and is governed by a trust agreement between the The Bank of New York Mellon, as trustee, and Invesco Capital Management LLC, as sponsor. The Invesco QQQ Trust℠, Series 1’s SEC file numbers are 333-61001 and 811-08947. The Invesco QQQ Trust℠, Series 1 is listed on The Nasdaq Stock Market under the ticker symbol “QQQ.”

For a description of the Nasdaq-100 Index®, please see “Description of Indices—The Nasdaq-100 Index®” in this underlying supplement.

The Invesco S&P 500® Equal Weight ETF

The Invesco S&P 500® Equal Weight ETF is issued by Invesco Exchange Traded Fund Trust, a registered investment company. The Invesco S&P 500® Equal Weight ETF seeks to track the investment results, before fees and expenses, of the S&P 500® Equal Weight Index. The Invesco S&P 500® Equal Weight ETF’s SEC file numbers are 333-102228 and 811-21265. The Invesco S&P 500® Equal Weight ETF is listed on NYSE Arca, Inc. under the ticker symbol “RSP.”

For a description of the S&P 500® Equal Weight Index, please see “Description of Indices—The S&P Equal Weight Indices” in this underlying supplement.

The Invesco S&P 500® High Beta ETF

The Invesco S&P 500® High Beta ETF is issued by the Invesco Exchange-Traded Fund Trust II, a registered investment company. The Invesco S&P 500® High Beta ETF seeks to track the investment results, before fees and expenses, of the S&P 500® High Beta Index. The Invesco S&P 500® High Beta ETF’s SEC file numbers are 333-138490 and 811-21977. The Invesco S&P 500® High Beta ETF is listed on the NYSE Arca, Inc. under the ticker symbol “SPHB.”

For a description of the S&P 500® High Beta Index, please see “The S&P 500® High Beta Index” below.

The S&P 500® High Beta Index

We obtained all information contained in this underlying supplement regarding the S&P 500® High Beta Index including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”), the index sponsor. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, the S&P 500® High Beta Index at any time. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the S&P 500® High Beta Index in connection with the offer and sale of notes.

In addition, information about the S&P 500® High Beta Index may be obtained from other sources including, but not limited to, the S&P 500® High Beta Index sponsor’s website (including information regarding the S&P 500® High Beta Index’s sector weightings). We are not incorporating by reference into this underlying supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the S&P 500® High Beta Index is accurate or complete.

The S&P 500® High Beta Index tracks a subset of the securities included in the S&P 500® Index, as described below. For additional information about the S&P 500® Index, please see “Description of Indices—The S&P U.S. Indices” in this underlying supplement.

Constituent Selection

The S&P 500® High Beta Index is designed to measure the performance of the 100 stocks that are the most sensitive to market returns that are included in the S&P 500® Index. Sensitivity is measured by the “beta” of an individual stock. The beta used in S&P’s calculations is the slope of the regression line of the security’s trailing past

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252 trading days price returns versus the daily price returns of the S&P 500® Index benchmark index over the same period, both measured in U.S. dollars. Constituents are then assigned index weights proportional to their beta.

The beta of the S&P 500®’s constituents is calculated using trailing daily price changes over the prior 252 days for U.S.based indices and 12 months for non-U.S. indices. Constituents are then ranked in descending order by beta. The 100 constituents with the highest beta then form the S&P 500® High Beta Index. S&P 500® Index constituents with fewer than 252 days of daily price history are not included in the eligible universe.

Constituent Weightings

The S&P 500® High Beta Index is rebalanced every last trading day of January, April, July and October. At each rebalancing, the weight 𝑤i for each index constituent i is set proportional to its beta:

Where N = 100.

For information about the construction, calculation methodology and maintenance of the S&P 500® Index, the parent index, please see “Description of Indices—The S&P U.S. Indices” above.

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The iShares® 20+ Year Treasury Bond ETF

The iShares® 20+ Year Treasury Bond ETF is issued by iShares® Trust, a registered investment company, and is maintained and managed by BlackRock Fund Advisors (“BFA”). BFA is currently the investment adviser to the 20+ Treasury Fund. The iShares® 20+ Year Treasury Bond ETF seeks to track the investment results, before fees and expenses, of ICE U.S. Treasury 20+ Year Bond Index (the “ICE 20+ Year Index”). The iShares® 20+ Year Treasury Bond ETF’s SEC file numbers are 333-92935 and 811-09729. The iShares® 20+ Year Treasury Bond ETF is listed on The NASDAQ Stock Market under the ticker symbol “TLT.”

For a description of the ICE 20+ Year Index, please see “The ICE U.S. Treasury 20+ Year Bond Index” below.

The ICE U.S. Treasury 20+ Year Bond Index

All information contained in this underlying supplement regarding the ICE 20+ Year Index is derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, ICE Data Indices, LLC or its affiliates (collectively “IDI”), a subsidiary of Intercontinental Exchange, Inc. IDI has no obligation to continue to publish, and may discontinue publication of, the ICE 20+ Year Index.

The ICE 20+ Year Index is a market-value weighted index that is designed to measure the performance of the U.S. dollar-denominated, fixed-rate U.S. Treasury market that has a remaining maturity of greater than 20 years. The ICE 20+ Year Index was launched on December 31, 2015. The ICE 20+ Year Index is reported by Bloomberg L.P. under the ticker symbol “IDCOT20.”

Index Eligibility Criteria and Inclusion Rules

The ICE 20+ Year Index consists of securities that meet the criteria listed below (the “Eligible Bond universe”). The basis of the Eligible Bond universe are those securities for which content is available daily, including evaluations and reference data, through ICE Data Pricing & Reference Data, LLC (“PRD”).

Maturity. Each security must have greater than twenty years remaining term to final maturity as of the last calendar day of the month.

Size. Each security is required to have a minimum amount outstanding of $300 million, excluding those held by the Federal Reserve. Amount outstanding is defined as the par amount outstanding of each U.S. Treasury security, inclusive of any announced auctions or re-openings, less the par amount of that U.S. Treasury security held in the Federal Reserve System Open Market Account or bought at issuance by the Federal Reserve. A new issuance bought at auction by the Federal Reserve is not included in the Eligible Bond universe. Secondary market purchases by the Federal Reserve that occur in the current month are not reflected in the Eligible Bond universe until the following month.

Coupon. The Eligible Bond universe includes only fixed-rate securities, excluding zero coupon Separate Trading of Registered Interest and Principal of Securities (STRIPS).

Currency. The Eligible Bond universe includes only securities with principal and interest denominated in U.S. dollars.

Bond Type. The Eligible Bond universe includes U.S. Treasury issued debt, excluding the following: Inflation-linked securities, U.S. Treasury bills, floating-rate notes, cash-management bills and any government agency debt issued with or without a government guarantee.

Index Maintenance

The ICE 20+ Year Index is rebalanced monthly. Securities are required to meet the inclusion rules highlighted in the previous section to be considered for inclusion at the beginning of any given month. This includes the availability of evaluated pricing and reference data through PRD.

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Rebalancing. The ICE 20+ Year Index is rebalanced on the last calendar day of the month based on information available up to and including the third business day before the last business day of the month. No changes are made to constituents holdings other than on month end rebalancing dates.

Reinvestment of Cash Flows. Cash that has accrued intra-month from interest and principal payments by the securities included in the ICE 20+ Year Index earns no reinvestment return during the month. Accumulated cash (from coupon and principal payments) is removed from the ICE 20+ Year Index at month-end, such that the cash is reinvested pro rata across the ICE 20+ Year Index.

New Issues. New issues must be auctioned on or before the calendar month end rebalancing date in order to qualify for inclusion in the coming month.

Calculation

Returns and risk measures, such as yield duration, are first calculated at the constituent level and then aggregated to the ICE 20+ Year Index level using constituents’ market weights.

Constituent Level Calculations

, , , and and , , , and denote the price, accrued interest, par amount, cumulative coupon payments and market values at date and date , respectively. C denotes the coupon payments during the period (excluding any coupon payment on date but including any coupon payment on date ).

Coupon payments during the period are calculated as follows: .

The market values at time and are: and , respectively.

The price return and coupon return (whenever applicable) are defined as follows:

Price return: return due to price appreciation over the return period:

Coupon return: return due to coupon accrual during the period:

The total return is the sum of the price return and the coupon return:

Index Level Calculations

The ICE 20+ Year Index had an initial level of 100 at the inception date. As time passes, the ICE 20+ Year Index level is calculated in an iterative way as follows:

The ICE 20+ Year Index total return is calculated by aggregating the constituent level total returns using market weights. To calculate the ICE 20+ Year Index total return for the period from dates and , market value weights at date are used. The total market value of the ICE 20+ Year Index at time is plus any intra-month cash from coupon payment or principal repayment and the weight for constituent security, which is calculated as follows:

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The ICE 20+ Year Index’s level will be provided to four decimal places.

Index Policies

Timing and Pricing Source. The ICE 20+ Year Index’s level is calculated using 4:00 p.m. Eastern Standard Time using bid-side evaluations from PRD. These evaluations are based upon methodologies designed to reflect the market upon which the ICE 20+ Year Index is based.

Calendar. The ICE 20+ Year Index follows the SIFMA U.S. bond market holiday schedule. The ICE 20+ Year Index’s level is calculated daily at the end of each day on which SIFMA declares the U.S. fixed income markets open. When the bond market closes early per the SIFMA schedule, the ICE 20+ Year Index’s level may be calculated at a time in accordance with the recommended close. However, evaluated pricing from PRD must be available to calculate the ICE 20+ Year Index’s level.

Exceptional Market Conditions and Corrections. IDI retains the right to delay the publication of the level of the ICE 20+ Year Index. Furthermore, IDI retains the right to suspend the publication of the level of the ICE 20+ Year Index if it believes that circumstances prevent the proper calculation of the ICE 20+ Year Index. If evaluated prices are not available, the ICE 20+ Year Index will not be recalculated unless IDI decides otherwise. Reasonable efforts are made to ensure the correctness and validity of data used in index calculations. Where errors have occurred in the determination or calculation of the ICE 20+ Year Index, the decision to make a restatement will be assessed on a case-by-case basis. Such decision will take account of the significance; impact; age; and scale of the error. Errors involving security reference data discovered after the rebalancing will typically not result in a restatement.

In the event that there is a market-wide event resulting in evaluated prices not being available, IDI will determine its approach on a case-by-case basis, taking into account information and notifications provided by PRD. Market-wide events include, but are not limited to, technological problems or failures, natural disaster or other business continuity planning-related event. IDI will communicate any issues with publication of the ICE 20+ Year Index during the day through the regular client communication channels; in addition, IDI may also contact clients directly, post a notice on the IDI website, send a message via the market data portal or use other such forms of communication.

Annual Rules Review. Potential rule changes are considered on an annual basis. An initial set of proposed changes under consideration is published in April. Investor clients are encouraged to comment on the proposals by way of an online survey. At the end of a three-month commentary period, final decisions are announced in July and adopted changes, if any, are generally implemented at the September month end rebalancing.

IDI, at its sole discretion, reserves the right to issue rule changes apart from this annual cycle in the event that such a change is deemed necessary in order to deal with extraordinary circumstances including, but not limited to, changes in data availability.

Expert Judgment. “Expert Judgment” refers to the exercise of discretion by IDI with respect to the use of data in determining the ICE 20+ Year Index. Expert Judgment includes extrapolating values from prior or related transactions, adjusting values for factors that might influence the quality of data such as market events or impairment of a buyer or seller’s credit quality, or weighting firm bids or offers greater than a particular concluded transaction.

While IDI mostly relies on input data obtained from its sources, on certain occasions, where decisions relating to the pricing of the ICE 20+ Year Index are required to maintain the integrity of the values and ensure that the ICE 20+ Year Index continues to operate in line with the methodology, IDI may apply Expert Judgment. Where it is required in the determination of the ICE 20+ Year Index, it may only be applied by suitably experienced and qualified staff members on the IDI team. Using their expertise and knowledge, and the information available to them, they will make an assessment of what input data or security evaluation would be most appropriate to use to correctly reflect the ICE 20+ Year Index objective.

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Ultimately any exercise of Expert Judgment is overseen by the governance committee of IDI, which ensures that the published methodologies have been followed.

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The iShares® MSCI EAFE ETF

The iShares® MSCI EAFE ETF is issued by the iShares® Trust, a registered investment company. The iShares® MSCI EAFE ETF seeks to track the investment results, before fees and expenses, of the MSCI EAFE Index®. The iShares® MSCI EAFE ETF’s SEC file numbers are 333-92935 and 811-09729. The iShares® MSCI EAFE ETF is listed on the NYSE Arca, Inc. under the ticker symbol “EFA.”

For a description of the MSCI EAFE Index®, please see “Description of Indices—The MSCI Indices” in this market underlying supplement.

The iShares® MSCI Emerging Markets ETF

The iShares® MSCI Emerging Markets ETF is issued by iShares®, Inc., a registered investment company. The iShares® MSCI Emerging Markets ETF seeks to track the investment results, before fees and expenses, of the MSCI Emerging Markets Index℠. The iShares® MSCI Emerging Markets ETF’s SEC file numbers are 033-97598 and 811-09102. The iShares® MSCI Emerging Markets ETF is listed on the NYSE Arca, Inc. under the ticker symbol “EEM.”

For a description of the MSCI Emerging Markets Index℠, please see “Description of Indices—The MSCI Indices” in this underlying supplement.

The iShares® Russell 2000 ETF

The iShares® Russell 2000 ETF is issued by the iShares® Trust, a registered investment company. The iShares® Russell 2000 ETF seeks to track the investment results, before fees and expenses, of the Russell 2000® Index. The iShares® Russell 2000 ETF’s SEC file numbers are 333-92935 and 811-09729. The iShares® Russell 2000 ETF is listed on the NYSE Arca, Inc. under the ticker symbol “IWM.”

For a description of the Russell 2000® Index, please see “Description of Indices—The Russell Indices” in this underlying supplement.

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The Select Sector SPDR® Funds

The Funds set forth in the table below (each, a “Select Sector SPDR® Fund” and collectively, the “Select Sector SPDR® Funds”) are issued by the Select Sector SPDR® Trust (the “Select Sector Trust”), a registered open-end management investment company. Each Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of its corresponding Select Sector Index, as set forth in the table below. The Select Sector SPDR® Funds’ SEC file numbers are 333-57791 and 811-08837. Each Select Sector SPDR® Fund is listed on the NYSE Arca, Inc. under the ticker symbol set forth in the table below.

For descriptions of the Select Sector Indices, please see “Description of Indices—The S&P Select Sector Indices” in this underlying supplement.

Select Sector SPDR® Fund	Ticker Symbol	Corresponding Select Sector Index

Communication Services Select Sector SPDR® Fund	XLC	Communication Services Select Sector Index

Consumer Discretionary Select Sector SPDR® Fund	XLY	Consumer Discretionary Select Sector Index

Consumer Staples Select Sector SPDR® Fund	XLP	Consumer Staples Select Sector Index

Energy Select Sector SPDR® Fund	XLE	Energy Select Sector Index

Financial Select Sector SPDR® Fund	XLF	Financial Select Sector Index

Health Care Select Sector SPDR® Fund	XLV	Health Care Select Sector Index

Industrial Select Sector SPDR® Fund	XLI	Industrials Select Sector Index

Materials Select Sector SPDR® Fund	XLB	Materials Select Sector Index

Real Estate Select Sector SPDR® Fund	XLRE	Real Estate Select Sector Index

Technology Select Sector SPDR® Fund	XLK	Technology Select Sector Index

Utilities Select Sector SPDR® Fund	XLU	Utilities Select Sector Index

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The SPDR® Dow Jones® Industrial Average℠ ETF Trust

The SPDR® Dow Jones® Industrial Average℠ ETF Trust is a unit investment trust that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Dow Jones Industrial Average®. The SPDR® Dow Jones® Industrial Average℠ ETF Trust is organized under New York law and is governed by a trust agreement between State Street Global Advisors Trust Company, as trustee, and PDR Services LLC, as sponsor. The DIA Fund’s SEC file numbers are 333-31247 and 811-09170. The SPDR® Dow Jones® Industrial Average℠ ETF Trust trades on NYSE Arca, Inc. under the ticker symbol “DIA.”

For a description of the Dow Jones Industrial Average®, please see “Description of Indices—The Dow Jones Industrial Average®” in this underlying supplement.

The SPDR® EURO STOXX 50® ETF

The SPDR® EURO STOXX 50® ETF is issued by the SPDR® Index Shares Funds, a registered open-end management investment company, and is maintained and managed by SSGA Funds Management, Inc. (“SSGA FM”). SSGA FM is the investment adviser to the FEZ Fund. The FEZ Fund seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of the EURO STOXX 50® Index. The FEZ Fund’s SEC file numbers are 333-92106 and 811-21145. The FEZ Fund trades on the NYSE Arca, Inc. under the ticker symbol “FEZ.”

For a description of the EURO STOXX 50® Index, please see “Description of Indices—The STOXX Benchmark Indices” in this underlying supplement.

The SPDR® S&P 500® ETF Trust

The SPDR® S&P 500® ETF Trust is a unit investment trust that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the S&P 500® Index. The SPDR® S&P 500® ETF Trust is organized under New York law and is governed by a trust agreement between State Street Global Advisors Trust Company, as trustee, and PDR Services LLC, as sponsor. They SPDR® S&P 500® ETF Trust’s SEC file numbers are 033-46080 and 811-06125. The SPDR® S&P 500® ETF Trust trades on the NYSE Arca, Inc. under the ticker symbol “SPY.”

For a description of the S&P 500® Index, please see “Description of Indices—The S&P U.S. Indices” in this underlying supplement.

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The SPDR® S&P® Industry ETFs

The Funds set forth in the table below (each, a “SPDR® S&P® Industry ETF” and collectively, the “SPDR® S&P® Industry ETFs”) are issued by the SPDR® Series Trust, a registered open-end management investment company. Each SPDR® S&P® Industry ETF seeks investment results that correspond generally to the price and yield performance, before expenses, of its corresponding Select Industry Index, as set forth in the table below. The SPDR® S&P® Industry ETFs’ SEC file numbers are 333-57793 and 811-08839. Each SPDR® S&P® Industry ETF is listed on the NYSE Arca, Inc. under the ticker symbol set forth in the table below.

For descriptions of the Select Industry Indices, please see “Description of Indices—The S&P Select Industry Indices” in this underlying supplement.

SPDR® S&P® Industry ETF	Ticker Symbol	Corresponding Select Industry Index

SPDR® S&P® Bank ETF	KBE	S&P® Banks Select Industry™ Index

SPDR® S&P® Biotech ETF	XBI	S&P® Biotechnology Select Industry™ Index

SPDR® S&P® Homebuilders ETF	XHB	S&P® Homebuilders Select Industry™ Index

SPDR® S&P® Metals & Mining ETF	XME	S&P® Metals & Mining Select Industry™ Index

SPDR® S&P® Oil & Gas Exploration & Production ETF	XOP	S&P® Oil & Gas Exploration & Production Select Industry™ Index

SPDR® S&P® Regional Banking ETF	KRE	S&P® Regional Banks Select Industry™ Index

SPDR® S&P® Retail ETF	XRT	S&P® Retail Select Industry™ Index

The SPDR® S&P Midcap 400® ETF Trust

The SPDR® S&P MidCap 400® ETF Trust is a unit investment trust that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the S&P MidCap 400® Index. The SPDR® S&P MidCap 400® ETF Trust is organized under New York law and is governed by a trust agreement between The Bank of New York Mellon, as trustee, and PDR Services LLC, as sponsor. The SPDR® S&P MidCap 400® ETF Trust’s SEC file numbers are 033-89088 and 811-08972. The SPDR® S&P MidCap 400® ETF Trust trades on the NYSE Arca, Inc. under the ticker symbol “MDY.”

For a description of the S&P MidCap 400® Index, please see “Description of Indices—The U.S. S&P Indices” in this underlying supplement.

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The VanEck® Gold Miners ETF

The VanEck® Gold Miners ETF is issued by the VanEck® ETF Trust, a registered open-end management company. The VanEck® Gold Miners ETF seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE Arca Gold Miners Index (the “Gold Miners Index”). The VanEck® Gold Miners ETF’s SEC file numbers are 333-123257 and 811-10325. The VanEck® Gold Miners ETF is listed on the NYSE Arca, Inc. (the “NYSE Arca”) under the ticker symbol “GDX.”

For a description of the Gold Miners Index, please see “The NYSE Arca Gold Miners Index” below.

The NYSE Arca Gold Miners Index

All information contained in this underlying supplement regarding the Gold Miners Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the NYSE Arca. The Gold Miners Index is calculated, maintained and published by the NYSE Arca. The NYSE Arca has no obligation to continue to publish, and may discontinue the publication of, the Gold Miners Index.

The Gold Miners Index is reported by Bloomberg L.P. under the ticker symbol “GDM.”

The Gold Miners Index is a modified market capitalization-weighted index composed of publicly traded companies involved primarily in the mining of gold or silver.

Eligibility Criteria for Index Components

The Gold Miners Index includes common stocks, American depositary receipts (“ADRs”) and Global depositary receipts (“GDRs”) of selected companies that are involved in mining for gold and silver and that are listed for trading on a major stock market that is accessible by foreign investors. Only companies with market capitalization greater than $750 million that have an average daily trading volume of at least 50,000 shares over the past three months and an average daily value traded of at least $1 million over the past three months are eligible for inclusion in the Gold Miners Index. For companies that were already in the Gold Miners Index prior to the September 20, 2013, rebalance, the market capitalization requirement is $450 million, the average daily trading volume requirement is at least 30,000 shares over the past three months and the average daily value traded requirement is at least $600,000 over the past three months. Further, the universe of companies eligible for inclusion in the Gold Miners Index will specifically include those companies that derive at least 50% of their revenues from gold mining and related activities. Companies already in the Gold Miners Index will be removed from the Gold Miners Index in the following quarterly review only if their gold mining revenues fall below the 40% level. The Gold Miners Index will maintain an exposure, of not more than 20% of the Gold Miners Index weight at rebalance, to companies with a significant revenue exposure to silver mining as well as gold mining. These are companies that either (i) have a revenue exposure to silver mining greater than 50% or (ii) have a greater revenue exposure to silver mining than gold mining and have a combined gold/silver mining revenue exposure of greater than 50%.

In addition, both streaming companies and royalty companies are eligible for inclusion in the Gold Miners Index. Companies that have not yet commenced production are also eligible for inclusion in the Gold Miners Index, provided that they have tangible revenues that are related to the mining of either gold or silver ore. There are no restrictions imposed on the eligibility of company in how much the company has hedged in gold or silver production via futures, options or forward contracts.

Index Calculation

The Gold Miners Index is calculated using a modified market capitalization weighting methodology. The Gold Miners Index is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the Gold Miners Index. The information utilized in this modification process will be taken from the close of trading on the second Friday of the rebalancing month:

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1.	the weight of any single component security may not account for more than 20% of the total value of the Gold Miners Index;

2.	the component securities are split into two subgroups — (i) large and (ii) small, which are ranked by their unadjusted market capitalization weight in the Gold Miners Index. Large stocks are defined as having a Gold Miners Index weight greater than or equal to 5%. Small securities are defined as having an Gold Miners Index weight below 5%; and

3.	the final aggregate weight of those component securities which individually represent more than 4.5% of the total value of the Gold Miners Index may not account for more than 45% of the total Gold Miners Index value.

The Gold Miners Index is reviewed quarterly so that the Gold Miners Index components continue to represent the universe of companies involved in the gold mining industry. The NYSE Arca may at any time and from time to time change the number of securities composing the group by adding or deleting one or more securities, or replacing one or more securities contained in the group with one or more substitute securities of its choice, if in the NYSE Arca’s discretion this addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the Gold Miners Index. Changes to the Gold Miners Index compositions and/or the component share weights in the Gold Miners Index typically take effect after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly index rebalance.

At the time of the quarterly rebalance, the quantities for the component stocks (taking into account expected component changes and share adjustments), are modified in accordance with the following procedures.

•	Diversification Rule 1: If any component stock exceeds 20% of the total value of the Gold Miners Index, then all stocks greater than 20% of the Gold Miners Index are reduced to represent 20% of the value of the Gold Miners Index. The aggregate amount by which all component stocks are reduced is redistributed proportionately across the remaining stocks that represent less than 20% of the index value. After this redistribution, if any other stock then exceeds 20%, the stock is set to 20% of the index value and the redistribution is repeated. If there is no component stock over 20% of the total value of the Gold Miners Index, then Diversification Rule 1 is not executed.

•	Diversification Rule 2: The components are sorted into two groups, (i) large components, with a starting index weight of 5% or greater, and (ii) small components, with a weight of under 5% (after any adjustments for Diversification Rule 1). If there are no components that are classified as large components after Diversification Rule 1 is run, then Diversification Rule 2 is not executed. In addition, if the starting aggregate weight of the large components after Diversification Rule 1 is run is not greater than 45% of the starting index weight, then Diversification Rule 2 is not executed. If Diversification Rule 2 is executed, then the large group and the small group will represent 45% and 55%, respectively, of the final index weight. This will be adjusted for through the following process:

o	The weight of each of the large stocks will be scaled down proportionately with a floor of 5% so that the aggregate weight of the large components will be reduced to represent 45% of the Gold Miners Index. If any component stock falls below a weight equal to the product of 5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to the product of 5% and the proportion by which the stocks were scaled down, the components with weights greater than 5% will be reduced proportionately.

o	The weight of each of the small components will be scaled up proportionately from the redistribution of the large components. If any component stock exceeds a weight equal to the product of 4.5% and the proportion by which the stocks were scaled up following this distribution, then the weight of the stock is set equal to the product of 4.5% and the proportion by which the stocks were scaled up. The redistribution of weight to the remaining stocks is repeated until the entire amount has been redistributed.

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Index Maintenance

The Gold Miners Index is reviewed quarterly to ensure that at least 90% of the index weight is accounted for by index components that continue to meet the initial eligibility requirements. Components will be removed from the Gold Miners Index during the quarterly review if either (i) the market capitalization falls below $450 million or (ii) the average daily volume traded for the previous three months was lower than 30,000 shares and the average daily value traded for the previous three months was lower than $600,000. In conjunction with the quarterly review, the share quantities used in the calculation of the Gold Miners Index are determined based upon current shares outstanding modified, if necessary, to provide greater index diversification, as described above. An ADR or GDR ratio would be incorporated into this shares figure so that the shares utilized in the Gold Miners Index for a depositary receipt is equal to the shares outstanding of the local share class multiplied by the depositary receipt ratio. The index components and their share quantities are determined and announced prior to taking effect. The share quantity of each component stock in the index portfolio remains fixed between quarterly reviews except in the event of certain types of corporate actions, such as stock splits, reverse stock splits, stock dividends or similar events. The share quantities used in the index calculation are not typically adjusted for shares issued or repurchased between quarterly reviews. However, in the event of a merger between two components, the share quantity of the surviving entity may be adjusted to account for any stock issued in the acquisition. The NYSE Arca may substitute stocks or change the number of stocks included in the Gold Miners Index based on changing conditions in the industry or in the event of certain types of corporate actions, including mergers, acquisitions, spin-offs, and reorganizations. In the event of component or share quantity changes to the index portfolio, the payment of dividends other than ordinary cash dividends, spin-offs, rights offerings, re-capitalization or other corporate actions affecting a component stock of the Gold Miners Index, the index divisor may be adjusted to ensure that there are no changes to the index level as a result of non-market forces.

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The VanEck® Junior Gold Miners ETF

The VanEck® Junior Gold Miners ETF is issued by the VanEck® ETF Trust, a registered open-end management company. The VanEck® Junior Gold Miners ETF seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the MVIS® Global Junior Gold Miners Index (the “Junior Gold Miners Index”). The VanEck® Junior Gold Miners ETF’s SEC file numbers are 333-123257 and 811-10325. The VanEck® Junior Gold Miners ETF is listed on the NYSE Arca, Inc. under the ticker symbol “GDXJ.”

For a description of the Junior Gold Miners Index, please see “The MVIS® Global Junior Gold Miners Index” below.

The MVIS® Global Junior Gold Miners Index

All information contained in this underlying supplement regarding the Junior Gold Miners Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, MarketVector Indexes GmbH (“MVIS”). The Junior Gold Miners Index was developed by MVIS and is maintained and published by MVIS. TheJunior Gold Miners Index is calculated by Solactive AG. MVIS has no obligation to continue to publish, and may discontinue publication of, the Junior Gold Miners Index.

The Junior Gold Miners Index is designed to track the performance of the global gold and silver mining small-cap segment, which includes companies that derive at least 50% (25% for current components) of their revenues from gold mining/royalties/streaming and/or silver mining/royalties/streaming or with mining projects that have the potential to generate at least 50% of their revenues from gold and/or silver when developed. The Junior Gold Miners Index was launched on August 31, 2009, with a base index value of 1,000 as of December 31, 2003. The Junior Gold Miners Index is reported by Bloomberg L.P. under the ticker symbol “MVGDXJ.”

Index Composition and Maintenance

Index Universe

The index universe includes only common stocks and stocks with similar characteristics from financial markets that are freely investable for foreign investors and that provide real-time and historical component and currency pricing. Limited partnerships are excluded. Companies from financial markets that are not freely investable for foreign investors or that do not provide real-time and historical component and currency pricing may still be eligible if they have a listing on an eligible exchange and if they meet all the size and liquidity requirements on that exchange. Only stocks that have a full market capitalization exceeding $50 million are eligible for the index universe. Securities listed on exchanges in Bahrain, China (domestic market), India, Kuwait, Oman, Qatar, Russia, Saudi Arabia, United Arab Emirates and Vietnam are excluded.

Investable Index Universe

Only companies with a free float (or shares available to foreign investors) of 5% or more for existing index components or 10% or more for new components are eligible for inclusion the Junior Gold Miners Index. In addition, stocks that are currently not in the Junior Gold Miners Index must meet the following size and liquidity requirements:

1.	a full market capitalization exceeding $ 150 million;

2.	a three-month average-daily-trading volume of at least US $1 million at the current review and also at the previous two reviews; and

3.	at least 250,000 shares traded per month over the last six months at the current review and also at the previous two reviews.

For stocks already in the Junior Gold Miners Index the following applies:

1.	a full market capitalization exceeding $ 75 million;

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2.	a three-month average-daily-trading volume of at least $ 0.2 million at the current review and also at the previous two reviews; and

3.	a three-month average-daily-trading volume of at least $0.6 million at current review or at one of the previous two reviews; or at least 200,000 shares traded per month over the last six months at the current review or at one of the previous two reviews.

In case the number of investable stocks drops below the minimum component number, additional companies are flagged eligible by MVIS’s decision until the number of eligible stocks equals the minimum component count.

Only one share line of each company is eligible. In case more than one share line fulfills the above size and liquidity rules, only the largest share line by free float market capitalization is eligible. MVIS can, in exceptional cases (e.g., significantly higher liquidity), decide for a different share line.

In case the free float market capitalization of a non-component share line:

1.	exceeds the free float market capitalization of a share line of the same company which is an index component by at least 25%; and

2.	fulfills all size and liquidity eligibility criteria for non-components,

the current component share line will be replaced by the larger one. MVIS can, in exceptional cases (e.g., significantly higher liquidity), decide to keep the current share line instead.

Index Constituent Selection

The Junior Gold Miners Index is reviewed on a semi-annual basis in March and September. The target coverage of the Junior Gold Miners Index is 100% of the free float market capitalization of the investable small-cap universe with at least 25 companies. The constituents of the Junior Gold Miners Index are selected using the following procedure:

1.	Companies are valued by full market capitalization (all secondary lines are grouped). All companies (and not securities) are sorted by full market capitalization in descending order, using the most liquid listing.

2.	Companies covering the top 60% of the full market capitalization are excluded. Only companies ranking between 60% and 98% qualify for the selection. However, existing components ranking between 55% and 60% or 98% and 99% also qualify for the selection.

3.	All companies which qualified in step 2 are now viewed as securities (companies with secondary lines are ungrouped and treated separately). Only securities that meet all requirements of the investable index universe are added to the Junior Gold Miners Index.

4.	In case the number of eligible companies is below 25, additional companies are added by MVIS’s decision until the number of stocks equals 25.

In addition to the periodic reviews, the Junior Gold Miners Index is continually reviewed for corporate events (e.g., mergers, takeovers, spin-offs, delistings and bankruptcies) that affect the index components.

Index Calculation

The value of the Junior Gold Miners Index is calculated using the Laspeyres’ formula, with stock prices converted to U.S. dollars:

where (for all stocks (i) in the relevant MVIS Index):

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pi = stock price (rounded to four decimal places);

qi = number of shares;

ffi = free float factor (rounded to two decimal places);

fxi = exchange rate (local currency to U.S. Dollar) (rounded to 12 decimal places);

cfi = sector-weighting cap factor (if applicable, otherwise set to 1) (rounded to 16 decimal places);

M = free float market capitalization of the relevant MVIS Index; and

D = divisor (rounded to six decimal places).

Free Float

The Junior Gold Miners Index is free float-adjusted — that is, the number of shares outstanding is reduced to exclude closely held shares (amount larger than 5% of the company’s full market capitalization) from the index calculation. At times, other adjustments are made to the share count to reflect foreign ownership limits or sanctions. These are combined with the block-ownership adjustments into a single factor. To avoid unwanted double counting, either the block-ownership adjustment or the restricted stocks adjustment is applied, whichever produces the higher result. Free float factors are reviewed quarterly.

Index Company-Weighting Cap Factors

Companies in the Junior Gold Miners Index are ranked according to their free float market capitalization, as modified by the company-weighting cap factors. The Junior Gold Miners Index uses the company-weighting cap factors to ensure diversification to avoid overweighting. The company-weighting cap factors are reviewed quarterly and applied, if necessary. The following weighting scheme applies to the Junior Gold Miners Index:

1.	All companies are ranked by their free-float market capitalization. The top five stocks get the following weights:

a.	The largest stock’s weight will be fixed to 7%.

b.	The 2nd largest stock’s weight will be fixed to 6.5%.

c.	The 3rd largest stock’s weight will be fixed to 6%.

d.	The 4th largest stock’s weight will be fixed to 5.5%.

e.	The 5th largest stock’s weight will be fixed to 5%.

2.	The aggregate weight of the remaining stocks is 70%. The maximum weight allowed for the remaining stocks is 4.5%. If a stock exceeds the maximum weight, the weight will be reduced to the maximum weight and the excess weight shall be redistributed proportionally across the index constituents out of the top 5 stocks. This process is repeated until no stocks have weights exceeding the maximum weight.

3.	The maximum weight for silver stocks is 4.5% and the weight of silver stocks in total must not constitute more than 20% of the index. In this case a sector-weighting cap factor will be applied which is calculated to ensure that the aggregate weight of all gold stocks will not be less than 80% and the aggregate weighting of all silver stocks will not be greater than 20%.

The following scheme is applied in the quarters in which the index rebalanced:

1.	The top five stocks from the previous index review receive the same weights as of the previous review. The rest of companies are ranked by their free-float market capitalization.

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2.	In case one of the top five components of the previous index review does not exist anymore in the current rebalance, the subsequent company in the rank will move up in rank until there is a fixed list of top five components.

3.	The aggregate weight of the remaining stocks is 70%. The maximum weight allowed for the remaining stocks is 4.5%. If a stock exceeds the maximum weight, the weight will be reduced to the maximum weight and the excess weight shall be redistributed proportionally across the index constituents out of the top 5 stocks. This process is repeated until no stocks have weights exceeding the maximum weight.

4.	The maximum weight for silver stocks is 4.5% and the weight of silver stocks in total must not constitute more than 20% of the index. In this case a sector-weighting cap factor will be applied which is calculated to ensure that the aggregate weight of all gold stocks will not be less than 80% and the aggregate weighting of all silver stocks will not be greater than 20%.

US-111